Filed Pursuant to Rule 424(b)(3)
File No. 333-163069

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.
SUPPLEMENT NO. 4 DATED MARCH 4, 2011
TO THE PROSPECTUS DATED SEPTEMBER 2, 2010

This prospectus supplement (this “Supplement No. 4”) is part of the prospectus of American Realty Capital New York Recovery REIT, Inc. (the “Company” or “we”), dated September 2, 2010 (the “Prospectus”), as supplemented by Supplement No. 1, dated September 17, 2010 (“Supplement No. 1”), Supplement No. 2, dated October 14, 2010 (“Supplement No. 2”), and Supplement No. 3, dated December 10, 2010 (“Supplement No. 3”). This Supplement No. 4 consolidates, supersedes and replaces the prior Supplements No. 1, 2 and 3 and must be read in conjunction with our Prospectus. This Supplement No. 4 will be delivered with the Prospectus. The purpose of this Supplement No. 4 is to disclose, among other things, the following:

•	operating information, including the status of the offering, portfolio data, selected financial data, distribution and borrowing policies, and compensation to our advisor, our dealer manager and their affiliates;
•	a change to the investor suitability standards applicable to investors in Mississippi;
•	“Management’s Discussion and Analysis of Financial Condition and Results of Operations,” similar to that filed in our Quarterly Report on Form 10-Q for the three months and nine months ended September 30, 2010, filed on November 15, 2010;
•	prior performance information contained in the Prospectus and prior Supplements;
•	our unaudited financial statements, and the notes thereto, as of and for the three months and nine months ended September 30, 2010;
•	our unaudited pro forma financial information, and the notes thereto, as of September 30, 2010 and as of the year ended December 31, 2009 and nine months ended September 30, 2010; and
•	our statement of revenue and certain expenses for our Bleecker Street portfolio, for the year ended December 31, 2009 (audited) and for the nine months ended September 30, 2010 (unaudited).

AMERICAN REALTY CAPITAL
NEW YORK RECOVERY REIT, INC.

OPERATING INFORMATION

Status of the Offering

We commenced our initial public offering of 150,000,000 shares of common stock on September 2, 2010. On December 9, 2010, we satisfied the escrow conditions of our best efforts public offering of common stock. As of December 9, 2010, we had received and accepted aggregate subscriptions in excess of the minimum of $2 million in shares, broken escrow and issued 212,526 shares of common stock to our initial investors who were admitted as stockholders. We will not accept subscriptions from residents of Pennsylvania until we have received aggregate subscriptions of at least $75 million. We will not accept subscriptions from residents of Tennessee until we have received aggregate subscriptions of at least $20 million.

As of February 15, 2011, we had received aggregate gross offering proceeds of approximately $17.0 million from the sale of approximately 2.0 million shares of our Series A convertible preferred stock from a private offering to “accredited investors” (as defined in Regulation D as promulgated under the Securities Act) (our “private offering”). As of February 15, 2011, we had received aggregate gross proceeds of approximately $4.9 million from the sale of 0.5 million shares of common stock in our public offering. As of February 15, 2011, we had acquired six commercial properties which are 100% leased. As of February 15, 2011, we had total real estate investments, at cost, of approximately $66.2 million.

We will offer shares of our common stock until September 2, 2012, unless the offering is extended, provided that the offering will be terminated if all the 150,000,000 shares of our common stock are sold before then.

Shares Currently Outstanding

As of February 15, 2011, there were approximately 0.5 million shares of our common stock outstanding, including shares issued under the distribution reinvestment plan. As of February 15, 2011, there were 149.5 million shares of our common stock available for sale, excluding shares available under our distribution reinvestment program.

Real Estate Investment Summary

Real Estate Portfolio

As of February 15, 2011, we owned interests in six commercial properties acquired from third parties unaffiliated with us or our advisor. The following is a summary of our real estate properties as of February 15, 2011:

Portfolio Name	Acquisition Date	Number of Properties	Square Feet	Remaining LeaseTerm(1)	Net Operating Income(2)	Base Purchase Price(3)	Capitalization Rate(4)
Interior Design Center	6/22/10	1	63,200	3.6	$2,832	$32,250	8.8%
Bleecker Street(5)	12/1/10	5	9,724	6.9	2,554	34,000	7.5%
		6	72,924	6.0	$5,386	$66,250	8.1%

(1)	Remaining lease term in years as of December 31, 2010, calculated on a weighted-average basis.
(2)	Annualized 2010 rental income for the property portfolio on a straight-line basis less annualized 2010 operating expenses, excluding any operating expenses that are not specific to an individual property or property portfolio.
(3)	Contract purchase price, excluding acquisition related costs.
(4)	Net operating income divided by base purchase price. Net operating income is annualized rental income for the property portfolio on a straight-line basis less annualized operating expenses and excludes any operating expenses that are not specific to an individual property or property portfolio.
(5)	Non-controlling interest members contributed $13.0 million to purchase this portfolio.

We believe that our real estate properties are suitable for their intended purpose and adequately covered by insurance. We do not intend to make significant renovations or improvements to our properties.

Future Lease Expirations

The following is a summary of lease expirations for the next ten years at the properties we own as of February 15, 2011 (dollar amounts in thousands):

Year of Expiration	Number of Leases Expiring	Annualized Rental Revenue(1)	Percent of Portfolio Annualized Base Rent Expiring	Leased Rentable Sq. Ft.	Percent of Portfolio Rentable Sq. Ft. Expiring
2011	8	$1,280	21.5%	26,350	36.1%
2012	—	—	—	—	—
2013	1	86	1.4%	1,400	1.9%
2014	4	703	11.8%	16,700	22.9%
2015	—	—	—	—	—
2016	4	959	16.1%	13,842	19.0%
2017	2	1,142	19.2%	7,707	10.6%
2018	—	—	—	—	—
2019	—	—	—	—	—
2020	2	1,170	19.6%	5,450	7.5%
Total	21	$5,340	89.6%	71,449	98.0%

(1)	Annualized rental revenue on a straight-line basis.

Tenant Concentration

The following table lists tenants whose annualized rental income represented greater than 10% of consolidated income:

Portfolio	Tenant	Year Ended December 31, 2010	For the period from October 6, 2009 (date of inception) to December 31, 2009
Bleecker Street	Retail fashion	17.3%	—
Interior Design Center	Antiques showroom	11.3%	—
Bleecker Street	Retail fashion	10.4%	—

No other tenant represents more than 10% of the annualized rental income for the periods presented.

The following table lists tenants whose square footage is greater than 10% of the total portfolio square footage at February 15, 2011 (dollars in thousands):

Tenant	Number of Properties Occupied by Tenant	Square Feet	Square Feet as a % of Total Portfolio	Lease Expirations	Average Remaining Lease Terms(1)	Renewal Options	Annual Rent(2)	Annual Rent per Square Foot
Antiques Showroom	2	9,250	12.7%	10/2011	0.7	none	$467	$50.50
Interior Designer	1	9,200	12.6%	8/2018	5.7	none	472	51.35
Interior Design Gallery	1	9,200	12.6%	9/2014	3.6	none	384	41.74

(1)	Remaining lease term in years as of February 15, 2011. If the portfolio has multiple locations with varying lease expirations, remaining lease term is calculated on a weighted-average basis.
(2)	Annualized 2010 rental income.

Recent Acquisitions

On December 1, 2010, the Company, through its sponsor, American Realty Capital III, LLC, closed its acquisition of a portfolio of five retail condominiums in Manhattan, New York. The seller consists of Bleecker Street Condo, LLC, 382/384 Bleecker, LLC, 382/384 Perry Retail, LLC and BCS 387, LLC. The seller has no material relationship with the Company and the acquisition is not an affiliated transaction.

The properties are located on Bleecker Street in Greenwich Village and are leased to the following five high-end fashion tenants: Marc Jacobs, Michael Kors, Burberry, Mulberry and APC. Numerous buildings are located in the area offering similar spaces to similar tenants.

The table below describes the occupancy rate and the average effective annual rent per square foot as of December 31, 2010 for each of the last five years where such information is available:

Interior Design Building:

	2010	2009	2008	2007	2006
Occupancy Rate	100%	100%	98.46%	100%	(1)
Average Effective Annual Rental Per Square Foot	$51.14	$50.02	$46.19	$44.35	(1)

(1)	The seller of the Interior Design Building was able to provide historical figures as far back as 2007, but was unresponsive to our requests for further information once the transaction was complete.

Bleecker Street:

	2010	2009(1)	2008(1)	2007(1)	2006
Occupancy Rate	100%	100%	100%	100%	(2)
Average Effective Annual Rental Per Square Foot	$230.49	$87.22	$84.99	$83.91	(2)

(1)	Two of the five units were not separate condominiums prior to 2010.
(2)	None of the five units were separate condominiums prior to 2007.

Potential Real Estate Investments

We do not have any potential real estate investments scheduled at this time. However, our advisor is pursuing property acquisitions on an ongoing basis.

Yield on Real Estate Investments

The weighted-average year-one yield of real estate properties we have acquired as of February 15, 2011, is approximately 8.1%. The year-one yield is equal to the annualized first-year net operating income of the property divided by the purchase price of the property, excluding closing costs and acquisition fees. Estimated first-year net operating income on our real estate investments is total estimated gross income (rental income on a straight-line basis, tenant reimbursements, and other property-related income) derived from the terms of in-place leases at the time we acquire the property, less property and related expenses (property operating and maintenance expenses, management fees, property insurance and real estate taxes) based on the operating history of the property. Estimated first-year net operating income excludes other non-property income and expenses, interest expense from financings, depreciation and amortization and our company-level general and administrative expenses. Historical operating income for these properties is not necessarily indicative of future operating results.

Capitalization

Interior Design Building

The contract purchase price for the Interior Design Building was $32.0 million. The total purchase price, including all fees and expenses, was approximately $32.8 million. The property acquisition was funded with: (a) an existing mortgage note of $14.2 million; (b) net proceeds from our private offering of $8.2 million; (c) $8.9 million in proceeds from two bridge loans made by two unaffiliated entities (described below); and (d) $1.5 million in proceeds from a short-term advance from our sponsor (described below). The bridge loans made by the two unaffiliated entities each have an annual interest rate of 9.0%, were to be paid in six monthly installments of 16.67% of the original bridge loan amount, and matured on January 1, 2011. In 2010 the terms of the loan were renegotiated to require interest only monthly payments and to mature on June 30, 2012. The repayment of such bridge loans requires a 1% exit fee based on the original loan proceeds (or $89,000)

payable upon the maturities of the respective loans and is prepayable at any time. The borrowings from our sponsor are interest-free and do not include fees typically charged for such short-term borrowings. The Company repaid the advance to our sponsor in full.

As part of the acquisition, we assumed an existing first mortgage loan originated by Deutsche Banc Mortgage Capital, LLC with a 6.20% interest rate. The loan matures on November 1, 2012. The principal is amortized on a 30-year amortization schedule, with the balance (expected to be $13.5 million) due on maturity. Because the mortgage loan requires a standard guaranty for a limited recourse “bad boy” carve-out provision and the lender determined that we did not currently have sufficient net worth to serve as sole guarantor, Messrs. Schorsch and Kahane have agreed to jointly provide the “bad boy” guaranty in respect of the mortgage loan. We entered into an agreement with Messrs. Schorsch and Kahane by which we agreed to be responsible for any amounts required to be paid by them under this guaranty.

Bleecker Street Portfolio

We purchased the Bleecker Street portfolio for a purchase price of $34.0 million.We financed a portion of the purchase price with a five-year, $21.3 million mortgage note bearing a fixed interest rate of 4.29% with an unaffiliated lender. The mortgage requires monthly interest payments with the principal balance due on the maturity date of December 6, 2015. The mortgage is nonrecourse and may be accelerated only upon the event of a default. The mortgage may be prepaid through defeasance. As the mortgage is interest only, it is not subject to amortization and the principal outstanding upon maturity will remain at $21.3 million.

In addition, the acquisition and closing costs were partially funded from funds received from two joint venture partners and the Company. These joint venture partners, American Realty Capital Trust, Inc., an affiliate of the Company, or ARCT, and an unaffiliated third-party investor, provided $13.0 million of preferred equity proceeds. ARCT made an investment of $12.0 million and the unaffiliated third-party made an investment in of $1.0 million. The preferred equity yield is between 6.85% and 7.00%. The balance of the purchase price and closing costs which totalled $0.7 million, excluding the costs incurred related to securing the mortgage financing was funded by New York Recovery Operating Partnership, L.P., our operating partnership. Although a party to the joint venture agreement, our operating partnership does not receive a preferred equity yield. We may redeem the equity interests of our operating partnership, ARCT or the unaffiliated third party investor at their respective capital contribution plus any accrued yields, as applicable. The joint venture agreement provides the preferred equity investors with no voting rights and as such, we are responsible for day-to-day control over operating decisions of the properties.

Selected Financial Data

The following selected financial data should be read in conjunction with our consolidated financial statements and the notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in this Supplement:

	September 30, 2010 And For The Nine Months Then Ended	December 31, 2009 And For The Period Then Ended
Balance sheet data:
Real estate investments, at cost	$33,344,138	$—
Total assets	34,875,104	953,915
Accounts payable and accrued expenses	3,031,198	721,294
Short-term bridge equity	5,933,334	—
Mortgage note payable	14,154,796	—
Below market lease liability, net	554,366	—
Due to affiliates	141,001	33,120
Total liabilities	24,081,156	754,414
Total stockholders’ equity	10,793,948	199,501
Net loss	(155,495)	(499)
Other data:
Cash flow provided by operations	420,502	—
Cash flow used in investing activities	(18,534,890)	—
Cash flow provided by financing activities	18,645,117	298
Distributions declared	446,907	—

As of September 30, 2010, we had sold 20,000 shares of our common stock to New York Recovery Special Limited Partnership, LLC for an aggregate purchase price of $200,000. These proceeds were used to directly fund organization costs. See the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Prospectus and our financial statements and related notes thereto. Subsequent to September 30, 2010, we satisfied the escrow conditions of our best efforts public offering of common stock. For more information regarding the status of our offering, please see “Status of the Offering” elsewhere in this Supplement.

Status of Distributions

On September 22, 2010, our board of directors declared a distribution rate equal to a 6.05% annualized rate based on the offering price of $10.00 per share of our common stock, commencing December 1, 2010. The distributions will be payable by the 5th day following each month end to stockholders of record at the close of business each day during the prior month. The dividend will be calculated based on stockholders of record each day during the applicable period at a rate of $0.00165753424 per day. As of January 31, 2011, cash used to pay our distributions was primarily generated from the sale of shares of common stock and Series A convertible preferred stock. We have continued to pay distributions to our stockholders each month since our initial distributions payment. There is no assurance that we will continue to declare daily distributions at this rate.

In conjunction with the offering of the Series A convertible preferred stock, the board of directors announced their intention to declare, on a monthly basis, cumulative cash distributions at the rate of 8% per annum of the $9.00 liquidation preference per share (resulting in a distribution rate of 8.23% of the purchase price of the convertible preferred stock if the purchase price was $8.75 and a distribution rate of 8.47% the purchase price of the convertible preferred stock if the purchase price was $8.50). The distribution on each of our shares will be cumulative from the first date on which such share was issued and we will aggregate and pay the distributions monthly in arrears on or about the first business day of each month. As of January 31, 2011, cash used to pay our distributions was primarily generated from the sale of shares of common stock and

Series A convertible preferred stock. We have continued to pay distributions to our stockholders each month since our initial distribution payment in April 2010. There is no assurance that we will continue to declare distributions at this rate.

Share Repurchase Program

Our share repurchase program generally requires you to hold your shares for at least one year prior to submitting them for repurchase by us. Our share repurchase program also contains numerous restrictions on your ability to sell your shares to us. During any calendar year, we may repurchase no more than 5.0% of the weighted-average number of shares outstanding during the prior calendar year. Further, the cash available for redemption on any particular date will generally be limited to the proceeds from the dividend reinvestment plan and will limit the amount we spend to repurchase shares in a given quarter to the amount of proceeds we received from our distribution reinvestment plan in that same quarter; however, subject to the limitations described above, we may use other sources of cash at the discretion of our board of directors. We may amend, suspend or terminate the program at any time upon 30 days’ notice.

We first received and accepted subscriptions in this offering in December 2010. Because shares of common stock must be held for at least one year, no shares will be eligible for redemption prior to December 2011.

Status of Fees Paid and Deferred

Through December 31, 2010, we reimbursed our advisor $293,555 and $380,000 for organizational and offering expenses and acquisition costs, respectively, and incurred $600,000 and $266,408 of acquisition fees and finance coordination fees, respectively, paid to our advisor. No property management fees were paid to our property manager.

PROSPECTUS UPDATES

Investor Suitability Standards

The sixth bullet point on page ii under of the section of the Prospectus entitled “Investor Suitability Standards” is revised to remove the requirement that Mississippi residents represent they have a net worth of at least 10 times the amount of their investment in the offering and other similar programs, as follows:

Alabama

•	In addition to the suitability standards above, shares will only be sold to Alabama residents that represent that they have a liquid net worth of at least 10 times the amount of their investment in this real estate investment program and other similar programs.

Compensation

The following language replaces the disclosure under the heading “Prospectus Summary —  Compensation to Advisor and its Affiliates” on pages 12 – 18 of the Prospectus.

Our advisor, New York Recovery Advisors, LLC and its affiliates will receive compensation and reimbursement for services relating to this offering and the investment and management of our assets. The most significant items of compensation and reimbursement are included in the table below. In the sole discretion of our advisor, our advisor may elect to have certain fees and commissions paid, in whole or in part, in cash or shares of our common stock. For a more detailed discussion of compensation, see the table included in the “Management Compensation” section of this prospectus, including the footnotes thereto. The selling commissions and dealer manager fee may vary for different categories of purchasers. See the section entitled “Plan of Distribution” in this prospectus. The table below assumes the shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees. No effect is given to any shares sold through our distribution reinvestment plan.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (200,000 shares)/ Maximum Offering (150,000,000 shares)
Selling Commission	We will pay to Realty Capital Securities, LLC 7% of gross proceeds of our primary offering; we will not pay any selling commissions on sales of shares under our distribution reinvestment plan; Realty Capital Securities, LLC will reallow all selling commissions to participating broker-dealers. Alternatively, a participating broker-dealer may elect to receive a fee equal to 7.5% of gross proceeds from the sale of shares by such participating broker-dealer, with 2.5% thereof paid at the time of such sale and 1% thereof paid on each anniversary of the closing of such sale up to and including the fifth anniversary of the closing of such sale, in which event, a portion of the dealer manager fee will be reallowed such that the combined selling commission and dealer manager fee do not exceed 10% of gross proceeds of our primary offering.	$140,000 / $105,000,000
Dealer Manager Fee	We will pay to Realty Capital Securities, LLC 3% of gross proceeds of our primary offering; we will not pay a dealer manager fee with respect to sales under our distribution reinvestment plan; Realty Capital Securities, LLC may reallow all or a portion of its dealer manager fees to participating broker-dealers.	$60,000 / $45,000,000

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (200,000 shares)/ Maximum Offering (150,000,000 shares)
Organization and Offering Expenses	We will reimburse New York Recovery Advisors, LLC up to 1.5% of gross offering proceeds for organization and offering expenses, which may include reimbursements to our advisor for other organization and offering expenses up to 0.5% of the gross offering proceeds for third party due diligence fees included in detailed and itemized invoices. As of August 24, 2010, the advisor had paid approximately $157,000 of organization and offering expenses on our behalf.	$30,000 / $22,500,000
Operational Stage
Acquisition Fees	We will pay to New York Recovery Advisors, LLC or its assignees 1.0% of the contract purchase price of each property acquired (including our pro rata share of debt attributable to such property) and 1.0% of the amount advanced for a loan or other investment (including our pro rata share of debt attributable to such investment). For purposes of this prospectus, “contract purchase price” or the “amount advanced for a loan or other investment” means the amount actually paid or allocated in respect of the purchase, development, construction or improvement of a property or the amount actually paid or allocated in respect of the purchase of loans or other real-estate related assets, in each case inclusive of acquisition expenses and any indebtedness assumed or incurred in respect of such investment but exclusive of acquisition fees and financing fees. As of August 24, 2010, our advisor was paid approximately $320,000 in fees in connection with the acquisition of the Interior Design Building.	$17,700 /
$13,275,000
(or $35,400 /
$26,550,000
assuming we incur
our expected
leverage of 50%
set forth in our
investment
guidelines
or $70,800 /
$53,100,000
assuming the
maximum leverage
of approximately
75% permitted by
our charter)
Acquisition Expenses	We will reimburse New York Recovery Advisors, LLC for expenses actually incurred (including personnel costs) related to selecting, evaluating and acquiring assets on our behalf, regardless of whether we actually acquire the related assets. Personnel costs associated with providing such services will be determined based on the amount of time incurred by the respective employee of New York Recovery Advisors, LLC and the corresponding payroll and payroll related costs incurred by our affiliate. In addition, we also will pay third parties, or reimburse the advisor or its affiliates, for any investment-related expenses due to third parties, including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, third-party brokerage or finders fees, title insurance expenses, survey expenses, property inspection expenses and other closing costs regardless of whether we acquire the related assets. We expect these expenses to be	$8,850 /
$6,637,500
(or $17,700 /
$13,275,000
assuming we incur
our expected
leverage of 50%
set forth in our
investment
guidelines
or $35,400 /
$26,550,000
assuming the
maximum leverage
of approximately
75% permitted by
our charter)

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (200,000 shares)/ Maximum Offering (150,000,000 shares)
approximately 0.5% of the purchase price of each property (including our pro rata share of debt attributable to such property) and 0.5% of the amount advanced for a loan or other investment (including our pro rata share of debt attributable to such investment). In no event will the total of all acquisition fees and acquisition expenses (including any financing coordination fee) payable with respect to a particular investment exceed 4.5% of the contract purchase price of each property (including our pro rata share of debt attributable to such property) or 4.5% of the amount advanced for a loan or other investment (including our pro rata share of debt attributable to such investment). As of August 24, 2010, our advisor was reimbursed for approximately $170,000 of expenditures made in connection with the acquisition of the Interior Design Building.
Asset Management Fees	We will pay New York Recovery Advisors, LLC or its assignees a fee equal to 0.75% of the cost of our assets (cost will include the purchase price, acquisition expenses, capital expenditures and other customarily capitalized costs, but will exclude acquisition fees); provided, however, that no fee will accrue or be payable on assets acquired using the proceeds from the private offering until we have sufficient cash flow to pay dividends on the preferred shares; provided further, however, that the asset management fee shall be reduced by any amounts payable to New York Recovery Properties, LLC, our property manager, as an oversight fee, such that the aggregate of the asset management fee and the oversight fee does not exceed 0.75% per annum of the cost of our assets (cost will include the purchase price, acquisition expenses, capital expenditures and other customarily capitalized costs, but will exclude acquisition fees). This fee will be payable semiannually in advance, on January 1 and July 1, based on assets held by us during the preceding semiannual period, adjusted for appropriate closing dates for individual property acquisitions.	Not determinable at this time. Because the fee is based on a fixed percentage of aggregate asset value, there is no maximum dollar amount of this fee.
Property Management and Leasing Fees	If our advisor or an affiliate provides property management and leasing services for our properties, we will pay fees equal to 4.0% of gross revenues from the properties managed. We also will reimburse the property manager and its affiliates for property-level expenses that any of them pay or incur on our behalf, including salaries, bonuses and benefits of persons employed by the property manager and its affiliates except for the salaries, bonuses and benefits of persons who also serve as one of our executive officers or as an executive officer of the property manager or its affiliates.	Not determinable at this time. Because the fee is based on a fixed percentage of gross revenue and/or market rates, there is no maximum dollar amount of this fee.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (200,000 shares)/ Maximum Offering (150,000,000 shares)
Our advisor or an affiliate may subcontract the performance of its property management and leasing services duties to third parties and pay all or a portion of its 4.0% property management fee to the third parties with whom it contracts for these services. If we contract directly with third parties for such services, we will pay them customary market fees and will pay New York Recovery Properties, LLC, our property manager, an oversight fee equal to 1.0% of the gross revenues of the property managed. Such oversight fee will reduce the asset management fee payable to our advisor by the amount of the oversight fee. Accordingly the asset management fee, together with the oversight fee, will not exceed the total asset management fee, which is 0.75% of the cost of our assets (cost will include the purchase price, acquisition expenses, capital expenditures and other customarily capitalized costs, but will exclude acquisition fees). In no event will we pay our property manager or any affiliate both a property management fee and an oversight fee with respect to any particular property.
Operating Expenses	We will reimburse our advisor’s costs of providing administrative services, subject to the limitation that we will not reimburse our advisor for any amount by which our operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of (a) 2% of average invested assets and (b) 25% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period. For these purposes, “average invested assets” means, for any period, the average of the aggregate book value of our assets (including lease intangibles, invested, directly or indirectly, in financial instruments, debt and equity securities and equity interests in and loans secured by real estate assets (including amounts invested in REITs and other real estate operating companies)) before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the period. Additionally, we will not reimburse our advisor for personnel costs in connection with services for which the advisor receives acquisition fees or real estate commissions.	Not determinable at this time.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (200,000 shares)/ Maximum Offering (150,000,000 shares)
Financing Coordination Fee	If our advisor provides services in connection with the origination or refinancing of any debt that we obtain and use to finance properties or other permitted investments, or that is assumed, directly or indirectly, in connection with the acquisition of properties or other permitted investments, we will pay the advisor or its assignees a financing coordination fee equal to 0.75% of the amount available and/or outstanding under such financing or such assumed debt, subject to certain limitations. The advisor may reallow some of or all this financing coordination fee to reimburse third parties with whom it may subcontract to procure such financing. As of August 24, 2010, our advisor was paid approximately $107,000 in fees in connection with the acquisition of the Interior Design Building.	Not determinable at this time. Because the fee is based on a fixed percentage of any debt financing, there is no maximum dollar amount of this fee.
Restricted Stock Awards	We have established an employee and director incentive restricted share plan pursuant to which our directors, officers and employees (if we ever have employees), employees of our advisor and its affiliates, employees of entities that provide services to us, directors of our advisor or of entities that provide services to us, certain of our consultants and certain consultants to our advisor and its affiliates or entities that provide services to us may be granted incentive awards in the form of restricted stock.	Restricted stock awards under our employee and director incentive restricted share plan may not exceed 5.0% of our outstanding shares on a fully diluted basis at any time, and in any event will not exceed 7,500,000 shares (as such number may be adjusted for stock splits, stock dividends, combinations and similar events).
Compensation and Restricted Stock Awards to Independent Directors	We pay to each of our independent directors a retainer of $30,000 per year, plus $2,000 for each board or board committee meeting the director attends in person ($2,500 for attendance by the chairperson of the audit committee at each meeting of the audit committee) and $1,500 for each meeting the director attends by telephone. If there is a meeting of the board and one or more committees in a single day, the fees will be limited to $2,500 per day ($3,000 for the chairperson of the audit committee if there is a meeting of such committee). Each independent director also is entitled to receive an award of 3,000 restricted shares of common stock under our employee and director incentive	The independent directors, as a group, will receive for a full fiscal year: (i) estimated aggregate compensation of approximately $122,000 and (ii) 9,000 restricted shares of common stock.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (200,000 shares)/ Maximum Offering (150,000,000 shares)
restricted share plan when he or she joins the board and on the date of each annual stockholder’s meeting thereafter. Restricted stock issued to independent directors will vest over a five-year period following the first anniversary of the date of grant in increments of 20% per annum.
Liquidation/Listing Stage
Real Estate Commissions	For substantial assistance in connection with the sale of properties, we will pay New York Recovery Advisors, LLC a real estate commission paid on the sales price of property, up to the lesser of 2% and one-half of the total brokerage commission paid if a third party broker is also involved; provided, however, that in no event may the real estate commissions paid to our advisor, its affiliates and unaffiliated third parties exceed the lesser of 6% of the contract sales price and a reasonable, customary and competitive real estate commission in light of the size, type and location of the property. The conflicts committee of our board of directors will determine whether the advisor or its affiliates has provided substantial assistance to us in connection with the sale of an asset. Substantial assistance in connection with the sale of an asset includes the advisor’s preparation of an investment package for an asset (including an investment analysis, an asset description and other due diligence information) or such other substantial services performed by the advisor in connection with a sale.	Not determinable at this time. Because the commission is based on a fixed percentage of the contract price for a sold property, there is no maximum dollar amount of these commissions.
Subordinated Participation in Net Sale Proceeds (payable only if we are not listed on an exchange)	Our advisor or its assignees will receive from time to time, when available, 15% of remaining Net Sale Proceeds (as defined in the advisory agreement) after return of capital contributions plus payment to investors of an annual 6% cumulative, pre-tax, non-compounded return on the capital contributed by investors. We cannot assure you that we will provide this 6% return, which we have disclosed solely as a measure for our advisor’s and its affiliates’ incentive compensation.	Not determinable at this time. There is no maximum amount of these payments.
Subordinated Incentive Listing Fee (payable only if we are listed on an exchange, which we have no intention to do at this time)	Our advisor or its assignees will receive 15% of the amount by which the sum of our adjusted market value plus distributions exceeds the sum of the aggregate capital contributed by investors plus an amount equal to an annual 6% cumulative, pre-tax, non-compounded return to investors. We cannot assure you that we will provide this 6% return, which we have disclosed solely as a measure for our advisor’s and its affiliates’ incentive compensation.	Not determinable at this time. There is no maximum amount of this fee.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (200,000 shares)/ Maximum Offering (150,000,000 shares)
Termination Fee	Upon termination or non-renewal of the advisory agreement, our advisor shall be entitled to a subordinated termination fee payable in the form of a promissory note. In addition, our advisor may elect to defer its right to receive a subordinated termination fee until either a listing on a national securities exchange or other liquidity event occurs.	Not determinable at this time. There is no maximum amount of this fee.

Historically, due to the apparent preference of the public markets for self-managed companies, real estate investment trusts have engaged in internalization transactions (an acquisition of management functions by us from our advisor) pursuant to which they became self-managed prior to listing their securities on national securities exchanges. Such internalization transactions can result in significant payments to affiliates of the advisor irrespective of the returns shareholders have received. Our advisory agreement provides that no compensation or remuneration will be payable by us or our operating partnership to our advisor or any of its affiliates in connection with any internalization (an acquisition of management functions by us from our advisor) in the future.

The following language replaces the disclosure under the heading “Management Compensation” on pages 88 – 97 of the Prospectus.

We have no paid employees. New York Recovery Advisors, LLC, our advisor, and its affiliates manages our day-to-day affairs. The following table summarizes all of the compensation and fees we pay to New York Recovery Advisors, LLC and its affiliates, including amounts to reimburse their costs in providing services. In the sole discretion of our advisor, our advisor may elect to have certain fees and commissions paid, in whole or in part, in cash or shares of our common stock. The selling commissions may vary for different categories of purchasers. See the section entitled “Plan of Distribution” in this prospectus. This table assumes the shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fee. No effect is given to any shares sold through our distribution reinvestment plan.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (200,000 shares)/ Maximum Offering (150,000,000 shares)
Selling Commission(1)	We will pay to Realty Capital Securities, LLC 7% of gross proceeds of our primary offering; we will not pay any selling commissions on sales of shares under our distribution reinvestment plan; Realty Capital Securities, LLC will reallow all selling commissions to participating broker-dealers. Alternatively, a participating broker-dealer may elect to receive a fee equal to 7.5% of gross proceeds from the sale of shares by such participating broker-dealer, with 2.5% thereof paid at the time of such sale and 1% thereof paid on each anniversary of the closing of such sale up to and including the fifth anniversary of the closing of such sale, in which event, a portion of the dealer manager fee will be reallowed such that the combined selling commission and dealer manager fee do not exceed 10% of gross proceeds of our primary offering.	$140,000 / $105,000,000

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (200,000 shares)/ Maximum Offering (150,000,000 shares)
Dealer Manager Fee(1)	We will pay to Realty Capital Securities, LLC 3% of gross proceeds of our primary offering; we will not pay a dealer manager fee with respect to sales under our distribution reinvestment plan; Realty Capital Securities, LLC may reallow all or a portion of its dealer manager fees to participating broker-dealers.	$60,000 / $45,000,000
Organization and Offering Expenses	We will reimburse New York Recovery Advisors, LLC up to 1.5% of gross offering proceeds for organization and offering expenses, which may include reimbursements to our advisor for other organization and offering expenses up to 0.5% of the gross offering proceeds for third party due diligence fees included in detailed and itemized invoices.(2) As of August 24, 2010, the advisor had paid approximately $157,000 of organization and offering expenses on our behalf.	$30,000 / $22,500,000
Operational Stage
Acquisition Fees	We will pay to New York Recovery Advisors, LLC or its assignees 1.0% of the contract purchase price of each property acquired (including our pro rata share of debt attributable to such property) and 1.0% of the amount advanced for a loan or other investment (including our pro rata share of debt attributable to such investment). For purposes of this prospectus, “contract purchase price” or the “amount advanced for a loan or other investment” means the amount actually paid or allocated in respect of the purchase, development, construction or improvement of a property or the amount actually paid or allocated in respect of the purchase of loans or other real-estate related assets, in each case inclusive of acquisition expenses and any indebtedness assumed or incurred in respect of such investment but exclusive of acquisition fees and financing fees.(3)(4) As of August 24, 2010, our advisor was paid approximately $320,000 in fees in connection with the acquisition of the Interior Design Building.	$17,700 /
$13,275,000
(or $35,400 /
$26,550,000
assuming we incur
our expected
leverage of 50%
set forth in our
investment
guidelines
or $70,800 /
$53,100,000
assuming the
maximum leverage
of approximately
75% permitted by
our charter)
Acquisition Expenses	We will reimburse New York Recovery Advisors, LLC for expenses actually incurred (including personnel costs) related to selecting, evaluating and acquiring assets on our behalf, regardless of whether we actually acquire the related assets. Personnel costs associated with providing such services will be determined based on the amount of time incurred by the respective employee of New York Recovery Advisors, LLC and the corresponding payroll and payroll related costs incurred by our affiliate. In addition, we also will pay third parties, or reimburse the advisor or its affiliates, for any	$8,850 / $6,637,500 (or $17,700 / $13,275,000 assuming we incur our expected leverage of 50% set forth in our investment guidelines

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (200,000 shares)/ Maximum Offering (150,000,000 shares)
	investment-related expenses due to third parties, including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, third-party brokerage or finders fees, title insurance expenses, survey expenses, property inspection expenses and other closing costs regardless of whether we acquire the related assets. We expect these expenses to be approximately 0.5% of the purchase price of each property (including our pro rata share of debt attributable to such property) and 0.5% of the amount advanced for a loan or other investment (including our pro rata share of debt attributable to such investment). In no event will the total of all acquisition fees and acquisition expenses (including any financing coordination fee) payable with respect to a particular investment exceed 4.5% of the contract purchase price of each property (including our pro rata share of debt attributable to such property) or 4.5% of the amount advanced for a loan or other investment (including our pro rata share of debt attributable to such investment). As of August 24, 2010, our advisor was reimbursed for approximately $170,000 of expenditures made in connection with the acquisition of the Interior Design Building.	or $35,400 / $26,550,000 assuming the maximum leverage of approximately 75% permitted by our charter)
Asset Management Fees	We will pay New York Recovery Advisors, LLC or its assignees a fee equal to 0.75% of the cost of our assets (cost will include the purchase price, acquisition expenses, capital expenditures and other customarily capitalized costs, but will exclude acquisition fees); provided, however, that no fee will accrue or be payable on assets acquired using the proceeds from the private offering until we have sufficient cash flow to pay dividends on the preferred shares; provided further, however, that the asset management fee shall be reduced by any amounts payable to New York Recovery Properties, LLC, our property manager, as an oversight fee, such that the aggregate of the asset management fee and the oversight fee does not exceed 0.75% per annum of the cost of our assets (cost will include the purchase price, acquisition expenses, capital expenditures and other customarily capitalized costs, but will exclude acquisition fees). This fee will be payable semiannually in advance, on January 1 and July 1, based on assets held by us during the preceding semiannual period, adjusted for appropriate closing dates for individual property acquisitions.(5)	Not determinable at this time. Because the fee is based on a fixed percentage of aggregate asset value, there is no maximum dollar amount of this fee.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (200,000 shares)/ Maximum Offering (150,000,000 shares)
Property Management and Leasing Fees	If our advisor or an affiliate provides property management and leasing services for our properties, we will pay fees equal to 4.0% of gross revenues from the properties managed. We also will reimburse the property manager and its affiliates for property-level expenses that any of them pay or incur on our behalf, including salaries, bonuses and benefits of persons employed by the property manager and its affiliates except for the salaries, bonuses and benefits of persons who also serve as one of our executive officers or as an executive officer of the property manager or its affiliates. Our advisor or an affiliate may subcontract the performance of its property management and leasing services duties to third parties and pay all or a portion of its 4.0% property management fee to the third parties with whom it contracts for these services. If we contract directly with third parties for such services, we will pay them customary market fees and will pay New York Recovery Properties, LLC, our property manager, an oversight fee equal to 1.0% of the gross revenues of the property managed. Such oversight fee will reduce the asset management fee payable to our advisor by the amount of the oversight fee. Accordingly, the asset management fee, together with the oversight fee, will not exceed the total asset management fee, which is 0.75% of the cost of our assets (cost will include the purchase price, acquisition expenses, capital expenditures and other customarily capitalized costs, but will exclude acquisition fees). In no event will we pay our property manager or any affiliate both a property management fee and an oversight fee with respect to any particular property.(6)	Not determinable at this time. Because the fee is based on a fixed percentage of gross revenue and/or market rates, there is no maximum dollar amount of this fee.
Operating Expenses	We will reimburse our advisor’s costs of providing administrative services, subject to the limitation that we will not reimburse our advisor for any amount by which our operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of (a) 2% of average invested assets and (b) 25% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period. For these purposes, “average invested assets” means, for any period, the average of the aggregate book value of our assets (including lease intangibles, invested, directly or indirectly, in financial instruments, debt and equity securities and equity interests in and loans secured by real estate assets (including amounts invested in REITs and other real estate operating companies)) before reserves for depreciation or	Not determinable at this time.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (200,000 shares)/ Maximum Offering (150,000,000 shares)
bad debts or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the period. Additionally, we will not reimburse our advisor for personnel costs in connection with services for which the advisor receives acquisition fees or real estate commissions.
Financing Coordination Fee	If our advisor provides services in connection with the origination or refinancing of any debt that we obtain and use to finance properties or other permitted investments, or that is assumed, directly or indirectly, in connection with the acquisition of properties or other permitted investments, we will pay the advisor or its assignees a financing coordination fee equal to 0.75% of the amount available and/or outstanding under such financing or such assumed debt, subject to certain limitations. The advisor may reallow some of or all this financing coordination fee to reimburse third parties with whom it may subcontract to procure such financing.(7) As of August 24, 2010, our advisor was paid approximately $107,000 in fees in connection with the acquisition of the Interior Design Building.	Not determinable at this time. Because the fee is based on a fixed percentage of any debt financing, there is no maximum dollar amount of this fee.
Restricted Stock Awards	We have established an employee and director incentive restricted share plan pursuant to which our directors, officers and employees (if we ever have employees), employees of our advisor and its affiliates, employees of entities that provide services to us, directors of our advisor or of entities that provide services to us, certain of our consultants and certain consultants to our advisor and its affiliates or entities that provide services to us may be granted incentive awards in the form of restricted stock.	Restricted stock awards under our employee and director incentive restricted share plan may not exceed 5.0% of our outstanding shares on a fully diluted basis at any time, and in any event will not exceed 7,500,000 shares (as such number may be adjusted for stock splits, stock dividends, combinations and similar events).

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (200,000 shares)/ Maximum Offering (150,000,000 shares)
Compensation and Restricted Stock Awards to Independent Directors	We pay to each of our independent directors a retainer of $30,000 per year, plus $2,000 for each board or board committee meeting the director attends in person ($2,500 for attendance by the chairperson of the audit committee at each meeting of the audit committee) and $1,500 for each meeting the director attends by telephone. If there is a meeting of the board and one or more committees in a single day, the fees will be limited to $2,500 per day ($3,000 for the chairperson of the audit committee if there is a meeting of such committee). Each independent director also is entitled to receive an award of 3,000 restricted shares of common stock under our employee and director incentive restricted share plan when he or she joins the board and on the date of each annual stockholder’s meeting thereafter. Restricted stock issued to independent directors will vest over a five-year period following the first anniversary of the date of grant in increments of 20% per annum.	The independent directors, as a group, will receive for a full fiscal year: (i) estimated aggregate compensation of approximately $122,000 and (ii) 9,000 restricted shares of common stock.
Liquidation/Listing Stage
Real Estate Commissions	For substantial assistance in connection with the sale of properties, we will pay New York Recovery Advisors, LLC a real estate commission paid on the sales price of property, up to the lesser of 2% and one-half of the total brokerage commission paid if a third party broker is also involved; provided, however, that in no event may the real estate commissions paid to our advisor, its affiliates and unaffiliated third parties exceed the lesser of 6% of the contract sales price and a reasonable, customary and competitive real estate commission in light of the size, type and location of the property.(8)	Not determinable at this time. Because the commission is based on a fixed percentage of the contract price for a sold property, there is no maximum dollar amount of these commissions.
The conflicts committee of our board of directors will determine whether the advisor or its affiliates has provided substantial assistance to us in connection with the sale of an asset. Substantial assistance in connection with the sale of an asset includes the advisor’s preparation of an investment package for an asset (including an investment analysis, an asset description and other due diligence information) or such other substantial services performed by the advisor in connection with a sale.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (200,000 shares)/ Maximum Offering (150,000,000 shares)
Subordinated Participation in Net Sale Proceeds (payable only if we are not listed on an exchange)(9)(10)	Our advisor or its assignees will receive from time to time, when available. 15% of remaining Net Sale Proceeds (as defined in the advisory agreement) after return of capital contributions plus payment to investors of an annual 6% cumulative, pre-tax, non-compounded return on the capital contributed by investors. We cannot assure you that we will provide this 6% return, which we have disclosed solely as a measure for our advisor’s and its affiliates’ incentive compensation.	Not determinable at this time. There is no maximum amount of these payments.
Subordinated Incentive Listing Fee (payable only if we are listed on an exchange, which we have no intention to do at this time)(9)(10)	Our advisor or its assignees will receive 15% of the amount by which the sum of our adjusted market value plus distributions exceeds the sum of the aggregate capital contributed by investors plus an amount equal to an annual 6% cumulative, pre-tax, non-compounded return to investors. We cannot assure you that we will provide this 6% return, which we have disclosed solely as a measure for our advisor’s and its affiliates’ incentive compensation.	Not determinable at this time. There is no maximum amount of this fee.
Termination Fee	Upon termination or non-renewal of the advisory agreement, our advisor shall be entitled to a subordinated termination fee payable in the form of a promissory note. In addition, our advisor may elect to defer its right to receive a subordinated termination fee until either a listing on a national securities exchange or other liquidity event occurs.(11)	Not determinable at this time. There is no maximum amount of this fee.

Historically, due to the apparent preference of the public markets for self-managed companies, real estate investment trusts have engaged in internalization transactions (an acquisition of management functions by us from our advisor) pursuant to which they became self-managed prior to listing their securities on national securities exchanges. Such internalization transactions can result in significant payments to affiliates of the advisor irrespective of the returns shareholders have received. Our advisory agreement provides that no compensation or remuneration will be payable by us or our operating partnership to our advisor or any of its affiliates in connection with any internalization (an acquisition of management functions by us from our advisor) in the future.

(1)	Our dealer manager will repay to the company any excess over FINRA’s 10% cap if the offering is abruptly terminated after reaching the minimum amount, but before reaching the maximum amount, of offering proceeds.
(2)	These organization and offering expenses include all expenses (other than selling commissions and the dealer manager fee) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, charge of our escrow holder, due diligence expense reimbursements to participating broker-dealers and amounts to reimburse New York Recovery Advisors, LLC for its portion of the salaries of the employees of its affiliates who provide services to our advisor and other costs in connection with administrative oversight of the offering and marketing process and preparing supplemental sales materials, holding educational conferences and attending retail seminars conducted by broker-dealers. Our advisor will not be reimbursed for the direct payment of such organization and offering expenses that exceed 1.5% of the aggregate gross proceeds of this offering, which may include reimbursements to our advisor for other organization and offering expenses up to 0.5% for third-party due diligence fees included in a detailed and itemized invoice. Third-party due diligence fees may include fees for reviewing financial statements, offering documents, organizational documents, agreements and marketing materials, analysis of SEC and FINRA correspondence, and interviews with management.
(3)	In the sole discretion of our advisor, our advisor may elect to have these fees paid, in whole or in part, in cash or shares of our common stock. For the purposes of the payment of these fees, each share of our common stock will be valued at the per share offering price of our common stock minus the maximum selling commissions and dealer manager fee allowed in the offering, to account for the fact that no selling commissions or dealer manager fees will be paid in connection with any such issuances (at the offering price, each such share of common stock would be issued at $9.00 per share).
(4)	In addition, if during the period ending two years after this close of the offering, we sell an asset and then reinvest in assets, we will pay our advisor 1.0% of the contract purchase price of each property (including our pro rata share of debt attributable to such property) and 1.0% of the amount advanced for a loan or other investment (including our pro rata share of debt attributable to such investment); provided, however, that in no event shall the total of all acquisition fees and acquisition expenses (including any financing coordination fee) payable in respect of such reinvestment exceed 4.5% of the contract purchase price of each property (including our pro rata share of debt attributable to such property) or 4.5% of the amount advanced for a loan or other investment (including our pro rata share of debt attributable to such investment).
(5)	In the sole discretion of our advisor, our advisor may elect to have these fees paid, in whole or in part, in cash or shares of our common stock. See footnote 3 above.
(6)	For the management and leasing of our hotel properties, we will pay a fee based on a percentage of gross revenues at a market rate in light of the size, type and location of the hotel property plus a customary incentive fee based on performance. Notwithstanding the foregoing, our property manager may be entitled to receive higher fees if our property manager demonstrates to the satisfaction of a majority of the directors (including a majority of the independent directors) that a higher competitive fee is justified for the services rendered.
(7)	In the sole discretion of our advisor, our advisor may elect to have these fees paid, in whole or in part, in cash or shares of our common stock. See footnote 3 above.
(8)	In the sole discretion of our advisor, our advisor may elect to have these fees paid, in whole or in part, in cash or shares of our commons stock. See footnote 3 above.
(9)	Neither our advisor nor any of its affiliates can earn both the subordinated participation in net sale proceeds and the subordinated incentive listing fee. The subordinated incentive listing fee will be paid in the form of a promissory note that will be repaid from the net sale proceeds of each sale of a property, loan or other investment after the date of the listing. At the time of such sale, we may, however, at our discretion, pay all or a portion of such promissory note with shares of our common stock or cash. If shares are used for payment, we do not anticipate that they will be registered under the Securities Act and, therefore, will be subject to restrictions on transferability. Any subordinated participation in net sale proceeds becoming due and payable to the advisor or its assignees hereunder shall be reduced by the amount of any distribution made to New York Recovery Special Limited Partnership, LLC pursuant to the partnership agreement. Any portion of the subordinated participation in net sale proceeds that New York Recovery Advisors, LLC receives prior to our listing will offset the amount otherwise due pursuant to the subordinated incentive listing fee. In no event will the amount paid to New York Recovery Advisors, LLC under the promissory note, if any, exceed the amount considered presumptively reasonable by the NASAA REIT Guidelines.
(10)	The market value of our outstanding common stock will be calculated based on the average market value of the shares of common stock issued and outstanding at listing over the 30 trading days beginning 180 days after the shares are first listed or included for quotation. We have the option to pay the subordinated incentive listing fee in the form of stock, cash, a promissory note or any combination thereof. If any previous payments of the subordinated participation in net sale proceeds will offset the amounts due pursuant to the subordinated incentive listing fee, then we will not be required to pay New York Recovery Advisors, LLC any further subordinated participation in net sale proceeds.
(11)	The subordinated termination fee, if any, will be payable in the form of a promissory note equal to (A) 15.0% of the amount, if any, by which (1) the sum of (v) the fair market value (determined by appraisal as of the termination date) of our investments on the termination date, less (w) any loans secured by such investments, plus (x) total distributions paid through the termination date on shares issued in offerings through the termination date, less (y) the liquidation preference of all preferred shares issued on or prior to the termination date (whether or not converted into shares of our common stock), which liquidation preference shall be reduced by any amounts paid on or prior to the termination date to purchase or redeem any preferred shares or any shares of our common stock issued on conversion of any preferred shares, less (z) any amounts distributable as of the termination date to limited partners who received OP Units in connection with the acquisition of any investments upon the liquidation or sale of such investments (assuming the liquidation or sale of such investments on the termination date), exceeds (2) the sum of the gross proceeds raised in all offerings through the termination date (less amounts paid on or prior to the termination date to purchase or redeem any shares of our common stock purchased in an offering pursuant to our share repurchase plan or otherwise) and the total amount of cash that, if distributed to those stockholders who purchased shares of our common stock in an offering on or prior to the termination date, would have provided such stockholders an annual six percent (6%) cumulative, non-compounded return on the gross proceeds raised in all offerings through the termination date, measured for the period from inception through the termination date, less (B) any prior payments to the advisor of the subordinated participation in net sales proceeds or the subordinated incentive listing fee. In addition, at the time of termination, our advisor may elect to defer its right to receive a subordinated termination fee until either a listing or an other liquidity event occurs, including a liquidation or the sale of all or substantially all our investments (regardless of the form in which such sale shall occur).

If our advisor elects to defer its right to receive a subordinated termination fee and there is a listing of the shares of our common stock on a national securities exchange or the receipt of our stockholders of securities that are listed on a national securities exchange in exchange for our shares of common stock in a merger or any other type of transaction, then our advisor will be entitled to receive a subordinated termination fee in an amount equal to (A) 15.0% of the amount, if any, by which (1) the sum of (t) the fair market value (determined by appraisal as of the date of listing) of the investments owned as of the termination date, less (u) any loans secured by such investments owned as of the termination date, plus (v) the fair market value (determined by appraisal as of the date of listing) of the investments acquired after the termination date for which our advisor would have been entitled to receive an acquisition fee (collectively, the “included assets”), less (w) any loans secured by the included assets, plus (x) total distributions paid through the date of listing on shares of our common stock issued in offerings through the termination date, less (y) the liquidation preference of all preferred stock issued on or prior to the termination date (whether or not converted into shares), which liquidation preference shall be reduced by any amounts paid on or prior to the date of listing to purchase or redeem any shares of preferred stock or any shares of our common stock issued on conversion of any preferred stock, less (z) any amounts distributable as of the date of listing to limited partners who received OP Units in connection with the acquisition of any included assets upon the liquidation or sale of such included assets (assuming the liquidation or sale of such included assets on the date of listing), exceeds (2) the sum of (y) the gross proceeds raised in all offerings through the termination date (less amounts paid on or prior to the date of listing to purchase or redeem any shares of our common stock purchased in an offering on or prior to the termination date pursuant to our share repurchase plan or otherwise), plus (z) the total amount of cash that, if distributed to those stockholders who purchased shares of our common stock in an offering on or prior to the termination date, would have provided such stockholders an annual six percent (6%) cumulative, non-compounded return on the gross proceeds raised in all offerings through the termination date, measured for the period from inception through the date of listing, less (B) any prior payments to the advisor of the subordinated participation in net sales proceeds or the subordinated incentive listing fee.

If our advisor elects to defer its right to receive a subordinated termination fee and there is an other liquidity event, then our advisor will be entitled to receive a subordinated termination fee in an amount equal to (A) 15.0% of the amount, if any, by which (1) the sum of (t) the fair market value (determined by appraisal as of the date of such other liquidity event) of the investments owned as of the termination date, less (u) any loans secured by such investments owned as of the termination date, plus (v) the fair market value (determined by appraisal as of the date of such other liquidity event) of the included assets, less (w) any loans secured by the included assets, plus (x) total distributions paid through the date of the other liquidity event on shares of our common stock issued in offerings through the termination date, less (y) the liquidation preference of all preferred shares issued on or prior to the termination date (whether or not converted into shares of our common stock), which liquidation preference shall be reduced by any amounts paid on or prior to the date of the other liquidity event to purchase or redeem any preferred shares or any shares of our common stock issued on conversion of any preferred shares, less (z) any amounts distributable as of the date of the other liquidity event to limited partners who received OP Units in connection with the acquisition of any included assets upon the liquidation or sale of such included assets (assuming the liquidation or sale of such included assets on the date of the other liquidity event), exceeds (2) the sum of (y) the gross proceeds raised in all offerings through the termination date (less amounts paid on or prior to the date of the other liquidity event to purchase or redeem any shares of our common stock purchased in an offering on or prior to the termination date pursuant to our share repurchase plan or otherwise), plus (z) the total amount of cash that, if distributed to those stockholders who purchased shares of our common stock in an offering on or prior to the termination date, would have provided such stockholders an annual six percent (6%) cumulative, non-compounded return on the gross proceeds raised in all offerings through the termination date, measured for the period from inception through the date of the other liquidity event, less (B) any prior payments to the advisor of the subordinated participation in net sales proceeds or the subordinated incentive listing fee. If our advisor receives the subordinated incentive listing fee, neither it nor any of its affiliates would be entitled to receive subordinated distributions of net sales proceeds or the subordinated termination fee. If our advisor receives the subordinated termination fee, neither it nor any of its affiliates would be entitled to receive the subordinated participation in net sale proceeds or the subordinated incentive listing fee. There are many additional conditions and restrictions on the amount of compensation our advisor and its affiliates may receive.

The following language replaces the disclosure under the heading “Management — Compensation of Directors” on page 88 of the Prospectus.

We pay to each of our independent directors a retainer of $30,000 per year, plus $2,000 for each board or board committee meeting the director attends in person ($2,500 for attendance by the chairperson of the audit committee at each meeting of the audit committee) and $1,500 for each meeting the director attends by telephone. In the event there is a meeting of the board and one or more committees in a single day, the fees will be limited to $2,500 per day ($3,000 for the chairperson of the audit committee if there is a meeting of such committee). Our board of directors also may approve the acquisition of real property and other related investments valued at $10,000,000 or less via electronic board meetings whereby the directors cast their votes in favor or against a proposed acquisition via email. The independent directors are entitled to receive $750 for each transaction reviewed and voted upon with a maximum of $2,250 for three or more transactions reviewed and voted upon per meeting.

In addition, we have reserved 500,000 shares of common stock for future issuance upon the exercise of stock options that may be granted to our independent directors pursuant to our stock option plan (described below). Such stock options will have an exercise price equal to $10.00 per share during such time as we are offering shares to the public at $10.00 per share and thereafter at 100% of the then-current fair market value per share. The total number of options granted will not exceed 10% of the total outstanding shares of common stock at the time of grant. To date, no shares have been issued under our stock option plan and we currently do not expect to grant any stock options.

Additionally, our employee and director incentive restricted share plan, adopted on September 22, 2010, provides for the automatic grant of 3,000 restricted shares of common stock to each of our independent directors, without any further action by our board of directors or the stockholders on the date of initial election to the board and on the date of each annual stockholders’ meeting. Each of our independent directors received a grant of 3,000 restricted shares of common stock on the date of the 2010 annual stockholders meeting. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. If a director also is an employee of American Realty Capital New York Recovery REIT, Inc. or New York Recovery Advisors, LLC or their affiliates, we do not pay compensation for services rendered as a director.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	Restricted Shares
Independent Directors(2)	$30,000 yearly retainer; $2,000 for all meetings personally attended by the directors and $1,500 for each meeting attended via telephone; $750 per transaction reviewed and voted upon via electronic board meeting up to a maximum of $2,250 for three or more transactions reviewed and voted upon per meeting.(1)	500,000 shares of common stock reserved for future issuance upon the exercise of stock options that may be granted to independent directors pursuant to stock option plan. Such stock options will have an exercise price equal to $10.00 per share during such time as we are offering shares to the public at $10.00 per share and thereafter at 100% of the then-current fair market value per share. The total number of options granted will not exceed 10% of the total outstanding shares of common stock at the time of grant. To date, we have not granted any stock option awards to our independent directors.	Pursuant to our restricted share plan adopted in September 2010, each independent director will receive an automatic grant of 3,000 restricted shares on the initial date of election to the board and on the date of each annual stockholders meeting. Accordingly, we granted each of our independent directors 3,000 restricted shares of common stock on the date of the 2010 annual stockholders meeting. The restricted shares vest over a five year period following the first anniversary of the September 22, 2010 grant date in increments of 20% per annum.

(1)	If there is a board meeting and one or more committee meetings in one day, the director’s fees shall not exceed $2,500 ($3,000 for the chairperson of the audit committee if there is a meeting of such committee).
(2)	An independent director who is also an audit committee chairperson will receive an additional $500 for personal attendance of all audit committee meetings.

Risk Factors

The following language is added immediately prior to the first complete risk factor on page 28 under the heading “Risk Factors — Risks Related to Conflicts of Interest” in the Prospectus.

The management of multiple REITs, especially REITs in the development stage, by our executive officers and officers of our advisor may significantly reduce the amount of time our executive officers and officers of our advisor are able to spend on activities related to us and may cause other conflicts of interest, which may cause our operating results to suffer.

Our executive officers and officers of our advisor are part of the senior management or are key personnel of the other eight American Realty Capital-sponsored REITs and their advisors. Five of the American Realty Capital-sponsored REITs, have registration statements that are not yet effective and are in the development phase, and three of the American Realty Capital-sponsored REITs have registration statements that became effective in the past six months. As a result, such REITs will have concurrent and/or overlapping fundraising, acquisition, operational and disposition and liquidation phases as us, which may cause conflicts of interest to arise throughout the life of our company with respect to, among other things, finding investors, locating and acquiring properties, entering into leases and disposing of properties. Additionally, based on our sponsor’s experience, a significantly greater time commitment is required of senior management during the development stage when the REIT is being organized, funds are initially being raised and funds are initially being invested, and less time is required as additional funds are raised and the offering matures. The conflicts of interest each of our executive officers and each officer of our advisor will face may delay our fund raising and investment of our proceeds due to the competing time demands and generally cause our operating results to suffer.

We will compete for investors with other programs of our sponsor, which could adversely affect the amount of capital we have to invest.

The American Realty Capital group of companies is currently the sponsor of seven other public offerings of non-traded REIT shares and a public offering of shares for a REIT that has applied for listing on The NASDAQ Capital Market, which offerings will be ongoing during a significant portion of our offering period. These programs all have filed registration statements for the offering of common stock and intend to elect to be taxed as REITs. The offerings will likely occur concurrently with our offering, and our sponsor is likely to sponsor other offerings during our offering period. Our dealer manager is the dealer manager for these other offerings. We will compete for investors with these other programs, and the overlap of these offerings with our offering could adversely affect our ability to raise all the capital we seek in this offering, the timing of sales of our shares and the amount of proceeds we have to spend on real estate investments.

Executive Officers and Directors

The following language replaces the disclosure under the heading “Management — Executive Officers and Directors” on pages 67 – 70 of the Prospectus.

We have provided below certain information about our executive officers and directors.

Name	Age	Position(s)
Nicholas S. Schorsch	50	Chairman of the Board of Directors and Chief Executive Officer
William M. Kahane	62	President, Treasurer and Director
Michael A. Happel	48	Executive Vice President and Chief Investment Officer
Peter M. Budko	51	Executive Vice President and Chief Operating Officer
Brian S. Block	39	Executive Vice President and Chief Financial Officer
Edward M Weil, Jr.	43	Executive Vice President and Secretary
Leslie D. Michelson	59	Independent Director
William G. Stanley	55	Independent Director
Robert H. Burns	81	Independent Director

Nicholas S. Schorsch has served as the chairman of the board and chief executive officer of our company since our formation in October 2009. He has been active in the structuring and financial management of commercial real estate investments for over 20 years. Mr. Schorsch also has been the chief executive officer of our advisor and our property manager since their formation in November 2009. In addition, Mr. Schorsch also has been the chairman of the board and chief executive officer of American Realty Capital Trust, Inc., or ARCT, and chief executive officer of the ARCT property manager and the ARCT advisor since their formation in August 2007, chairman of the board and chief executive officer of American Realty Capital Healthcare Trust, Inc., or ARC HT, since its formation in August 2010 and chief executive officer of the ARC HT advisor and the ARC HR property manager since their formation in August 2010, chairman of the board and chief executive officer of American Realty Capital — Retail Centers of America, Inc., or ARC RCA, since its formation in July 2010 and chief executive officer of the ARC RCA advisor since its formation in May 2010. Mr. Schorsch also has been the chief executive officer of American Realty Capital II Advisors, LLC since its formation in December 2009. Mr. Schorsch has also been the chairman of the board and chief executive officer of American Realty Capital Trust II, Inc., or ARCT II, and chief executive officer of the ARCT II advisor since their formation in September 2010. Mr. Schorsch has also been the president and director of ARC — Northcliffe Income Properties, Inc., or ARC — Northcliffe, and the chief executive officer of the ARC — Northcliffe advisor since their formation in September 2010. Mr. Schorsch has been the chairman and chief executive officer of American Realty Capital Trust III, Inc., or ARCT III, and the chief executive officer of the advisor and property manager of ARCT III since their formation in October 2010. Mr. Schorsch also has been the chairman and chief executive officer of American Realty Capital Properties, Inc., or ARCP, since its formation in December 2010, and chairman and chief executive officer of its advisor since its formation in November 2010. Mr. Schorsch also has been the interested director and chief executive officer of Business Development Corporation of America, Inc., or BDCA, since its formation in May 2010.

From September 2006 to July 2007, Mr. Schorsch was chief executive officer of an affiliate, American Realty Capital, a real estate investment firm. Mr. Schorsch founded and formerly served as president, chief executive officer and vice-chairman of American Financial Realty Trust (AFRT) since its inception as a REIT in September 2002 until August 2006. AFRT was a publicly traded REIT (which was listed on the NYSE within one year of its inception) that invested exclusively in offices, operation centers, bank branches, and other operating real estate assets that are net leased to tenants in the financial service industry, such as banks and insurance companies. Through American Financial Resource Group (AFRG) and its successor corporation, now AFRT, Mr. Schorsch executed in excess of 1,000 acquisitions, both in acquiring businesses and real estate property with an aggregate purchase price of acquired properties of approximately $5 billion. In 2003, Mr. Schorsch received an Entrepreneur of the Year award from Ernst & Young. From 1995 to September 2002, Mr. Schorsch served as chief executive officer and president of AFRG, AFRT’s predecessor, a private equity firm founded for the purpose of acquiring operating companies and other assets in a number of industries. Prior to AFRG, Mr. Schorsch served as president of a non-ferrous metal product manufacturing business, Thermal Reduction. From approximately 1990 until the sale of his interests in Thermal Reduction in 1994, Mr. Schorsch was involved in purchasing and leasing several commercial real estate properties in connection with the growth of Thermal Reduction’s business. He successfully built the business through mergers and acquisitions and ultimately sold his interests to Corrpro (NYSE) in 1994. Mr. Schorsch attended Drexel University. We believe that Mr. Schorsch’s current experience as chairman and chief executive officer of ARCT, ARC HT, ARC RCA, ARCT II, ARCT III and ARCP, and his experience as president and a director of ARC — Northcliffe, his previous experience as president, chief executive officer and vice chairman of AFRT, and his significant real estate acquisition experience make him well qualified to serve as our chairman of the board.

William M. Kahane has served as president, treasurer and director of our company since our formation in October 2009. He has been active in the structuring and financial management of commercial real estate investments for over 25 years. Mr. Kahane also is president, chief operating officer and treasurer of our property manager and our advisor since their formation in November 2009. Mr. Kahane also is the president, chief operating officer, treasurer and director of ARCT and president, chief operating officer and treasurer of the ARCT property manager and the ARCT advisor since their formation in August 2007. Mr. Kahane is also the president, chief operating officer and director of ARC HT since its formation in August 2010 and is the president, chief operating officer and treasurer of the ARC HT advisor and property manager since their formation in August 2010, and the president, chief operating officer and a director of ARC RCA since its formation in July 2010 and president, chief operating officer and treasurer of the ARC RCA advisor since its formation in May 2010. Mr. Kahane also has been a director of Phillips Edison — ARC Shopping Center REIT, Inc., or PE-ARC, and the president, chief operating officer and treasurer of the PE-ARC advisor since their formation in December 2009. Mr. Kahane has been president, chief operating officer and treasurer of American Realty Capital II Advisors, LLC since its formation in December 2009. Mr. Kahane has also been the president, chief operating officer, treasurer and director of ARCT II and president, chief operating officer, and treasurer of the ARCT II advisor since their formation in September 2010. Mr. Kahane has also been chief operating officer of ARC — Northcliffe and president, chief operating officer, and treasurer of the ARC — Northcliffe advisor since their formation in September 2010. Mr. Kahane has been the president, chief operating officer and treasurer of ARCT III since its formation in October 2010. Mr. Kahane has been the president and treasurer of the advisor and property manager for ARCT III since their formation in October 2010. Mr. Kahane also has been the president, chief operating officer and a director of ARCP since its formation in December 2010 and president and chief operating officer of its advisor since its formation in November 2010. Mr. Kahane also has been the interested director and chief operating officer of BDCA since its formation in May 2010. Mr. Kahane began his career as a real estate lawyer practicing in the public and private sectors from 1974 – 1979. From 1981 – 1992, Mr. Kahane worked at Morgan Stanley & Co., specializing in real estate, becoming a managing director in 1989. In 1992, Mr. Kahane left Morgan Stanley to establish a real estate advisory and asset sales business known as Milestone Partners which continues to operate and of which Mr. Kahane is currently the chairman. Mr. Kahane worked very closely with Mr. Schorsch while a trustee at AFRT (April 2003 to August 2006), during which time Mr. Kahane served as chairman of the finance committee of AFRT’s board of trustees. Mr. Kahane has been a managing director of GF Capital Management & Advisors LLC, a New York-based merchant banking firm, where he has directed the firm’s real estate investments since 2001. GF Capital offers comprehensive wealth management services through its subsidiary TAG Associates LLC, a leading multi-client family office and portfolio management services company with approximately $5 billion of assets under management. Mr. Kahane also was on the board of directors of Catellus Development Corp., a NYSE growth-oriented real estate development company, where he served as chairman. Mr. Kahane received a B.A. from Occidental College, a J.D. from the University of California, Los Angeles Law School and an MBA from Stanford University’s Graduate School of Business. We believe that Mr. Kahane’s current experience as president, chief operating officer and treasurer of ARCT, ARCT II and ARCT III, president and treasurer of NYRR and president and chief operating officer of ARC RCA and ARCP, his prior experience as chairman of the board of Catellus Development Corp. and his significant investment banking experience in real estate make him well qualified to serve as a member of our board of directors.

Michael A. Happel has served as executive vice president, chief investment officer and as an observer to the board of directors of our company since our formation in October 2009. Mr. Happel has over 20 years of experience investing in real estate, including office retail, multifamily, industrial, and hotel properties, as well as real estate companies. Mr. Happel also is executive vice president and chief investment officer of our property manager and our advisor since their formation in November 2009. From 1988 to 2002, he worked at Morgan Stanley & Co., specializing in real estate and becoming co-head of acquisitions for the Morgan Stanley Real Estate Funds, or MSREF, in 1994. While at MSREF, he was involved in acquiring over $10 billion of real estate and related assets in MSREF I and MSREF II. As stated in a report prepared by Wurts & Associates for the Fresno County Employees’ Retirement Association for the period ending September 30, 2008, MSREF I generated approximately a 48% gross IRR for investors and MSREF II generated approximately a 27% gross IRR for investors. In 2002, Mr. Happel left Morgan Stanley & Co. to join Westbrook Partners, a large real estate private equity firm with over $5 billion of real estate assets under management at the time. From October 2004 to May 2009, he served Atticus Capital, a multi-billion dollar hedge fund, as the head of real estate with responsibility for investing primarily in REITs and other publicly traded real estate securities. Mr. Happel received a B.A. in economics from Duke University and a J.D. from Harvard Law School.

Peter M. Budko has served as executive vice president and chief operating officer of our company since our formation in October 2009. He also is executive vice president of our property manager and our advisor since their formation in November 2009. Mr. Budko also is executive vice president and chief investment officer of ARCT, the ARCT property manager, the ARCT advisor and our dealer manager since their formation in August 2007. Mr. Budko has also been the executive vice president of ARC HT since its formation in August 2010 and the executive vice president of the ARC HT advisor and ARC HT property manager since their formation in August 2010, executive vice president and chief investment officer of ARC RCA since its formation in July 2010 and executive vice president of the ARC RCA advisor since its formation in May 2010. Mr. Budko also has been the chief investment officer of BDCA since its formation in May 2010. Mr. Budko also has served as executive vice president and chief investment officer of ARCT II, its advisor and its property manager since their formation in September 2010. Budko has served as executive vice president and chief investment officer of ARCT III since its formation in October 2010. Mr. Budko has served as executive vice president and chief investment officer of the advisor and property manager for ARCT III since their formation in October 2010. Mr. Budko also has been executive vice president and chief investment officer of ARCP since its formation in December 2010 and executive vice president and chief investment officer of its advisor since its formation in November 2010. From January 2007 to July 2007, Mr. Budko was chief operating officer of an affiliated American Realty Capital real estate investment firm. Mr. Budko founded and formerly served as managing director and group head of the Structured Asset Finance Group, a division of Wachovia Capital Markets, LLC from February 1997 – January 2006. The Wachovia Structured Asset Finance Group structured and invested in real estate that is net leased to corporate tenants. While at Wachovia, Mr. Budko acquired over $5 billion of net leased real estate assets. From 1987 – 1997, Mr. Budko worked in the Corporate Real Estate Finance Group at NationsBank Capital Markets (predecessor to Bank of America Securities), becoming head of the group in 1990. Mr. Budko received a B.A. in Physics from the University of North Carolina.

Brian S. Block has served as executive vice president and chief financial officer of our company since our formation in October 2009. He also is executive vice president and chief financial officer of our advisor and property manager since their formation in November 2009. Mr. Block also is executive vice president and chief financial officer of ARCT, the ARCT advisor and the ARCT property manager since their formation in September 2007. Mr. Block also has been the executive vice president and chief financial officer of ARC HT since its formation in August 2010 and executive vice president and chief financial officer of the ARC HT advisor and the ARC HT property manager since their formation in August 2010. Mr. Block also has been executive vice president and chief financial officer of ARC RCA since its formation in July 2010 and the ARC RCA advisor since its formation in May 2010. Mr. Block also has been the executive vice president and chief financial officer of American Realty Capital II Advisors, LLC since its formation in December 2009. Mr. Block has also been executive vice president and chief financial officer of ARCT II since its formation in September 2010 and executive vice president and chief financial officer of ARC — Northcliffe since its formation in September 2010. Mr. Block has served as executive vice president and chief financial officer of ARCT III since its formation in October 2010. Mr. Block has served as executive vice president and chief financial officer of the advisor and property manager for ARCT III since their formation in October 2010. Mr. Block also has been executive vice president and chief financial officer of ARCP since its formation in December 2010 and executive vice president and chief financial officer of its advisor since its formation in November 2010. Mr. Block also has been the chief financial officer of BDCA since its formation in May 2010. Mr. Block is responsible for the accounting, finance and reporting functions at the American Realty Capital group of companies. He has extensive experience in SEC reporting requirements, as well as REIT tax compliance matters. Mr. Block has been instrumental in developing the American Realty Capital group of companies’ infrastructure and positioning the organization for growth. Mr. Block began his career in public accounting at Ernst & Young and Arthur Andersen from 1994 to 2000. Subsequently, Mr. Block was the chief financial officer of a venture capital-backed technology company for several years prior to joining AFRT in 2002. While at AFRT, Mr. Block served as senior vice president and chief accounting officer and oversaw the financial, administrative and reporting functions of the organization. Mr. Block discontinued working for AFRT in August 2007. He is a certified public accountant and is a member of the AICPA and PICPA. Mr. Block serves on the REIT Committee of the Investment Program Association. Mr. Block received a B.S. from Albright College and an M.B.A. from La Salle University.

Edward M. Weil, Jr. has served as executive vice president and secretary of our company since our formation in October 2009. He also is executive vice president and secretary of our advisor and property manager since their formation in November 2009. Mr. Weil has been the chief executive officer of Realty Capital Securities, LLC, our dealer manager, since December 2010. Mr. Weil also has been executive vice president and secretary of ARCT and executive vice president of the ARCT advisor and the ARCT property manager since their formation in August 2007, executive vice president and secretary of ARC HT since its formation in August 2010 and executive vice president and secretary of the ARC HT advisor and the ARC HT property manager since their formation in August 2010. Mr. Weil also has been executive vice president and secretary of ARC RCA since its formation in July 2010 and executive vice president and secretary of the ARC RCA advisor since its formation in May 2010. Mr. Weil also has served as executive vice president and secretary of ARCT II, its advisor and its property manager since their formation in September 2010. Mr. Weil has served as executive vice president and secretary of ARCT III since its formation in October 2010. Mr. Weil has served as executive vice president and secretary of the advisor and property manager for ARCT III since their formation in October 2010. Mr. Weil also has been executive vice president and secretary of ARCP since its formation in December 2010 and executive vice president and secretary of its advisor since its formation in November 2010. Mr. Weil also has been the executive vice president of American Realty Capital II Advisors, LLC since its formation in December 2009. From October 2006 to May 2007, Mr. Weil was managing director of Milestone Partners Limited. He was formerly the senior vice president of sales and leasing for AFRT (as well as for its predecessor, AFRG) from April 2004 to October 2006, where he was responsible for the disposition and leasing activity for a 33 million square-foot portfolio of properties. Under the direction of Mr. Weil, his department was the sole contributor in the increase of occupancy and portfolio revenue through the sales of over 200 properties and the leasing of over 2.2 million square feet, averaging 325,000 square feet of newly executed leases per quarter. From July 1987 to April 2004, Mr. Weil was president of Plymouth Pump & Systems Co. Mr. Weil attended George Washington University. Mr. Weil holds FINRA Series 7 and 63 licenses.

Leslie D. Michelson was appointed as an independent director of our company in October 2009. Mr. Michelson also serves as an independent director of ARCT since January 2008 and ARC HT since January 2011. Mr. Michelson also serves as an independent director of BDCA, an American Realty Capital-sponsored specialty finance company, since January 2011. Mr. Michelson has served as the chairman and chief executive officer of Private Health Management, a retainer-based primary care medical practice management company since April 2007. Mr. Michelson served as vice chairman and chief executive officer of the Prostate Cancer Foundation, the world’s largest private source of prostate cancer research funding, from April 2002 until December 2006 and currently serves on its board of directors. Mr. Michelson served on the board of directors of Catellus Development Corp. (a publicly traded national mixed-use and retail developer) from 1997 until 2004 when the company was sold to ProLogis. Mr. Michelson was a member of the audit committee of the board of directors for 5 years. From April 2001 to April 2002, he was an investor in, and served as an advisor or director of, a portfolio of entrepreneurial healthcare, technology and real estate companies. From March 2000 to August 2001, he served as chief executive officer and as a director of Acurian, Inc., an Internet company that accelerates clinical trials for new prescription drugs. From 1999 to March 2000, Mr. Michelson served as an adviser of Saybrook Capital, LLC, an investment bank specializing in the real estate and health care industries. From June 1998 to February 1999, Mr. Michelson served as chairman and co-chief executive officer of Protocare, Inc., a manager of clinical trials for the pharmaceutical industry and disease management firm. From 1988 to 1998, he served as chairman and chief executive officer of Value Health Sciences, Inc., an applied health services research firm he co-founded. Mr. Michelson has been a director of Nastech Pharmaceutical Company Inc., a NASDAQ-traded biotechnology company focused on innovative drug delivery technology, from 2004 to 2008, of Highlands Acquisition Company, a AMEX-traded special purpose acquisition company, from 2007 to 2009, and of G&L Realty Corp., a NYSE-traded medical office building REIT from 1995 to 2001. Mr. Michelson is currently a director of Landmark Imaging, a privately held diagnostic imaging and treatment company and of Private Health Management, a retainer-based primary care medical practice management company. Also since June 2004 and through the present, he has been and is a director and Vice Chairman of ALS-TDI, a philanthropy dedicated to curing Amyotrophic Lateral Sclerosis (ALS), commonly known as Lou Gehrig’s disease. Mr. Michelson received his B.A. from The Johns Hopkins University in 1973 and a J.D. from Yale Law School in 1976. We believe that

Mr. Michelson’s previous experience as a member of the board of directors of Catellus Development Corp., a NYSE growth-oriented real estate development company, where he served as a member of the audit committee, his current role as a member of the board of directors of ARCT and NYRR and his legal education make him well qualified to serve as a member of our board of directors.

William G. Stanley was appointed as an independent director of our company in October 2009. Mr. Stanley has been an independent director of ARCT since January 2008 and an independent director of ARC RCA since February 2011. Mr. Stanley also serves as an independent director of BDCA, an American Realty Capital-sponsored specialty finance company, since January 2011. Mr. Stanley is a member of the audit committee of our board of directors and a member of the audit committee of the boards of directors of ARCT and ARC RCA. Mr. Stanley is the founder and managing member of Stanley Laman Securities, LLC (SLS), a FINRA member broker-dealer, since 2004, and the founder and president of The Stanley-Laman Group, Ltd (SLG), a registered investment advisor for high net worth clients since 1997. SLG has built a multi-member staff which critically and extensively studies the research of the world’s leading economists and technical analysts to support its tactical approach to portfolio management. Over its history, SLG and SLS have assembled an array of intellectual property in the investment, estate, tax and business planning arena. Mr. Stanley has earned designations as a Chartered Financial Consultant, Chartered Life Underwriter, and received his Master of Science in Financial Services from the American College in 1997. Mr. Stanley holds FINRA Series 7, 63 and 24 licenses. We believe that Mr. Stanley’s significant background in the finance and investment management industry and his service on the board of directors of other public companies in the past makes him well qualified to serve as a member of our board of directors.

Robert H. Burns was appointed as an independent director of our company in October 2009. He has also been an independent director of ARCT and ARCT III since January 2008 and January 2011, respectively. Burns is a hotel industry veteran with an international reputation and over 30 years of hotel, real estate, food and beverage and retail experience. Mr. Burns founded and built the luxurious Regent International Hotels brand, which he sold in 1992. From 1970 to 1992, Mr. Burns served as chairman and chief executive officer of Regent International Hotels, where he was personally involved in all strategic and major operating decisions. In this connection, Mr. Burns and his team of professionals performed site selection, obtained land use and zoning approvals, performed all property due diligence, financed each project by raising both equity and arranging debt, oversaw planning, design and construction of each hotel property, and managed each asset. Each Regent hotel typically contained a significant food and beverage element and high-end retail component, frequently including luxury goods such as clothing, jewelry, as well as retail shops. In fact, Mr. Burns is extremely familiar with the retail landscape as his flagship hotel in Hong Kong was part of a mixed-use complex anchored by a major enclosed shopping center connected to the Regent Hong Kong. Thus, Mr. Burns has over forty (40) years as a manager and principal acquiring, financing, developing and operating properties. Mr. Burns opened the first Regent hotel in Honolulu, Hawaii, in 1970. From 1970 to 1979, the company opened and managed a number of prominent hotels, but gained truly international recognition in 1980 with the opening of The Regent Hong Kong, which brought a new dimension in amenities and service to hotels in the city and attracted attention throughout the world. It was in this way that the hotel innovatively combined the Eastern standard of service excellence with the Western standard of luxurious spaces. In all, Mr. Burns developed over 18 major hotel projects including the Four Seasons Hotel in New York City, the Beverly Wilshire Hotel in Beverly Hills, the Four Seasons Hotel in Milan, Italy, and the Four Seasons Hotel in Bali, Indonesia.

Mr. Burns currently serves as chairman of Barings’ Chrysalis Emerging Markets Fund (since 1991) and as a director of Barings’ Asia Pacific Fund (since 1986). Additionally, he is a member of the executive committee of the board of directors of Jazz at Lincoln Center in New York City (since 2000), and chairs the Robert H. Burns Foundation which he founded in 1992 and which funds the education of Asian students at American schools. Mr. Burns frequently lectures at Stanford Business School. Mr. Burns was chairman and co-founder of the World Travel and Tourism Council (1994 to 1996), a forum for business leaders in the travel and tourism industry. With Chief Executives of some one hundred of the world’s leading travel and tourism companies as its members, the World Travel and Tourism Council has a unique mandate and overview on all matters related to travel and tourism. He served as a faculty member at the University of Hawaii (1963 to 1994) and as president of the Hawaii Hotel Association (1968 to 1970). Mr. Burns began his career in Sheraton’s Executive Training Program in 1958, and advanced rapidly within Sheraton and then within Westin Hotels (1962 to 1963). He later spent eight years with Hilton International Hotels (1963 to 1970). Mr. Burns graduated from the School of Hotel Management at Michigan State University (1958), and the University of Michigan’s Graduate School of Business (1960), after serving three years in the U.S. Army in Korea. For the past five years Mr. Burns has devoted his time to owning and operating Villa Feltrinelli on Lago di Garda, in Northern Italy, a small, luxury hotel, and working on developing hotel projects in Asia, focusing on Vietnam and China. We believe that Mr. Burns’ experience as a real estate developer for over 40 years, during which he developed over 18 major hotel projects, make him well qualified to serve as a member of our board of directors.

Dealer Manager

The following language replaces the disclosure under the heading “Management — Affiliated Companies — Dealer Manager” beginning on page 82 of the Prospectus.

Realty Capital Securities, LLC (CRD #145454), our dealer manager, is a member firm of FINRA. Our dealer manager was organized on August 29, 2007 for the purpose of participating in and facilitating the distribution of securities of real estate programs sponsored by American Realty Capital, its affiliates and its predecessors.

Our dealer manager provides certain wholesaling, sales, promotional and marketing assistance services to us in connection with the distribution of the shares offered pursuant to this prospectus. It also may sell a limited number of shares at the retail level. The compensation we will pay to our dealer manager in connection with this offering is described in the section of this prospectus captioned “Management Compensation.” See also “Plan of Distribution — Dealer Manager and Compensation We Will Pay for the Sale of Our Shares.” Our dealer manager also serves as dealer manager for ARCT, PE-ARC, ARC RCA, ARC HT, Healthcare Trust of America, Inc., ARCT II, ARC — Northcliffe, ARCT III, United Development Funding IV and ARCP.

Our dealer manager is a wholly owned subsidiary of American Realty Capital II, LLC. Accordingly, our dealer manager is indirectly majority-owned and controlled by Messrs. Schorsch and Kahane. Our dealer manager is an affiliate of both our advisor and the property manager. See the section entitled “Conflicts of Interest” in this prospectus.

The current officers of Realty Capital Securities, LLC are:

Name	Age	Position(s)
Edward M. Weil, Jr.	43	Chief Executive Officer
Louisa Quarto	43	President
Kamal Jafarnia	44	Executive Vice President and Chief Compliance Officer
Alex MacGillivray	49	Senior Vice President and National Sales Manager

The background of Mr. Weil is described in the “Management — Executive Officers and Directors” section of this prospectus and the backgrounds of Ms. Quarto and Messrs. Jafarnia and MacGillivray are described below:

Louisa Quarto has been the president of Realty Capital Securities LLC, our dealer manager, since September 2009. Ms. Quarto served as senior vice president and chief compliance officer for our dealer manager from May 2008 until February 2009, as executive managing director from November 2008 through July 2009 and co-president from July 2009 through August 2009. Ms. Quarto also has been senior vice president for American Realty Capital Advisors, LLC since April 2008. Ms. Quarto’s responsibilities for Realty Capital Securities include overseeing sales, national accounts, operations and compliance activities. From February 1996 through April 2008, Ms. Quarto was with W. P. Carey & Co. LLC and its broker dealer subsidiary, Carey Financial LLC, beginning as an associate marketing director in 1996, becoming second vice president in 1999, vice president in 2000 and senior vice president in 2004. From July 2005 through April 2008 Ms. Quarto served as executive director and chief management officer of Carey Financial where she managed relationships with the broker-dealers that were part of the CPA® REIT selling groups. Ms. Quarto earned a B.A. from Bucknell University and an M.B.A. in Finance and Marketing from The Stern

School of Business at New York University. She holds FINRA Series 7, 63 and 24 licenses and is a member of the Investment Program Association’s, or IPA, Executive Committee, its Board of Trustees and serves as the IPA’s Treasurer and chair of its Finance Committee.

Kamal Jafarnia has been the executive vice president and chief compliance officer of our dealer manager since February 2009. Mr. Jafarnia has served as a senior vice president of American Realty Capital since November 2008. From March 2008 to October 2008, Mr. Jafarnia served as executive vice president of Franklin Square Capital Partners and as chief compliance officer of FB Income Advisor, LLC, the registered investment adviser to Franklin Square’s proprietary offering, where he was responsible for overseeing the regulatory compliance programs for the firm. From May 2006 to March 2008, Mr. Jafarnia was assistant general counsel and chief compliance officer for Behringer Harvard and Behringer Securities, LP, respectively, where he coordinated the selling group due diligence and oversaw the regulatory compliance efforts. From September 2004 to May 2006, Mr. Jafarnia worked as vice president of CNL Capital Markets, Inc. and chief compliance officer of CNL Fund Advisors, Inc. Mr. Jafarnia earned a B.A. from the University of Texas at Austin and a J.D. from Temple University School of Law in Philadelphia, Pennsylvania. He is currently participating in the Masters of Laws degree program in Securities and Financial Regulation at the Georgetown University Law Center in Washington, DC. Mr. Jafarnia holds FINRA Series 6, 7, 24, 63 and 65 licenses.

Alex MacGillivray has been the senior vice president and national sales manager of our dealer manager since June 2009. Mr. MacGillivray has over 20 years of sales experience and his current responsibilities include sales, marketing, and managing the distribution of all products offered by our dealer manager. From January 2006 to December 2008, he was a director of sales at Prudential Financial with responsibility for managing a team focused on variable annuity sales through numerous channels. From December 2003 to January 2006, he was a national sales manager at Lincoln Financial, overseeing a team focused on variable annuity sales. From June 1996 to October 2002, he was a senior sales executive at AXA Equitable, initially as division sales manager, promoted to national sales manager, and promoted again to chief executive officer and president of AXA Distributors, with responsibility for variable annuity and life insurance distribution. From February 1992 to May 1996, Mr. MacGillivray was a regional vice president at Fidelity Investments with responsibility for managing the sales and marketing of mutual funds to broker-dealers. While at Fidelity Investments, he was promoted to senior vice president and district sales manager in 1994. From October 1987 to 1990, Mr. MacGillivray was a regional vice president at Van Kampen Merritt where he represented mutual funds, unit investment trusts, and closed end funds. Mr. MacGillivray holds FINRA Series 7, 24 and 63 licenses.

Conflicts of Interest

The following language replaces the introductory disclosure under the heading “Conflicts of Interest” on page 99 of the Prospectus.

We are subject to various conflicts of interest arising out of our relationship with our advisor and its affiliates, including conflicts related to the arrangements pursuant to which our advisor and its affiliates will be compensated by us. Our agreements and compensation arrangements with our advisor and its affiliates were not determined by arm’s-length negotiations. See the section entitled “Management Compensation” in this prospectus. Some of the conflicts of interest in our transactions with our advisor and its affiliates, and the limitations on our advisor and its affiliates adopted to address these conflicts, are described below.

Affiliates of our advisor have sponsored and may sponsor one or more other real estate investment programs in the future, including American Realty Capital Trust, Inc., or ARCT, Phillips — Edison ARC Shopping Center REIT, Inc., or PE-ARC, American Realty Capital Healthcare Trust, Inc., or ARC HT, American Realty Capital — Retail Centers of America, Inc., or ARC RCA, American Realty Capital Trust II, Inc., or ARCT II, ARC — Northcliffe Income Properties, Inc., or ARC — Northcliffe, American Realty Capital Trust III, Inc., or ARCT III, and American Realty Capital Properties, Inc., or ARCP. For additional information on each of these programs, please see the section entitled “Prior Performance Summary” elsewhere in this prospectus. ARCT commenced its initial public offering of 150,000,000 shares of common stock on January 25, 2008. As of February 15, 2011, ARCT had received aggregate gross offering proceeds of approximately $712.5 million from the sale of approximately 72.9 million shares in its initial public offering. As of February 15, 2011, ARCT had acquired 278 properties, primarily comprised of freestanding, single-tenant retail and commercial properties that are net leased to investment grade and other creditworthy tenants. As of February 15, 2011, ARCT had total real estate investments, at cost, of approximately $978.8 million. PE-ARC filed its initial registration statement with the SEC on January 13, 2010 and became effective on August 12, 2010. As of February 15, 2011, PE-ARC had received aggregate gross offering proceeds of $7.7 million from the sale of 0.8 million shares in its public offering. As of February 15, 2011, PE-ARC had acquired two shopping centers for a purchase price of $20.0 million. ARC HT filed its initial registration statement with the SEC on August 27, 2010 and became effective on February 18, 2011. As of February 18, 2011, the company had not raised any money in connection with the sale of its common stock nor had it acquired any properties. ARC RCA filed its initial registration statement with the SEC on September 13, 2010, which has yet to become effective. As of February 15, 2011, ARC RCA had not raised any money nor acquired any investments. ARCT II filed its initial registration statement with the SEC on October 8, 2010, which has yet to become effective. As of February 15, 2011, ARCT II had not raised any money nor acquired any investments. ARC — Northcliffe filed its initial registration statement with the SEC on October 12, 2010, which has yet to become effective. As of February 15, 2011, ARC — Northcliffe had not raised any money nor acquired any investments. ARCT III filed its initial registration statement with the SEC on November 2, 2010. As of February 15, 2011, ARCT III had not raised any money nor acquired any investments. ARCP filed its initial registration statement with the SEC on February 11, 2011. As of February 15, 2011, ARCP had not raised any money nor acquired any investments.

None of the investment objectives of these affiliated programs are similar to our investment objectives, which aim to acquire high quality income-producing commercial real estate located in the New York MSA, and in particular, New York City, with a focus on office and retail properties.

The officers and key personnel of our advisor are expected to spend a substantial portion of their time on activities unrelated to us, which may significantly reduce the amount of time to be spent by such officers and key personnel on activities related to us. It is currently anticipated that Mr. Happel will spend substantially all of his time on our behalf. Each of the other officers and key personnel, including Messrs. Schorsch and Kahane, is currently expected to spend a portion of their time on our behalf. In addition to the key personnel listed above, our advisor employs personnel who have extensive experience in managing REITs similar to us and selecting and managing commercial properties similar to the properties sought to be acquired by us. Based on our sponsor’s experience in sponsoring ARCT, PE-ARC and us, all of which are non-traded REITs that are in their operational stage, a significantly greater time commitment is required of senior management during the development stage when the REIT is being organized, funds are initially being raised and funds are initially being invested, and less time is required as additional funds are raised and the offering matures. We refer to the “development stage” of a REIT as the time period from the inception of the REIT until it raises a sufficient amount of funds to break escrow under its registration statement.

In addition, certain of our executive officers, Messrs. Schorsch and Kahane, also are officers of our advisor, our property manager, our dealer manager and other affiliated entities, including the advisor and property manager of other REITs sponsored by the American Realty Capital group of companies, many of which are in the development stage.

The management of multiple REITs, especially REITs in the development stage, may significantly reduce the amount of time our executive officers are able to spend on activities related to us. Additionally, as described below, given that five of the American Realty Capital-sponsored REITs have registration statements that are not yet effective and are in the development phase, and three of the American Realty Capital-sponsored REITs have registration statements that became effective in the past six months, including us, in which our executive officers are involved, and will have concurrent and/or overlapping fundraising, acquisition, operational and disposition and liquidation phases, conflicts of interest related to these REITs will arise throughout the life of our company with respect to, among other things, finding investors, locating and acquiring properties, entering into leases and disposing of properties. The conflicts of interest each of our executive officers and each officer of our advisor will face may delay our fund raising and investment of our proceeds due to the competing time demands.

These individuals also owe fiduciary duties to these other entities and their stockholders and limited partners, which fiduciary duties may conflict with the duties that they owe to us and our stockholders. Their loyalties to these other entities could result in actions or inactions that are detrimental to our business, which could harm the implementation of our business strategy and our investment and leasing opportunities. Conflicts with our business and interests are most likely to arise from involvement in activities related to (a) allocation of new investments and management time and services between us and the other entities, (b) our purchase of properties from, or sale of properties to, affiliated entities, (c) the timing and terms of the investment in or sale of an asset, (d) development of our properties by affiliates, (e) investments with affiliates of our advisor, (f) compensation to our advisor, and (g) our relationship with our dealer manager and property manager. If we do not successfully implement our business strategy, we may be unable to generate cash needed to make distributions to you and to maintain or increase the value of our assets. If these individuals act or fail to act in a manner that is detrimental to our business or favor one entity over another, they may be subject to liability for breach of fiduciary duty.

Although certain of our executive officers face conflicts of interest as a result of the foregoing, the following factors tend to ameliorate the effect of the resulting potential conflicts of interest. Our fundraising, including finding investors, will be handled principally by our dealer manager, with our executive officers’ participation limited to participation in sales seminars. As described below, our dealer manager has a sales team that includes 90 professionals, as well as a wholesaling team for each offering dedicated to that offering, which it believes is adequate and structured in a manner to handle sales for all of the offerings for which it is the dealer manager. Some of the American Realty Capital-sponsored REITs have sub-advisors or dedicated management teams who have primary responsibility for investment activities of the REIT, which may mitigate some of these conflicts of interest. Five senior members, all of which are our executive officers, collectively indirectly own interests in the dealer manager and the sponsors or co-sponsors of the American Realty Capital-sponsored investment programs. Controlling interests in the dealer manager and the sponsors or co-sponsors of the American Realty Capital-sponsored investment programs are owned by Nicholas S. Schorsch and William M. Kahane. See the organizational chart in this section below. These members share responsibility for overseeing key management functions, including general management, investing, asset management, financial reporting, legal and accounting activities, marketing strategy and investor relations. This “bench” of senior members provides depth of management and is designed with succession planning in mind. Nonetheless, the competing time commitments resulting from managing multiple development stage REITs may impact our investment activities and our executive officers’ ability to oversee these activities.

We will compete for investors with other American Realty Capital-sponsored programs, which offerings will be ongoing during a significant portion of our offering period. The overlap of these offerings with our offering could adversely affect our ability to raise all the capital we seek in this offering, the timing of sales of our shares and the amount of proceeds we have to spend on real estate investments.

We may buy properties at the same time as one or more of the other American Realty Capital-sponsored programs managed by officers and key personnel of our advisor. As a result, they owe duties to each of these entities, their members and limited partners and these investors and others to whom they provide services, which duties may from time to time conflict with the fiduciary duties that they owe to us and our stockholders. However, to the extent that our advisor or its affiliates take actions that are more favorable to other entities than to us, these actions could have a negative impact on our financial performance and, consequently, on distributions to you and the value of our stock. In addition, our directors, officers and certain of our stockholders may engage for their own account in business activities of the types conducted or to be conducted by our subsidiaries and us. For a discussion of the restrictions included in our charter relating to limits placed upon our directors, officers and certain of our stockholders, see the section of this prospectus captioned “— Certain Conflict Resolution Procedures.” In addition, for a description of some of the risks related to these conflicts of interest, see the section of this prospectus captioned “Risk Factors — Risks Related to Conflicts of Interest.”

Our independent directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise, and all of our directors have a fiduciary obligation to act on behalf of our stockholders.

Insurance Policies

The following language replaces the disclosure under the heading, “Investment Strategy, Objectives and Policies — Insurance Policies” on page 106 of the Prospectus.

We typically purchase comprehensive liability, rental loss, all-risk property casualty and terrorism insurance covering our real property investments provided by reputable companies, with commercially reasonable deductibles, limits and policy specifications customarily carried for similar properties. There are, however, certain types of losses that may be either uninsurable or not economically insurable, such as losses due to floods or riots. If an uninsured loss occurs, we could lose our “invested capital” in, and anticipated profits from, the property. For these purposes, “invested capital” means the original issue price paid for the shares of our common stock reduced by prior distributions from the sale or financing of our properties. See the section entitled “Risk Factors — General Risks Related to Investments in Real Estate” in this prospectus for additional discussion regarding insurance.

Description of Real Estate Investments

The following information is added at the end of the disclosure under the heading, “Description of Real Estate Investments” that begins on page 120 of the Prospectus.

Bleecker Street Portfolio

On December 1, 2010, the Company, through its sponsor, American Realty Capital III, LLC, closed its acquisition of a portfolio of five retail condominiums in Manhattan, New York. The seller consists of Bleecker Street Condo, LLC, 382/384 Bleecker, LLC, 382/384 Perry Retail, LLC and BCS 387, LLC. The seller has no material relationship with the Company and the acquisition is not an affiliated transaction.

The properties are located on Bleecker Street in Greenwich Village and are leased to the following five high-end fashion tenants: Marc Jacobs, Michael Kors, Burberry, Mulberry and APC. Numerous buildings are located in the area offering similar spaces to similar tenants.

Capitalization

The Company purchased the portfolio for a purchase price of $34.0 million at an average capitalization rate of 7.2%. The Company financed a portion of the purchase price with a five-year, $21.3 million mortgage note bearing a fixed interest rate of 4.29% with an unaffiliated lender. The mortgage requires monthly interest payments with the principal balance due on the maturity date of December 6, 2015. The mortgage is nonrecourse and may be accelerated only upon the event of a default. The mortgage may be prepaid through defeasance. As the mortgage is interest only, it is not subject to amortization and the principal outstanding upon maturity will remain at $21.3 million.

In addition, the acquisition and closing costs were partially funded from funds received from two joint venture partners and the Company. These joint venture partners, American Realty Capital Trust, Inc., an affiliate of the Company, or ARCT, and an unaffiliated third-party investor, provided $13.0 million of preferred equity proceeds. ARCT made a an investment of $12.0 million and the unaffiliated third-party made an investment in of $1.0 million. The preferred equity yield is between 6.85% and 7.00%. The balance of the purchase price and closing costs which total $0.7 million, excluding the costs incurred related to securing the mortgage financing, was funded by New York Recovery Operating Partnership, L.P., our operating partnership. Although a party to the joint venture agreement, our operating partnership does not receive a preferred equity yield. We may redeem the equity interests of our operating partnership, ARCT or the unaffiliated third party investor at their respective capital contribution plus any accrued yields, as applicable. The joint venture agreement provides the preferred equity investors with no voting rights and as such, we are responsible for day-to-day control over operating decisions of the properties.

Major Tenants/Lease Expiration

Each of the five tenants occupies 100% of the rentable square footage of the particular condominium that it leases.

The lease to Marc Jacobs has an average annual rent of approximately $468,000 and expires in July 2017. The lease has one five-year renewal option at 95% of fair market rent, but in no event less than 90% of last paid rent.

The lease to Michael Kors has an average annual rent of approximately $622,000 and expires in August 2022. The lease has one five-year renewal option at 95% percent of fair market rent.

The lease to Burberry has an average annual rent of approximately $1,032,000 and expires in November 2020. The lease has two five-year renewal options at the greater of 95% percent of fair market rent and 103% last rent paid.

The lease to A.P.C. has an average annual rent of approximately $138,000 and expires in June 2020. The lease has no renewal option.

The lease to Mulberry has an average annual rent of approximately $293,000 and expires in May 2016. The lease has one five-year renewal option at 95% percent of fair market rent.

Each of the leases provides for 3% annual rent increases. The five retail properties are ground-floor commercial condominium units with approximately 9,300 square feet situated in three buildings between West 11th and Charles Streets. All rents are annualized as of December 2010.

	2010	2009(1)	2008(1)	2007(1)	2006
Occupancy Rate	100%	100%	100%	100%	(2)
Average Effective Annual Rental Per Square Foot	$230.49	$87.22	$84.99	$83.91	(2)

(1)	Two of the five units were not separate condominiums prior to 2010
(2)	None of the five units were not separate condominiums prior to 2007

Other

We do not have any scheduled capital improvements.

We believe that this property is adequately insured.

The real estate taxes for the 2010/2011 tax year are as follows:

		Tax Amount	Tax Rate
367/369 Bleecker Street: COM	Burberry	$26,203	13.353%
382/384 Bleecker Street: COM A & C	Marc Jacobs	$17,174	10.312%
382/384 Bleecker Street: COM B	Michael Kors	$14,363	10.312%
382/384 Bleecker Street: COM D	APC	$5,848	10.312%
387 Bleecker Street: COM	Mulberry	$3,412	17.364%

Taxes are billed quarterly in advance and have been paid thru December 2010.

The Federal tax basis and the rate of depreciation will be determined based upon the completion of cost allocation studies in connection with finalizing our 2010 Federal tax return.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion supplements the disclosure in the Prospectus under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Note that this information is derived from the similar information included in our Quarterly Report on Form 10-Q for the three months and nine months ended September 30, 2010, which was filed with the SEC on November 15, 2010. The information below (including the related financial statements and notes thereto) is accordingly as of November 15, 2010. For more recent developments, see pages S-3 through S-8 of this Supplement No. 4.

The following discussion and analysis should be read in conjunction with the accompanying financial statements of American Realty Capital New York Recovery REIT, Inc. and the notes thereto. As used herein, the terms “we,” “our” and “us” refer to American Realty Capital New York Recovery REIT, Inc., a Maryland corporation, and, as required by context, New York Recovery REIT Operating Partnership, L.P., a Delaware limited partnership, which we refer to as the “OP” and to their subsidiaries. American Realty Capital New York Recovery REIT, Inc. is externally managed by New York Recovery Advisors, LLC, a Delaware limited liability company, or the “Advisor.”

Overview

We are a newly formed Maryland corporation, incorporated on October 6, 2009, that intends to qualify as a REIT for federal income tax purposes for the taxable year ending December 31, 2010. On September 2, 2010, we commenced our IPO on a “best efforts” basis of up to 150,000,000 shares of common stock (exclusive of 25,000,000 shares available pursuant to our dividend reinvestment plan) at a price of $10.00 per share, subject to certain volume and other discounts, pursuant to our Registration statement on Form S-11 (File No. 333-163069) (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). We sold 20,000 shares to New York Recovery Special Limited Partnership, LLC, an entity wholly owned by American Realty Capital III, LLC (the “Sponsor”) on October 16, 2009, at $10.00 per share. In addition, we sold 1,966,376 shares of convertible preferred stock (the “Preferred Shares”) for gross proceeds of $16,953,809 in a private placement pursuant to Rule 506 of Regulation D of the Securities Act (the “Preferred Offering”).

We were formed to acquire high quality, income-producing commercial real estate in the New York metropolitan area, and, in particular, properties located in New York City with a focus on office and retail properties. All such properties may be acquired and operated by the Company alone or jointly with another party. We may also originate or acquire first mortgage loans secured by real estate. New York Recovery Advisors, LLC (the “Advisor”), is our affiliated advisor.

As of September 30, 2010, we owned one property. The purchase price for the property was $32,250,000. The building has 65,100 square feet on seven floors and is 100% leased to 18 tenants. Annual rental rates range from approximately $24 to $100 per square foot with a weighted average annual rental rate of $49.57 per square foot. No lease comprises more than 15.4% of the total leasable space. Lease maturities range from one year to seven years.

Our promoters are Nicholas S. Schorsch, William M. Kahane, Michael A. Happel, Peter M. Budko, Brian S. Block and Edward M. Weil, Jr., who are each officers and/or members of our board.

Significant Accounting Estimates and Critical Accounting Policies

Set forth below is a summary of the significant accounting estimates and critical accounting policies that management believes are important to the preparation of our consolidated financial statements. Certain of our accounting estimates are particularly important for an understanding of our financial position and results of operations and require the application of significant judgment by our management. As a result, these estimates are subject to a degree of uncertainty. These significant accounting estimates include:

Revenue Recognition

Our revenues, which are derived primarily from rental income, include rents that each tenant pays in accordance with the terms of each lease reported on a straight-line basis over the initial term of the lease. Since many of our leases provide for rental increases at specified intervals, straight-line basis accounting requires us to record a receivable, and include in revenues, unbilled rent receivables that we will only receive if the tenant makes all rent payments required through the expiration of the initial term of the lease.

We continually review receivables related to rent and unbilled rent receivables and determine collectability by taking into consideration the tenant’s payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located. In the event that the collectability of a receivable is in doubt, we record an increase in our allowance for uncollectible accounts or record a direct write-off of the receivable in our consolidated statements of operations.

Investments in Real Estate

Investments in real estate are recorded at cost. Improvements and replacements are capitalized when they extend the useful life of the asset. Costs of repairs and maintenance are expensed as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of up to forty years for buildings and improvements, five to ten years for fixtures and improvements and the shorter of the useful life or the remaining lease term for tenant improvements and leasehold interests.

We are required to make subjective assessments as to the useful lives of our properties for purposes of determining the amount of depreciation to record on an annual basis with respect to our investments in real estate. These assessments have a direct impact on our net income because if we were to shorten the expected useful lives of our investments in real estate, we would depreciate these investments over fewer years, resulting in more depreciation expense and lower net income on an annual basis.

We are required to present the operations related to properties that have been sold or properties that are intended to be sold as discontinued operations in the statement of operations for all periods presented. Properties that are intended to be sold are to be designated as “held for sale” on the balance sheet.

Long-lived assets are carried at cost and evaluated for impairment when events or changes in circumstances indicate such an evaluation is warranted or when they are designated as held for sale. Valuation of real estate is considered a “critical accounting estimate” because the evaluation of impairment and the determination of fair values involve a number of management assumptions relating to future economic events that could materially affect the determination of the ultimate value, and therefore, the carrying amounts of our real estate. Additionally, decisions regarding when a property should be classified as held for sale are also highly subjective and require significant management judgment.

Events or changes in circumstances that could cause an evaluation for impairment include the following:

•	a significant decrease in the market price of a long-lived asset;
•	a significant adverse change in the extent or manner in which a long-lived asset is being used or in its physical condition;
•	a significant adverse change in legal factors or in the business climate that could affect the value of a long-lived asset, including an adverse action or assessment by a regulator;
•	an accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of a long-lived asset; and
•	a current-period operating or cash flow loss combined with a history of operating or cash flow losses or a projection or forecast that demonstrates continuing losses associated with the use of a long-lived asset.

We review our portfolio on an on-going basis to evaluate the existence of any of the aforementioned events or changes in circumstances that would require us to test for recoverability. In general, our review of recoverability is based on an estimate of the future undiscounted cash flows, excluding interest charges, expected to result from the property’s use and eventual disposition. These estimates consider factors such as expected future operating income, market and other applicable trends and residual value expected, as well as the effects of leasing demand, competition and other factors. If impairment exists due to the inability to recover the carrying value of a property, an impairment loss is recorded to the extent that the carrying value exceeds the estimated fair value of the property. We are required to make subjective assessments as to whether there are impairments in the values of our investments in real estate. These assessments have a direct impact on our net income because recording an impairment loss results in an immediate negative adjustment to net income.

Purchase Price Allocation

We allocate the purchase price of acquired properties to tangible and identifiable intangible assets acquired based on their respective fair values. Tangible assets include land, buildings, equipment and tenant improvements on an as-if vacant basis. We utilize various estimates, processes and information to determine the as-if vacant property value. Estimates of value are made using customary methods, including data from appraisals, comparable sales, discounted cash flow analysis and other methods. Identifiable intangible assets include amounts allocated to acquire leases for above- and below-market lease rates, the value of in-place leases, and the value of customer relationships.

Amounts allocated to land, buildings, equipment and fixtures are based on cost segregation studies performed by independent third-parties or on our analysis of comparable properties in our portfolio. Depreciation is computed using the straight-line method over the estimated lives of forty years for buildings, five to ten years for building equipment and fixtures, and the shorter of the useful life or the remaining lease term for tenant improvements.

Above-market and below-market in-place lease values for owned properties are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. The capitalized above-market lease values are amortized as a reduction of rental income over the remaining non-cancelable terms of the respective leases. The capitalized below-market lease values are amortized as an increase to rental income over the initial term and any fixed-rate renewal periods in the respective leases. The aggregate value of intangible assets related to in-place leases is primarily the difference between the property valued with existing in-place leases adjusted to market rental rates and the property valued as if vacant. Factors considered by us in our analysis of the in-place lease intangibles include an estimate of carrying costs during the expected lease-up period for each property, taking into account current market conditions and costs to execute similar leases. In estimating carrying costs, we include real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up period, which typically ranges from six to 18 months. We also estimate costs to execute similar leases including leasing commissions, legal and other related expenses.

The aggregate value of intangible assets related to customer relationship is measured based on our evaluation of the specific characteristics of each tenant’s lease and our overall relationship with the tenant. Characteristics considered by us in determining these values include the nature and extent of our existing business relationships with the tenant, growth prospects for developing new business with the tenant, the tenant’s credit quality and expectations of lease renewals, among other factors.

The value of in-place leases is amortized to expense over the initial term of the respective leases, which can range primarily from 2 to 20 years. The value of customer relationship intangibles is amortized to expense over the initial term and any renewal periods in the respective leases, but in no event does the amortization period for intangible assets exceed the remaining depreciable life of the building. If a tenant terminates its lease, the unamortized portion of the in-place lease value and customer relationship intangibles is charged to expense.

In making estimates of fair values for purposes of allocating purchase price, we utilize a number of sources, including independent appraisals that may be obtained in connection with the acquisition or financing of the respective property and other market data. We also consider information obtained about each property as a result of our pre-acquisition due diligence, as well as subsequent marketing and leasing activities, in estimating the fair value of the tangible and intangible assets acquired and intangible liabilities assumed. The allocations presented in the accompanying consolidated balance sheets are substantially complete; however, there are certain items that we will finalize once we receive additional information. Accordingly, these allocations are subject to revision when final information is available, although we do not expect future revisions to have a significant impact on our financial position or results of operations.

Derivative Instruments

We may use derivative financial instruments to hedge all or a portion of the interest rate risk associated with our borrowings. The principal objective of such agreements is to minimize the risks and/or costs associated with our operating and financial structure as well as to hedge specific anticipated transactions.

We record all derivatives on the balance sheet at fair value. The accounting for changes in the fair value of derivatives depends on the intended use of the derivative, whether we have elected to designate a derivative in a hedging relationship and apply hedge accounting and whether the hedging relationship has satisfied the criteria necessary to apply hedge accounting. Derivatives designated and qualifying as a hedge of the exposure to changes in the fair value of an asset, liability, or firm commitment attributable to a particular risk, such as interest rate risk, are considered fair value hedges. Derivatives designated and qualifying as a hedge of the exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges. Derivatives may also be designated as hedges of the foreign currency exposure of a net investment in a foreign operation. Hedge accounting generally provides for the matching of the timing of gain or loss recognition on the hedging instrument with the recognition of the changes in the fair value of the hedged asset or liability that is attributable to the hedged risk in a fair value hedge or the earnings effect of the hedged forecasted transactions in a cash flow hedge. We may enter into derivative contracts that are intended to economically hedge certain of its risk, even though hedge accounting does not apply or we elect not to apply hedge accounting.

We had no derivative instruments as of September 30, 2010 or December 31, 2009.

Results of Operations

As of September 30, 2010, we owned one property. The purchase price for the property was $32,755,956. The building has 65,100 square feet on seven floors and is 100% leased to 18 tenants. Annual rental rates range from approximately $24 to $100 per square foot with a weighted average annual rental rate of $49.57 per square foot. No lease comprises more than 15.4% of the total leasable space. Lease maturities range from one year to seven years.

In conjunction with the purchase of property, we assumed an existing $14,221,066 mortgage loan from the seller of the property and entered into agreements with two unrelated third parties for $8,900,000 of short-term bridge funds.

Our income and expenses for the three and nine months ended September 30, 2010 were primarily related to the purchase and operation of this property.

Cash Flows for the Nine Months Ended September 30, 2010

During the nine months ended September 30, 2010, net cash provided by operating activities was $420,502. The level of cash flows provided by operating activities is affected by both the timing of interest payments and amount of borrowings outstanding during the period. It is also affected by the receipt of scheduled rent payments. Accounts payable and accrued expenses, net of deferred offering costs increased by $547,302 mainly due to liabilities associated with the property acquired in June 2010. Prepaid expenses and other assets increased by $376,149 principally resulting from the prepayment of $200,335 of real estate taxes and $72,900 of insurance during the nine months ended September 30, 2010. Deferred rent increased by $154,024 due to prepayments of rent received from tenants of the property acquired in June 2010.

Net cash used in investing activities during the nine months ended September 30, 2010, was $18,534,890 relating to the acquisition completed in June 2010.

Net cash provided by financing activities totaled $18,645,117 during the nine months ended September 30, 2010. Such amount consisted primarily of $16,953,809 from the issuance of convertible preferred stock, $8,900,000 of proceeds from short-term bridge equity funds and $753,835 of proceeds from affiliates partially offset by $2,966,667 of payments of short-term bridge equity funds, $2,950,541 of payments of offering costs, $907,976 increase in restricted cash, $736,604 of payments of proceeds from affiliates, $334,469 of payments of distributions on convertible preferred stock and $66,269 of payments of mortgage note payable.

Cash paid for interest during the nine months ended September 30, 2010 was $419,372.

Liquidity and Capital Resources

Our principal demands for funds will continue to be for property acquisitions, either directly or through investment interests, for the payment of operating expenses, distributions to our investors, repurchases under our share repurchase plan (“SRP”), and for the payment of interest on our outstanding indebtedness. Generally, cash needs for property acquisitions will be met through proceeds from the sale of common stock through our public offering and mortgage financing. We may also from time to time enter into other agreements with third parties whereby third parties will make equity investments in specific properties or groups of properties that we acquire.

We expect to meet our future short-term operating liquidity requirements through a combination of net cash provided by our current property operations and the operations of properties to be acquired in the future and proceeds from the sale of common stock. Management expects that in the future, as our portfolio grows, our properties will generate sufficient cash flow to cover operating expenses and the payment of a monthly distribution. Other potential future sources of capital include proceeds from secured or unsecured financings from banks or other lenders, proceeds from private offerings, proceeds from the sale of properties and undistributed funds from operations.

We expect to continue to raise capital through the sale of our common stock and to utilize the net proceeds from the sale of our common stock and proceeds from secured financings to complete future property acquisitions. As of September 30, 2010, the proceeds of our common stock offering had not met the escrow requirements required to draw on the proceeds and issue common stock. As of September 30, 2010 we had issued 29,000 shares of common stock outstanding for gross proceeds of $200,000 and 1,966,376 Preferred Shares outstanding for gross proceeds of $16,953,809.

Acquisitions

Our Advisor evaluates potential acquisitions of real estate and real estate related assets and engages in negotiations with sellers and borrowers on our behalf. Investors should be aware that after a purchase contract is executed that contains specific terms the property will not be purchased until the successful completion of due diligence and negotiation of final binding agreements. During this period, we may decide to temporarily invest any unused proceeds from common stock offerings in certain investments that could yield lower returns than the properties. These lower returns may affect our ability to make distributions.

Distributions

The amount of distributions payable to our stockholders is determined by our board of directors and is dependent on a number of factors, including funds available for distribution, financial condition, capital expenditure requirements, as applicable and annual distribution requirements needed to qualify and maintain our status as a REIT under the Internal Revenue Code (the “Code”). Operating cash flows are expected to increase as additional properties are acquired in our investment portfolio.

On September 22, 2010, our board of directors declared a distribution rate equal to a 6.05% annualized rate based on the common share price of $10.00, commencing December 1, 2010. The distributions will be payable by the 5th day following each month end to stockholders of record at the close of business each day during the prior month. The dividend will be calculated based on stockholders of record each day during the applicable period at a rate of $0.00165753424 per day.

Our convertible preferred shares pay cumulative dividends monthly in arrears at the annualized rate of 8% on the liquidation preference of $9.00, resulting in a dividend rate of 8.23%.

We, our board of directors and Advisor share a similar philosophy with respect to paying our distribution. The distribution should principally be derived from cash flows generated from real estate operations. During the nine months ended September 30, 2010, distributions paid totaled $334,469. In order to improve our operating cash flows and our ability to pay dividends from operating cash flows, our related party Advisor agreed to waive certain fees including asset management and property management fees. See Note 10 —  Related Party transactions in the notes to the consolidated financial statements contained else ware in this report for more information on fees that were forgiven by our Advisor. The fees that were forgiven relating to the activity during the nine months ended September 30, 2010 are not deferrals and accordingly, will not be paid by us. As our real estate portfolio grows, we expect cash flows from operations to cover a more significant portion of our dividend distributions and over time to cover the entire distribution. As the cash flows from operations become more significant our Advisor may discontinue its past practice of forgiving fees and may charge the full fee owed to it in accordance with our agreements with the Advisor.

Loan Obligations

The payment terms of our loan obligations require principal and interest amounts payable monthly with all unpaid principal and interest due at maturity. Our loan agreement stipulates that we comply with specific reporting covenants. As of September 30, 2010, we were in compliance with the debt covenants under our loan agreement.

Our Advisor may, with approval from our independent board of directors, seek to borrow short-term capital that, combined with secured mortgage financing, exceeds our targeted leverage ratio. Such short-term borrowings may be obtained from third-parties on a case-by-case basis as acquisition opportunities present themselves simultaneous with our capital raising efforts. We view the use of short-term borrowings as an efficient and accretive means of acquiring real estate in advance of raising equity capital. Accordingly, we can take advantage of buying opportunities as we expand our fund raising activities. As additional equity capital is obtained, these short-term borrowings will be repaid. Our leverage ratio approximated 43.2% (secured mortgage notes payable as a percentage of total real estate investments, at cost) as of September 30, 2010.

Other Obligations

Our board of directors has adopted a SRP that enables our stockholders to sell their shares to us under limited circumstances. At the time a shareholder requests redemption, we may, subject to certain conditions, redeem the shares presented for repurchase for cash to the extent we have sufficient funds available to fund such purchase. As of September 30, 2010 we had less than the required $2.0 million in our escrow account and therefore we have not yet met the requirement to draw on the proceeds from the sale of common stock and therefore have no shares eligible for repurchase.

As of September 30, 2010, we had cash and cash equivalents of $531,027, which we expect to be used primarily to invest in additional real estate, pay debt service, pay operating expenses and pay stockholder distributions.

Contractual Obligations

The following is a summary of our contractual obligations as of September 30, 2010:

	Total	Less Than One Year	1 – 3 Years	3 – 5 Years	Thereafter
Principal Payments Due:
Mortgage notes payable	$14,154,796	$283,291	$13,871,505	$—	$—
Other notes payable	5,933,334	5,933,334	—	—	—
Purchase obligations(1)	—	—	—	—	—
	$20,088,130	$6,216,625	$13,871,504	$—	$—

Interest Payments Due:
Mortgage notes payable	$1,889,803	$881,624	$1,008,179	$—	$—
Other notes payable	180,967	180,967	—	—	—
Purchase obligations(1)	—	—	—	—	—
	$2,070,770	$1,062,591	$1,008,179	$—	$—

(1)	Subsequent to September 30, 2010, we expect to acquire a portfolio of five retail condominiums on Bleecker Street, New York, NY. The term of this acquisition are still being finalized. See Note 3 of the consolidated financial statements included in this Form 10-Q for more information about this acquisition.

Election as a REIT

We elected to be taxed as a REIT under Sections 856 through 860 of the Code commencing with our taxable year ended December 31, 2010. If we continue to qualify for taxation as a REIT, we generally will not be subject to federal corporate income tax to the extent we distribute our REIT taxable income to our stockholders, and so long as we distribute at least 90% of our REIT taxable income. REITs are subject to a number of other organizational and operational requirements. Even if we qualify for taxation as a REIT, we may be subject to certain state and local taxes on our income and property, and federal income and excise taxes on our undistributed income. We believe we are organized and operating in such a manner as to qualify to be taxed as a REIT for the taxable nine months ended September 30, 2010.

Inflation

We may be adversely impacted by inflation on the leases that do not contain indexed escalation provisions. In addition, we are required to pay costs for maintenance and operation of the building which may adversely impact our results of operations due to potential increases in costs and operating expenses resulting from inflation.

Related-Party Transactions and Agreements

We have entered into agreements with American Realty Capital II, LLC and its affiliates, whereby we pay certain fees or reimbursements to our Advisor or its affiliates for acquisition fees and expenses, organization and offering costs, sales commissions, dealer manager fees, asset and property management fees and reimbursement of operating costs. See Note 10 to our consolidated financial statements included in this report for a discussion of the various related-party transactions, agreements and fees.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Quantitative and Qualitative Disclosures About Market Risk

The market risk associated with financial instruments and derivative financial instruments is the risk of loss from adverse changes in market prices or rates. Our long-term debt, which consists of a single secured financing, bears interest at a fixed rate. Our interest rate risk management objectives are to limit the impact of interest rate changes in earnings and cash flows and to lower our overall borrowing costs. To achieve these objectives, from time to time, we may enter into interest rate hedge contracts such as swaps, collars, and treasury lock agreements in order to mitigate our interest rate risk with respect to various debt instruments. We would not hold or issue these derivative contracts for trading or speculative purposes.

As of September 30, 2010, our debt included fixed-rate debt with a carrying value of $14,154,796 and a fair value of approximately $14,520,000. Changes in market interest rates on our fixed rate debt impact fair value of the debt, but it has no impact on interest incurred or cash flow. For instance, if interest rates rise 100 basis points and our fixed rate debt balance remains constant, we expect the fair value of our debt to decrease, the same way the price of a bond declines as interest rates rise. The sensitivity analysis related to our fixed–rate debt assumes an immediate 100 basis point move in interest rates from their September 30, 2010 levels, with all other variables held constant. A 100 basis point increase in market interest rates would result in a decrease in the fair value of our fixed rate debt by approximately $0.3 million. A 100 basis point decrease in market interest rates would result in an increase in the fair value of our fixed-rate debt by $0.3 million.

These amounts were determined by considering the impact of hypothetical interest rate changes on our borrowing costs, and assume no other changes in our capital structure.

As the information presented above includes only those exposures that existed as of September 30, 2010, it does not consider exposures or positions arising after that date. The information represented herein has limited predictive value. As a result, the ultimate realized gain or loss with respect to interest rate fluctuations will depend on cumulative exposures, hedging strategies employed and the magnitude of fluctuations.

We do not have any foreign operations and thus we are not exposed to foreign currency fluctuations.

Prior Performance Summary

The following language replaces the disclosure under the heading “Prior Performance Summary” beginning on page 127 of the Prospectus.

Prior Investment Programs

The information presented in this section represents the historical experience of the real estate programs managed and sponsored over the last ten years by Messrs. Schorsch and Kahane. Investors should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior real estate programs. The prior performance of real estate investment programs sponsored by affiliates of Messrs. Schorsch and Kahane and our advisor may not be indicative of our future results. For an additional description of this risk, see “Risk Factors — Risks Related to an Investment in American Realty Capital New York Recovery REIT, Inc. — We have a very limited operating history and have no established financing sources, and the prior performance of other real estate investment programs sponsored by affiliates of our advisor may not be an indication of our future results.” The information summarized below is current as of December 31, 2009 and is set forth in greater detail in the Prior Performance Tables included in this prospectus. In addition, we will provide upon request to us and without charge, a copy of the most recent Annual Report on Form 10-K filed with the SEC by any public program within the last 24 months, and for a reasonable fee, a copy of the exhibits filed with such report.

We intend to conduct this offering in conjunction with future offerings by one or more public and private real estate entities sponsored by American Realty Capital and their affiliates. To the extent that such entities have the same or similar objectives as ours or involve similar or nearby properties, such entities may be in competition with the properties acquired by us. See the section entitled “Conflicts of Interest” in this prospectus for additional information.

Summary Information

The summary information is current for all prior investment programs of our sponsor which were in existence as of December 31, 2009.

During the period from August 2007 (inception of the first program) to December 31, 2009, affiliates of our advisor have sponsored one public program and four non-public programs with similar investment objectives to our program. From August 2007 (inception of the public program) to December 31, 2009, our public program, which includes ARCT and the programs consolidated into it, which were ARC Income Properties II and all of the Section 1031 Exchange Programs in existence as of December 31, 2009 described below, had raised $144.4 million from 3,722 investors in ARCT’s public offering and an additional $16.4 million from 205 investors in a private offering by ARC Income Properties II and 9 investors in a private offering by the Section 1031 Exchange Programs. The public program purchased 126 properties with an aggregate purchase price of $325.5 million, including acquisition fees, in 22 states.

The following table details the percentage of properties by state based on purchase price:

State location	Purchase Price %
ALABAMA	1.3%
ARIZONA	2.3%
CALIFORNIA	2.3%
FLORIDA	6.0%
GEORGIA	3.6%
ILLINOIS	2.6%
INDIANA	1.8%
KANSAS	7.1%
MAINE	1.1%
MASSACHUSETTS	10.1%
MICHIGAN	1.9%

State location	Purchase Price %
MINNESOTA	0.8%
MISSOURI	1.1%
NEVADA	0.9%
NEW JERSEY	9.7%
NEW YORK	1.4%
NORTH CAROLINA	3.9%
OHIO	2.8%
OKLAHOMA	3.0%
PENNSYLVANIA	22.6%
SOUTH CAROLINA	1.0%
TEXAS	12.6%
100%

The properties are all commercial single tenant facilities with 38.3% retail banking, 37.5% retail pharmacies, 12.8% freight distribution facilities, 7.2% retail home maintenance, 3.8% retail auto services and 0.5% retail auto parts based on purchase price. The purchased properties were 51.7% new and 48.3% used, based on purchase price. None of the purchased properties were construction properties. As of December 31, 2009, no properties had been sold. The acquired properties were purchased with a combination of proceeds from the issuance of common stock, mortgage notes payable, short-term notes payable, revolving lines of credit, long-term notes payable issued in private placements and joint venture arrangements.

During the period from June 2008 (inception of the first non-public program) to December 31, 2009, our non-public programs, which were ARC Income Properties, ARC Income Properties II, ARC Income Properties III and ARC Growth Fund, LLC, had raised $51.1 million from 628 investors. The non-public programs purchased 192 properties with an aggregate purchase price of $226.6 million including acquisition fees, in 17 states.

The following table details the percentage of properties by state based on purchase price:

State location	Purchase Price %
ALABAMA	0.1%
CONNECTICUT	0.6%
DELAWARE	5.1%
FLORIDA	11.8%
GEORGIA	3.7%
ILLINOIS	7.1%
MICHIGAN	12.3%
NORTH CAROLINA	0.1%
NEW HAMPSHIRE	0.6%
NEW JERSEY	13.9%
NEW YORK	10.4%
OHIO	11.0%
PENNSYLVANIA	10.2%
SOUTH CAROLINA	9.0%
TEXAS	0.5%
VIRGINIA	1.3%
VERMONT	2.4%
100%

The properties are all commercial single tenant facilities with 91.0% retail banking and 9.0% retail distribution facilities. The purchased properties were 12.1% new and 87.9% used, based on purchase price. None of the purchased properties were construction properties. As of December 31, 2009, 48 properties had been sold. The acquired properties were purchased with a combination of equity investments, mortgage notes payable and long term notes payable issued in private placements.

The investment objectives of these programs are different from our investment objectives, which aim to acquire primarily medical office buildings and healthcare-related facilities.

For a more detailed description, please see Table VI in Part II of the registration statement of which this prospectus is a part. In addition, we will provide upon request to us and without charge, the more detailed information in Part II.

Programs of Our Sponsor

American Realty Capital Trust, Inc.

American Realty Capital Trust, Inc., or ARCT, a Maryland corporation, is the first publicly offered REIT sponsored by American Realty Capital. ARCT was incorporated on August 16, 2007, and qualified as a REIT beginning with the taxable year ended December 31, 2008. ARCT commenced its initial public offering of 150,000,000 shares of common stock on January 25, 2008. As of February 15, 2011, ARCT had received aggregate gross offering proceeds of approximately $712.5 million from the sale of approximately 72.9 million shares in its initial public offering. On August 5, 2010, ARCT commenced a follow-on offering of $325 million of common stock. The initial public offering was set to expire on January 25, 2011. However, as permitted by Rule 415 of the Securities Act, ARCT has elected to continue its initial public offering until the earlier of July 24, 2011, or the date that the SEC declares the registration statement for the follow-on offering effective. As of February 15, 2011, ARCT had acquired 278 properties, primarily comprised of freestanding, single-tenant retail and commercial properties that are net leased to investment grade and other creditworthy tenants. As of February 15, 2011, ARCT had total real estate investments, at cost, of approximately $978.8 million. ARCT intends to liquidate each real property investment eight to ten years from the date purchased. As of December 31, 2010, ARCT had incurred, cumulatively to that date, $73.7 million in offering costs for the sale of its common stock and $9.7 million for acquisition costs related to its portfolio of properties.

Phillips Edison — ARC Shopping Center REIT Inc.

Phillips Edison — ARC Shopping Center REIT Inc., or PE-ARC, a Maryland corporation, is the third publicly offered REIT sponsored by American Realty Capital. PE-ARC was incorporated on October 13, 2009 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2010. PE-ARC filed its registration statement with the SEC on January 13, 2010 and became effective on August 12, 2010. PE-ARC will invest primarily in necessity-based neighborhood and community shopping centers throughout the United States with a focus on well-located grocery-anchored shopping centers that are well occupied at the time of purchase and typically cost less than $20.0 million per property. As of February 15, 2011, PE-ARC had received aggregate gross offering proceeds of $7.7 million from the sale of 0.8 million shares in its public offering. As of February 15, 2011, PE-ARC had acquired two shopping centers for a purchase price of $20.0 million. As of December 31, 2010, PE-ARC had incurred, cumulatively to that date, approximately $4.3 million in offering costs for the sale of its common stock.

American Realty Capital Healthcare Trust, Inc.

American Realty Capital Healthcare Trust, Inc. or ARC HT, a Maryland corporation, is the fourth publicly offered REIT sponsored by American Realty Capital. ARC HT was organized on August 23, 2010 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2011. ARC HT filed its registration statement with the SEC on August 27, 2010 and became effective on February 18, 2011. As of February 18, 2011, the company had not raised any money in connection with the sale of its common stock nor had it acquired any properties.

American Realty Capital — Retail Centers of America, Inc.

American Realty Capital — Retail Centers of America, Inc., or ARC RCA, a Maryland corporation, is the fifth publicly offered REIT sponsored by American Realty Capital. ARC RCA was incorporated on July 29, 2010 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2011. ARC RCA filed its registration statement with the SEC on September 14, 2010, which has not been declared effective by the SEC. As of February 15, 2011, ARC RCA had not raised any money in connection with the sale of its common stock nor had it acquired any properties.

American Realty Capital Trust II, Inc.

American Realty Capital Trust II, Inc. or ARCT II, a Maryland corporation, is the sixth publicly offered REIT sponsored by American Realty Capital. ARCT II was incorporated on September 10, 2010 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2011. ARCT II filed its registration statement with the SEC on October 8, 2010, which has not been declared effective by the SEC. As of February 15, 2011, ARCT II had not raised any money in connection with the sale of its common stock nor had it acquired any properties.

ARC — Northcliffe Income Properties, Inc.

ARC — Northcliffe Income Properties, Inc., or ARC — Northcliffe, a Maryland corporation, is the seventh publicly offered REIT sponsored by American Realty Capital. ARC — Northcliffe was incorporated on September 29, 2010 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2011. ARC — Northcliffe filed its registration statement with the SEC on October 12, 2010, which has not been declared effective by the SEC. As of February 15, 2011, ARC — Northcliffe had not raised any money in connection with the sale of its common stock nor had it acquired any properties.

American Realty Capital Trust III, Inc.

American Realty Capital Trust III, Inc., or ARCT III, a Maryland corporation, is the eighth publicly offered REIT sponsored by American Realty Capital. ARCT III was incorporated on October 15, 2010 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2011. ARCT III filed its registration statement with the SEC on November 2, 2010, which has not been declared effective by the SEC. As of February 15, 2011, ARCT III had not raised any money in connection with the sale of its common stock nor had it acquired any properties.

American Realty Capital Properties, Inc.

American Realty Capital Properties, Inc., or ARCP, a Maryland corporation, is the ninth publicly offered REIT sponsored by the American Realty Capital group of companies. ARCP was incorporated on December 2, 2010 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2011. ARCP filed its registration statement with the SEC on February 11, 2011, which has not been declared effective by the SEC. As of February 15, 2011, ARCP had not raised any money in connection with the sale of its common stock nor had it acquired any properties.

Liquidity of Public Programs

FINRA Rule 2310(b)(3)(D) requires that we disclose the liquidity of prior public programs sponsored by American Realty Capital, our sponsor. American Realty Capital has sponsored the following other public programs: ARCT, ARC HT, ARCT II, ARC RCA, PE-ARC, ARC — Northcliffe, ARCT III, ARCP and BDCA. Although the prospectus for each of these public programs states a date or time period by which it may be liquidated, each of ARCT II, ARCT III, ARC RCA, ARC — Northcliffe and ARCP are currently in registration with the SEC and ARCT, ARC HT, PE-ARC and BDCA are in their offering and acquisition stages. None of these public programs have reached the stated date or time period by which they may be liquidated.

Private Note Programs

ARC Income Properties, LLC implemented a note program that raised aggregate gross proceeds of $19.5 million. The net proceeds were used to acquire, and pay related expenses in connection with, a portfolio of 65 bank branch properties triple-net leased to RBS Citizens, N.A. and Citizens Bank of Pennsylvania. The

purchase price for those bank branch properties also was funded with proceeds received from mortgage loans, as well as equity capital invested by American Realty Capital II, LLC. Such properties contain approximately 323,000 square feet with a purchase price of approximately $98.8 million. The properties are triple-net leased for a primary term of five years and include extension provisions. The notes issued under this note program by ARC Income Properties, LLC were sold by our dealer manager through participating broker-dealers.

ARC Income Properties II, LLC implemented a note program that raised aggregate gross proceeds of $13.0 million. The net proceeds were used to acquire, and pay related expenses in connection with, a portfolio of 50 bank branch properties triple-net leased to PNC Bank. The purchase price for those bank branch properties also was funded with proceeds received from a mortgage loan, as well as equity capital raised by ARCT in connection with its public offering of equity securities. The properties are triple-net leased with a primary term of ten years with a 10% rent increase after 5 years. The notes issued under this note program by ARC Income Properties II, LLC were sold by our dealer manager through participating broker-dealers.

ARC Income Properties III, LLC implemented a note program that raised aggregate gross proceeds of $11.2 million. The net proceeds were used to acquire, and pay related expenses in connection with the acquisition of a distribution facility triple-net leased to Home Depot. The purchase price for the property was also funded with proceeds received from a mortgage loan. The property has a primary lease term of twenty years which commenced on January 30, 2010 with a 2% escalation each year. The notes issued under this note program by ARC Income Properties III, LLC were sold by our dealer manager through participating broker-dealers.

ARC Income Properties IV, LLC implemented a note program that raised proceeds of $5.4 million. The proceeds were used to acquire and pay related expenses in connection with the acquisition of six Tractor Supply stores. An existing mortgage loan of $16.5 million was assumed in connection with the acquisition. The properties had a remaining average lease term of 11.8 years with a 6.25% rental escalation every five years. The notes issued under this program by ARC Income Properties IV, LLC were sold by Realty Capital Securities through participating broker dealers.

ARC Growth Fund, LLC

ARC Growth Fund, LLC is a non-public real estate program formed to acquire vacant bank branch properties and opportunistically sell such properties, either vacant or subsequent to leasing the bank branch to a financial institution or other third-party tenant. Total gross proceeds of approximately $7.9 million were used to acquire, and pay related expenses in connection with, a portfolio of vacant bank branches. The purchase price of the properties also was funded with proceeds received from a one-year revolving warehouse facility. The purchase price for each bank branch is derived from a formulated price contract entered into with a financial institution. During the period from July 2008 to January 2009, ARC Growth Fund, LLC acquired 54 vacant bank branches from Wachovia Bank, N.A., under nine separate transactions. Such properties contain approximately 230,000 square feet with a gross purchase price of approximately $63.6 million. As of December 31, 2009, 48 properties were sold, 28 of which were acquired and simultaneously sold, resulting in an aggregate gain of approximately $9.7 million. ARC Growth Fund, LLC mutually terminated the contractual agreement with Wachovia Bank, N.A. in March 2009, and has not acquired any vacant bank branches following this termination. ARC Growth Fund, LLC closed in December 2010.

Section 1031 Exchange Programs

American Realty Capital Exchange, LLC, or ARCX, an affiliate of American Realty Capital, developed a program pursuant to which persons selling real estate held for investment can reinvest the proceeds of that sale in another real estate investment in an effort to obtain favorable tax treatment under Section 1031 of the Code, or a Section 1031 Exchange Program. ARCX acquires real estate to be owned in co-tenancy arrangements with persons desiring to engage in such like-kind exchanges. ARCX acquires the subject property or portfolio of properties and, either concurrently with or following such acquisition, prepares and markets a private placement memorandum for the sale of co-tenancy interests in that property. ARCX has engaged in four Section 1031 Exchange Programs raising aggregate gross proceeds of $10,080,802.

American Realty Capital Operating Partnership, L.P., an affiliate of American Realty Capital, previously had transferred 49% of its ownership interest in a Federal Express distribution facility, located in Snowshoe, Pennsylvania, and a PNC Bank branch, located in Palm Coast, Florida, to American Realty Capital DST I, or ARC DST I, a Section 1031 Exchange Program. Realty Capital Securities, LLC, our dealer manager, has offered membership interests of up to 49%, or $2,567,000, in ARC DST I to investors in a private offering. The remaining interests of no less than 51% will be retained by American Realty Capital Operating

Partnership, L.P. To date, cash payments of $2,567,000 have been accepted by American Realty Capital Operating Partnership, L.P. pursuant to this program.

American Realty Capital Operating Partnership, L.P. also has transferred 35.2% of its ownership interest in a PNC Bank branch location, located in Pompano Beach, Florida, to American Realty Capital DST II, or ARC DST II, a Section 1031 Exchange Program. Realty Capital Securities, our dealer manager, has offered membership interests of 35.2%, or $493,802, in ARC DST II to investors in a private offering. The remaining interests of no less than 64.8% will be retained by American Realty Capital Operating Partnership, L.P. To date, cash payments of $493,802 have been accepted by American Realty Capital Operating Partnership, L.P pursuant to this program.

American Realty Capital Operating Partnership, L.P. also has transferred 49% of its ownership interest in three CVS properties, located in Smyrna, Georgia, Chicago, Illinois and Visalia, California, to American Realty Capital DST III, or ARC DST III, a Section 1031 Exchange Program. Realty Capital Securities, our dealer manager, has offered membership interests of up to 49%, or $3,050,000, in ARC DST III to investors in a private offering. The remaining interests of no less than 51% will be retained by American Realty Capital Operating Partnership, L.P. To date, cash payments of $3,050,000 have been accepted by American Realty Capital Operating Partnership, L.P. pursuant to this program.

American Realty Capital Operating Partnership, L.P. has transferred 49% of its ownership interest in six Bridgestone Firestone properties, located in Texas and New Mexico, to American Realty Capital DST IV, or ARC DST IV, a Section 1031 Exchange Program. Realty Capital Securities, our dealer manager, has offered membership interests of up to 49%, or $7,294,000, in ARC DST IV to investors in a private offering. The remaining interests of no less than 51% will be retained by American Realty Capital Operating Partnership, L.P. As of November 30, 2010, cash payments of $7,294,000 had been accepted by American Realty Capital Operating Partnership, L.P. pursuant to this program.

Other Investment Programs of Mr. Schorsch and Mr. Kahane

American Realty Capital, LLC

American Realty Capital, LLC began acquiring properties in December 2006. During the period of January 1, 2007 to December 31, 2007 American Realty Capital, LLC acquired 73 property portfolios, totaling just over 1,767,000 gross leasable square feet for an aggregate purchase price of approximately $407.5 million. These properties included a mixture of tenants, including Hy Vee supermarkets, CVS, Rite Aid, Walgreens, Harleysville bank branches, Logan’s Roadhouse Restaurants, Tractor Supply Company, Shop N Save, FedEx, Dollar General and Bridgestone Firestone. The underlying leases within these acquisitions ranged from 10 to 25 years before any tenant termination rights, with a dollar-weighted-average lease term of approximately 21 years based on rental revenue. During the period of April 1, 2007 through October 20, 2009, American Realty Capital, LLC sold nine properties: four Walgreens drug stores, four Logan’s Roadhouse Restaurants and one CVS pharmacy for total sales proceeds of $50,154,000.

American Realty Capital, LLC has operated in three capacities: as a joint-venture partner, as a sole investor and as an advisor. No money was raised from investors in connection with the properties acquired by American Realty Capital, LLC. All American Realty Capital, LLC transactions were done with the equity of the principals or joint-venture partners of American Realty Capital, LLC. In instances where American Realty Capital, LLC was not an investor in the transaction, but rather solely an advisor, American Realty Capital, LLC typically performed the following advisory services:

•	identified potential properties for acquisition;
•	negotiated letters of intent and purchase and sale contracts;
•	obtained financing;
•	performed due diligence;
•	closed properties;
•	managed properties; and
•	sold properties.

Information on properties and leasehold interests acquired by American Realty Capital, LLC during the 12 months ended December 31, 2007 (dollar amounts in thousands):

Tenant-Location	Investment Structure	Date	Number of Buildings	Gross Leasable Space	Mortgage Financing	Purchase Price(1)
Hy Vee – Cedar Rapids, IA	ARC-JV	December-06	1	86,240	$11,622	$13,167
Hy Vee – W. Des Moines, IA	ARC-JV	December-06	1	79,634	10,375	11,777
Hy Vee – W. Des Moines, IA	ARC-JV	December-06	1	80,194	12,085	13,669
Hy Vee – Columbus, NE	ARC-JV	December-06	1	77,667	9,243	10,506
Hy Vee – Olathe, KS	ARC-JV	December-06	1	71,312	11,203	12,698
Walgreens – Natchez, MS	ARC-JV	December-06	1	14,820	3,910	4,568
CVS – Vero Beach, FL	ARC-JV	December-06	1	413,747	29,750	33,891
Walgreens – Loganville, GA	ARC-JV	December-06	1	14,490	5,610	6,563
CVS – Chester, NY	ARC-JV	December-06	1	15,521	6,029	7,015
Rite Aid – Shelby Township, MI	ARC-ADVISOR	December-06	1	11,180	3,086	3,928
Rite Aid – Coldwater, MI	ARC-ADVISOR	December-06	1	11,180	2,657	3,308
Walgreens – New Castle, PA	ARC-JV	January-07	1	14,280	4,780	5,476
Walgreens – Holland, MI	ARC-JV	January-07	1	14,658	5,968	6,939
Walgreens – Guynabo, PR	ARC-ADVISOR	January-07	1	15,750	9,700	11,145
Eckerd – McDonough, GA	ARC-ADVISOR	January-07	1	13,824	3,500	4,466
Rite Aid – New Philadelphia, OH	ARC-JV	February-07	1	11,157	4,528	5,553
Walgreens – Clarence, NY	ARC-JV	February-07	1	14,820	4,114	4,639
Walgreens – Carolina, PR	ARC-ADVISOR	March-07	1	15,660	8,100	9,409
Logan’s Roadhouse Portfolio – Various Locations	ARC-JV	April-07	15	119,331	45,200	58,788
Walgreens – Windham, ME	ARC-JV	April-07	1	14,820	6,596	7,392
Tractor Supply Co. – Carthage, TX	ARC-JV	May-07	1	19,097	2,192	2,657
CVS – Douglasville, GA	ARC-JV	May-07	1	14,574	4,420	5,008
Rite Aid – Flatwoods, KY	ARC-JV	June-07	1	11,154	3,600	4,380
Shop N Save – Moline Acres, MO	ARC-JV	June-07	1	51,538	5,675	6,840
CVS – Haverhill, MA	ARC-JV	June-07	1	15,214	6,664	7,812
Tractor Supply Co. – Granbury, TX	ARC-JV	June-07	1	24,764	2,586	3,275
Tractor Supply Co. – Lubbock, TX	ARC-JV	June-07	1	29,954	3,153	3,981
Tractor Supply Co. – Odessa, TX	ARC-JV	July-07	1	22,670	2,871	3,624
Walgreens & Petco – North Andover, MA	ARC-JV	July-07	2	29,512	13,390	15,304
Rite Aid – New Salisbury, IN	ARC-JV	July-07	1	14,703	2,954	3,588
Walgreens – Hampstead, NH	ARC-JV	July-07	1	14,820	5,804	6,601
Tractor Supply Co. – Shreveport, LA	ARC-JV	August-07	1	19,097	3,078	3,769
Bridgestone Firestone – St. Peters, MO	ARC-ADVISOR	August-07	1	7,654	1,290	1,841
Dollar General – Independence, KY	ARC-ADVISOR	August-07	1	9,014	580	870
Dollar General – Florence, KY	ARC-ADVISOR	August-07	1	9,014	566	870
Dollar General – Lancaster, OH	ARC-ADVISOR	August-07	1	9,014	590	888
Fed Ex – Snow Shoe, PA(2)	ARC-JV	August-07	1	53,675	6,965	10,067
Rite Aid – Salem, OH	ARC-JV	August-07	1	14,654	4,928	6,003
Rite Aid – Cadiz, OH(2)	ARC	August-07	1	11,335	1,240	1,695
Rite Aid – Carrollton, OH(2)	ARC	August-07	1	12,613	1,730	2,342
Rite Aid – Lisbon, OH(2)	ARC	August-07	1	10,141	1,090	1,493
Rite Aid – Liverpool, OH(2)	ARC	August-07	1	11,362	1,630	2,217
Walgreens – New Bedford, MA(3)	ARC-JV	August-07	1	15,272	6,564	7,960
Walgreens – South Yarmouth, MA(3)	ARC-JV	August-07	1	9,996	6,355	7,206
Walgreens – Derry, NH(3)	ARC-JV	August-07	1	14,820	6,660	7,514
Walgreens – Staten Island, NY(3)	ARC-JV	August-07	1	11,056	7,905	8,928

Tenant-Location	Investment Structure	Date	Number of Buildings	Gross Leasable Space	Mortgage Financing	Purchase Price(1)
Walgreens – Berlin, CT(3)	ARC-JV	August-07	1	14,820	6,715	7,576
Tractor Supply – DeRidder, LA	ARC-JV	September-07	1	20,850	2,580	3,193
Walgreens – Woodbury, NJ(3)	ARC-JV	September-07	1	13,650	6,120	7,149
Walgreens – Prairie Du Chien, WI(3)	ARC-JV	October-07	1	14,820	3,400	3,858
Walgreens – Melrose, MA(3)	ARC-JV	October-07	1	21,405	8,075	9,113
Rite-Aid – Pittsburgh, PA(2)	ARC	October-07	1	14,564	4,111	6,190
Rite-Aid – Carlisle, PA(2)	ARC-ADVISOR	October-07	1	14,673	3,008	4,529
Walgreens – Mt. Ephraim, NJ	ARC-ADVISOR	October-07	1	14,379	8,033	9,436
Walgreens – Dover, NH	ARC-ADVISOR	November-07	1	14,418	6,235	7,226
Walgreens – Worcester, MA	ARC-ADVISOR	November-07	1	13,354	8,500	9,812
Walgreens – Brockton, MA	ARC-ADVISOR	November-07	1	13,204	8,571	9,743
Walgreens – Providence, RI	ARC-ADVISOR	November-07	1	14,491	4,182	4,899
Walgreens – Newcastle, OK	ARC-ADVISOR	December-07	1	14,820	3,910	4,428
Walgreens – Branford, CT	ARC-ADVISOR	December-07	1	13,548	7,310	8,286
Walgreens – Londonderry, NH	ARC-ADVISOR	December-07	1	12,303	6,666	7,578
BOA – Londonderry, NH	ARC-ADVISOR	December-07	1	2,812	861	980
Harleysville Bank Portfolio – PA(2)	ARC	December-07	15	178,000	31,000	41,000
Total 12/2006 and 2007 (As of 12/31/2007)			92	1,983,113	$421,813	$506,626

(1)	Purchase price includes the cost of the property, closing costs and acquisition fees if applicable.
(2)	Properties were sold to American Realty Capital Trust.
(3)	Properties sold to partner in 2007.

ARC-JV — American Realty Capital acted as advisor and American Realty Capital or its principals acted as investor(s) alongside a JV partner

ARC-ADVISOR — American Realty Capital acted as advisor and neither it nor its principals invested alongside the equity

ARC — American Realty Capital acted as advisor and sole investor with no JV partners

Information on properties sold by American Realty Capital, LLC during April 2007 through October 31, 2009 (dollar amounts in thousands):

Tenant-Location	Date Acquired	Date of Sale	Selling Price Net of Closing Costs	Cost of Properties Including Closing and Other Costs	Excess of Property Operating Cash Receipts Over Cash Expenditures	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale	Total	Original Mortgage Financing	Total Acquisition Cost, Capital Improvement Closing and Soft Costs	Total
Walgreens – Windham(1)	April-07	July-07	7,843	7,392	37	1,008	6,596	7,641	6,596	796	7,392
Walgreens – Hampstead	July-07	July-07	6,794	6,601	22	968	5,804	6,794	5,804	797	6,601
Logans – Murfreesboro	April-07	Dec-07	4,247	3,883	132	1,025	3,090	4,247	3,090	793	3,883
Logans – Beaver Creek	April-07	Dec-07	5,254	4,808	122	1,302	3,830	5,254	3,830	978	4,808
Walgreens – Clarence	February-07	March-08	4,781	4,639	44	653	4,114	4,811	4,114	525	4,639
Walgreens – Logansville	March-06	April-08	6,865	6,563	81	1,234	5,610	6,925	5,610	953	6,563
CVS – Chester	December-06	April-08	7,297	7,015	92	1,214	6,029	7,335	6,029	986	7,015
Logan’s – Savannah	April-07	October-08	4,042	3,918	77	915	3,110	4,102	3,110	808	3,918
Logan’s – Austin	April-07	October-08	3,031	2,929	57	690	2,330	3,077	2,330	599	2,929

(1)	Net selling price includes a $202,000 tax withholding for the state of Maine. These monies will be returned upon filing of state tax returns.

Nicholas S. Schorsch

During the period from 1998 to 2002, our sponsor, Nicholas S. Schorsch, sponsored seven private programs, consisting of First States Properties, L.P., First States Partners, L.P., First States Partners II, First States Partners III, First States Holdings, Chester Court Realty and Dresher Court Realty, which raised approximately $38,300,000 from 93 investors and acquired properties with an aggregate purchase price of approximately $272,285,000. These private programs, or Predecessor Entities, financed their investments with investor equity and institutional first mortgages. These properties are located throughout the United States as indicated in the table below. Ninety-four percent of the properties acquired were bank branches and 6% of the properties acquired were office buildings. None of the properties included in the aforesaid figures were newly constructed. Each of these Predecessor Entities is similar to our program because they invested in long-term net lease commercial properties. The Predecessor Entities properties are located as follows:

State	No. of Properties	Square Feet
PA	34	1,193,741
NJ	38	149,351
SC	3	65,992
KS	1	17,434
FL	4	16,202
OK	2	13,837
MO	1	9,660
AR	4	8,139
NC	2	7,612
TX	1	6,700

American Financial Realty Trust

In 2002, American Financial Realty Trust (AFRT) was founded by Nicholas S. Schorsch. In September and October 2002, AFRT sold approximately 40.8 million common shares in a Rule 144A private placement. These sales resulted in aggregate net proceeds of approximately $378.6 million. Simultaneous with the sale of such shares, AFRT acquired certain real estate assets from a predecessor entity for an aggregate purchase price of $230.5 million, including the assumption of indebtedness, consisting of a portfolio of 87 bank branches and six office buildings containing approximately 1.5 million rentable square feet. Mr. Schorsch was the President, CEO and Vice-Chairman of AFRT since its inception as a REIT in September 2002 until August 2006. Mr. Kahane was the Chairman of the Finance Committee of AFRT’s Board of Trustees since its inception as a REIT in September 2002 until August 2006. AFRT went public on the New York Stock Exchange in June 2003 in what was at the time the second largest real estate investment trust initial public offering in U.S. history, raising over $800 million. Three years following its initial public offering, AFRT was an industry leader, acquiring over $4.3 billion in assets, over 1,110 properties (net of dispositions) in more than 37 states and over 35.0 million square feet with 175 employees and a well diversified portfolio of bank tenants.

The following information has been obtained from AFRT’s public documents filed with the Securities and Exchange Commission.

AFRT was a self-managed, publicly traded REIT and as such does not have the same fee structure as we do and being self-managed does not have an external advisor that receives fees. Therefore AFRT is not subject to the same types of fees and expenses that we pay to our advisor and its affiliates.

Three-Year Summary of Operations of AFRT(1)

The following table summarizes the operations of AFRT during the years ended December 31, 2006, 2005 and 2004 (amounts in thousands other than number of properties). Messrs. Schorsch and Kahane were at AFRT through August, 2006.

	December 31,
	2006	2005	2004
Total number of properties	1,148	1,107	959
Total real estate investments, at cost(1)	3,555,500	4,543,649	3,116,078
Total debt	2,437,533	3,318,684	2,726,360
Total shareholder’s equity	785,964	907,843	869,959
Leverage ratio(2)	68.6%	73.0%	87.5%

(1)	Inclusive of related lease intangible assets, real estate investments held-for-sale and acquisition costs.
(2)	Leverage ratio is defined as total debt (including unsecured note obligations) divided by total real estate investments, at cost.

Three-Year Summary of Funds Raised by AFRT

The following table presents information regarding fund raising by AFRT during the years ended December 31, 2006, 2005 and 2004. Messrs. Schorsch and Kahane were at AFRT through August, 2006.

	Year Ended December 31,
Financing Activities – Sources	2006	2005	2004
Proceeds from share issuances, gross	—	$246,421,000.00	$7,554,000.00
Proceeds from exercise of common share options	—	—	—
Proceeds from issuance of convertible senior notes	—	—	445,926,000.00
Contributions by limited partners(1)	—	353,000.00
Gross proceeds	—	246,774,000.00	453,480,000.00
Offering expenses
Stock	—	(1,979,000.00)	(2,000.00)
Unsecured senior debt	—		(11,896,000.00)
Paid to AFRT affiliates	—	N/A	N/A
Net proceeds(2)	0	$244,795,000	$441,582,000
Total debt	2,216,265	3,084,995.00	2,724,480.00
Leverage ratio	54.60%	71.90%	73.50%

(1)	Contributions by limited partners relate to capital provided by a third-party joint venture partner in connection with certain expenditures that were the sole responsibility of the joint venture partner.
(2)	Net proceeds from the issuance of common shares and unsecured convertible senior notes were used to fund a portion of the purchase price relating to the investment properties acquired in such years as outlined in the above asset acquisition tables and for general working capital purposes. Acquisition costs are included in the purchase price of the assets acquired.

Three-Year Summary of Acquisitions by AFRT

The following table presents information regarding property and leasehold interests acquired by AFRT during the years ended December 31, 2006, 2005 and 2004 (purchase price and initial mortgage balance in thousands). Messrs. Schorsch and Kahane were at AFRT through August 2006.

Property/Seller	Date	Number of Buildings(1)	Purchase Price(2)		Gross Leasable Space	Initial Mortgage Balance
Washington Mutual Bank	Feb. 2006	1	$1,738		N/A	$	N/A
National City	March 2006	16	35,241		N/A		N/A
Hinsdale	March 2006	1	5,383		12,927		3,360
Dripping Springs – Franklin Bank	April 2006	1	3,039		11,344		—
Meadowmont – Wachovia Securities	June 2006	2	3,443		12,816		—
Western Sierra	June 2006	8	14,136		51,103		—
Regions repurchase	July 2006	3	1,900		N/A		N/A
Amsouth Bank Formulated Price Contracts	August 2006	7	3,512		N/A		—
First Charter Bank	August 2006	1	635		N/A		—
Sterling Bank	Dec. 2006	16	28,806		N/A		—
Bank of America Formulated Price Contracts	Various	20	5,136		N/A		—
Wachovia Bank Formulated Price Contracts	Various	80	91,719	(3)	N/A		—
Total 2006		156	$194,688		88,190		$3,360
Koll Development Company, LLC	Jan. 2005	3	$89,224		530,032		$66,912
National City Bank Building	Jan. 2005	1	9,506		160,607		6,491
Bank of America – West	March 2005	1	24,033		82,255		17,000
One Montgomery Street	April 2005	1	37,346		75,880		19,000
801 Market Street	April 2005	1	68,078		365,624		42,814
Bank of Oklahoma	May 2005	1	20,328		234,115		—
First Charter Bank	May 2005	1	558		2,160		—
Regions Bank	June 2005	111	111,645		2,986,298		—
Charter One Bank	Various	35	40,714		569,504		—
Household	July 2005	1	24,660		158,000		15,709
Fireman’s Fund Insurance Company	Aug. 2005	1	283,653		710,330		190,688
One Citizens Plaza	Oct. 2005	1	60,082		224,089		51,255
One Colonial Plaza	Nov. 2005	1	25,267		163,920		21,250
Bank of America Formulated Price Contracts	Various	26	16,047		N/A		—
Wachovia Bank Formulated Price Contracts	Various	101	108,172	(3)	N/A		—
Land	Various	—	480		—		—
Total 2005		286	$919,793		6,262,814		$431,119
State Street Financial Center	Feb. 2004	1	$706,898		1,024,998		$520,000
Potomac Realty – Bank of America	Feb. 2004	5	9,557		50,982		—
215 Fremont Street and Harborside	June 2004	2	135,806		661,308		133,900
101 Independence Center	July 2004	1	106,196		526,205		80,000
Wachovia Bank, N.A.	Sept. 2004	140	510,409		7,441,850		234,000
Bank of America, N.A.	Oct. 2004	250	575,776		7,071,825		270,000
Bank of America Formulated Price Contracts	Various 2004	12	2,184		N/A		—
Wachovia Formulated Price Contracts	Various 2004	18	11,120		N/A		—
Other	Various 2004	7	6,216		N/A		—
Total 2004		436	$2,064,162		16,777,168		$1,237,900

(1)	Includes the assumption of leasehold interests and parking facilities.
(2)	Includes all acquisition costs and the value of acquired intangible assets and assumed liabilities. Excludes non-real estate assets acquired.
(3)	Includes the cash paid for land parcels.

Three-Year Summary of Sales by AFRT

The following table presents information regarding property dispositions, including land parcels and leasehold interests, completed by AFRT during the years ended December 31, 2006, 2005 and 2004. Messrs. Schorsch and Kahane were at AFRT through August 2006.

	Number of Buildings and Land Parcels(1)	Sale Proceeds, Net	Gain(2)
Total 2006	154	$1,421,501	$239,599
Total 2005	143	124,643	21,790
Total 2004	57	185,898	11,488

(1)	Includes the sale of five parcels of land and eight leasehold interest terminations during the year ended December 31, 2005, the sale of two parcels of land and seven leasehold terminations during the year ended December 31, 2004 and seven leasehold terminations during the year end December 31, 2003.
(2)	Net of provision for income taxes and allocation of minority ownership interest.

Three-Year Summary of AFRT Dividends

	Year Ended December 31,
	2006	2005	2004
Cash dividends paid per share(1)	$0.92	$1.08	$1.02
Dividend yield(2)	8.1%	7.5%	6.7%

(1)	Based on the declaration date.
(2)	Based on the average closing share price during each respective calendar year.

Adverse Business Developments and Conditions

AFRT maintained a leveraged balance sheet. Net total debt to total real estate investments as of December 31, 2006 was approximately 55%, with $233.9 million of variable rate debt. As of June 30, 2007, according to published information provided by the National Association of Real Estate Investment Trusts, Inc, or NAREIT, the debt ratio of all office REITs covered by the NAREIT’s REIT WATCH was approximately 44%. The amount of indebtedness may adversely affect their ability to repay debt through refinancings. If they are unable to refinance indebtedness on acceptable terms, or at all, they might be forced to dispose of one or more of their properties on unfavorable terms, which might result in losses to them and which might adversely affect cash available for distributions to shareholders. If prevailing interest rates or other factors at the time of refinancing result in higher interest rates on refinancing, interest expense would increase, which could have a material adverse effect on their operating results and financial condition and their ability to pay dividends to shareholders at historical levels or at all.

The net losses incurred by ARCT, ARC Income Properties, LLC and ARC Income Properties II, LLC are primarily attributable to non-cash items and not the impairment of the programs’ real estate assets. With respect to ARCT, for the year ended December 31, 2009 and for the period ended September 30, 2010, the entire net loss was attributable to depreciation and amortization expenses incurred on the properties during the ownership period; and for the year ended December 31, 2008, 71% of the net losses were attributable to depreciation and amortization, and the remaining 29% of the net losses was attributable to the fair market valuation of certain derivative investments held.

Additionally, each of ARC Income Properties, LLC and ARC Income Properties II, LLC is an offering of debt securities. Despite incurring net losses during certain periods, all anticipated distributions to investors have been paid on these programs through interest payments on the debt securities. The equity interests in each of these entities are owned by Nicholas Schorsch and William Kahane and their respective families. Any losses pursuant to a reduction in value of the equity in any of these entities (which has not occurred and which is not anticipated), will be borne by Messrs. Schorsch and Kahane and their respective families.

Although during the early stages of the ARCT offering a portion of the distributions were paid from proceeds received from the offering, for the nine months ended September 30, 2010, ARCT had cash flow provided by operating activities of approximately $11.2 million which exceeded its distributions paid year to date of approximately $7.0 million. ARCT’s affiliated advisor and property manager each waived certain fees due from ARCT in order to provide additional capital to ARCT for purposes of distribution coverage, not due to adverse business conditions. Our advisor and property manager have no obligation to waive fees in the future.

None of the referenced programs have been subject to any tenant turnover and have experienced a non-renewal of only two leases. Further, none of the referenced programs have been subject to mortgage foreclosure or significant losses on the sales of properties.

Attached hereto as Appendices A-1 and A-2 is further prior performance information on AFRT and Nicholas S. Schorsch, respectively.

Other than as disclosed above, there have been no major adverse business developments or conditions experienced by any program or non-program property that would be material to investors, including as a result of recent general economic conditions.

Share Repurchase Program

The following language is added at the end of the disclosure under the heading “Share Repurchase Program” beginning on page 169 of the Prospectus.

As of February 15, 2011, we had not received any requests to redeem shares of common stock pursuant to our share repurchase program.

Date of Adoption of By-laws

The following information replaces the sentence under “Summary of Our Organizational Documents” concerning the date of adoption of the REIT’s By-laws on page 172 of the Prospectus.

The by-laws, in their present form, became operative when our board of directors approved them as of October 30, 2009.

Articles of Amendment and Restatement

The attached information replaces the sentence under “Summary of Our Organizational Documents — Board of Directors” concerning filling vacancies on the board of directors of the REIT on page 172 of the Prospectus.

A vacancy on the board caused by the death, resignation or incapacity of a director or by an increase in the number of directors, within the limits described above, may be filled only by the affirmative vote of a majority of the stockholders.

Plan of Distribution

The following language replaces the first paragraph on page 188 of the Prospectus under the heading “Plan of Distribution — Dealer Manager and Compensation We Will Pay for the Sale of Our Shares.”

We will not pay selling commissions in connection with the following special sales:

•	the sale of common stock in connection with the performance of services to our employees, directors and associates and our affiliates, our advisor, affiliates of our advisor, the dealer manager or their respective officers and employees and some of their affiliates;
•	the purchase of common stock under the distribution reinvestment plan;
•	the sale of our common stock to one or more soliciting dealers and to their respective officers and employees and some of their respective affiliates who request and are entitled to purchase common stock net of selling commissions;
•	the common stock credited to an investor as a result of a volume discount; and
•	shares purchased by affiliates and certain related persons as described below under “— Shares Purchased by Affiliates.”

Shares Purchased by Affiliates

The following language replaces the disclosure under the heading “Plan of Distribution — Shares Purchased by Affiliates” on page 190 of the Prospectus.

Our executive officers and directors, as well as officers and employees of Realty Capital Securities, LLC and their family members (including spouses, parents, grandparents, children and siblings) or other affiliates and “Friends”, may purchase shares offered in this offering at a discount. The purchase price for such shares shall be $9.00 per share, reflecting the fact that selling commissions in the amount of $0.70 per share and a dealer manager fee in the amount of $0.30 per share will not be payable in connection with such sales. “Friends” means those individuals who have had long standing business and/or personal relationships with our executive officers and directors. The net offering proceeds we receive will not be affected by such sales of shares at a discount. Our executive officers, directors and other affiliates will be expected to hold their shares purchased as stockholders for investment and not with a view towards resale. In addition, shares purchased by Realty Capital Securities, LLC or its affiliates will not be entitled to vote on any matter presented to the stockholders for a vote relating to the removal of our directors or New York Recovery Advisors, LLC as our advisor or any transaction between us and any of our directors, New York Recovery Advisors, LLC or any of their respective affiliates. With the exception of the 20,000 shares initially sold to New York Recovery Special Limited Partnership, LLC in connection with our organization, no director, officer or advisor or any affiliate may own more than 9.8% in value of the aggregate of the outstanding shares of our stock or more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of shares of our stock.

Experts

The following information replaces the disclosure under the heading “Experts” on page 199 of the Prospectus.

The financial statements of American Realty Capital New York Recovery REIT, Inc. as of December 31, 2009 and for the period from October 6, 2009 (date of inception) to December 31, 2009 included in this prospectus and elsewhere in the registration statement have been so included in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The statement of revenues and certain expenses of 306 E. 61st Street for the year ended December 31, 2009 included in this prospectus and elsewhere in the registration statement has been so included in reliance on the report of Marcum LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The statement of revenues and certain expenses of Bleecker Street condominium properties for the year ended December 31, 2009 included in this prospectus and elsewhere in the registration statement has been so included in reliance on the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

Financial Statements

The following information replaces the financial information beginning on page F-1 of the “Financial Statements” section of the Prospectus.

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.
(A MARYLAND CORPORATION IN THE DEVELOPMENTAL STAGE)

INDEX TO THE FINANCIAL STATEMENTS
OF AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.
(A MARYLAND CORPORATION IN THE DEVELOPMENTAL STAGE)

Page
American Realty Capital New York Recovery REIT, Inc. Financial Statements:
Report of Independent Registered Public Accounting Firm	F-2
Balance Sheet (audited)	F-3
Statement of Operations (audited)	F-4
Statement of Stockholders’ Equity (audited)	F-5
Statement of Cash Flows (audited)	F-6
Notes to Financial Statements (audited)	F-7
Consolidated Balance Sheets as of September 30, 2010 (Unaudited) and December 31, 2009	F-15
Consolidated Statements of Operations for the Three and Nine Months Ended September 30, 2010 (Unaudited)	F-16
Consolidated Statement of Equity for the Nine Months Ended September 30, 2010 (Unaudited)	F-17
Consolidated Statement of Cash Flows for the Nine Months Ended September 30, 2010 (Unaudited)	F-18
Notes to Consolidated Financial Statements (Unaudited)	F-19
Interior Design Building Financial Statements:
Report of Independent Registered Public Accounting Firm	F-21
Statement of Revenues and Certain Expenses for the year ended December 31, 2009 and for the period from January 1, 2010 to June 22, 2010 (acquisition date) (audited)	F-22
Notes to Statement of Revenues and Certain Expenses	F-23
Bleecker Street Financial Statements:
Report of Independent Registered Public Accounting Firm	F-24
Statement of Revenues and Certain Expenses for the year ended December 31, 2009 (audited) and for the nine months ended September 30, 2010 (unaudited)	F-25
Notes to Statement of Revenues and Certain Expenses	F-26
Unaudited Pro Forma Information:
Pro Forma Consolidated Balance Sheet as of September 30, 2010 (Unaudited)	F-27
Notes to Pro Forma Consolidated Balance Sheet	F-28
Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2009 and the Nine Months Ended September 30, 2010 (Unaudited)	F-29
Notes to Pro Forma Consolidated Statement of Operations	F-31

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Stockholders
  American Realty Capital New York Recovery REIT, Inc.

We have audited the balance sheet of American Realty Capital New York Recovery REIT, Inc. (a Maryland Corporation in the Developmental Stage) (the “Company”) as of December 31, 2009, and the related statements of operations, stockholders’ equity and cash flows for the period from October 6, 2009 (date of inception) to December 31, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Realty Capital New York Recovery REIT, Inc. (a Maryland Corporation in the Developmental Stage) as of December 31, 2009 and the results of its operations and its cash flows for the period from October 6, 2009 (date of inception) to December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania
April 6, 2010

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.
(A Maryland Corporation in the Developmental Stage)

BALANCE SHEET
December 31, 2009

ASSETS
Cash	$298
Deferred offering costs	953,617
Total assets	$953,915
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$721,294
Due to affiliates	33,120
Total liabilities	754,414
Stockholders’ equity
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none outstanding	—
Convertible preferred stock, $0.01 par value, 5,550,000 shares authorized, none outstanding	—
Common stock, $0.01 par value, 300,000,000 shares authorized, 20,000 shares issued and outstanding	200
Additional paid-in capital	199,800
Accumulated deficit during the developmental stage	(499)
Total stockholders’ equity	199,501
Total liabilities and stockholders’ equity	$953,915

The accompanying notes are an integral part of this statement.

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.
(A Maryland Corporation in the Developmental Stage)

STATEMENT OF OPERATIONS
For the Period from October 6, 2009 (date of inception) to December 31, 2009

Revenues	$—
Expenses:
Organization	469
General and administrative	30
Total expenses	499
Net loss	$(499)

The accompanying notes are an integral part of this statement.

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.
(A Maryland Corporation in the Developmental Stage)

STATEMENT OF STOCKHOLDERS’ EQUITY
For the Period from October 6, 2009 (date of inception) to December 31, 2009

	Common Stock		Additional Paid-in Capital	Accumulated Deficit (During the Developmental Stage)	Total
	Shares	Amount
Balance, October 6, 2009	—	$—	$—	$—	$—
Issuance of common stock	20,000	200	199,800	—	200,000
Net loss	—	—	—	(499)	(499)
Balance, December 31, 2009	20,000	$200	$199,800	$(499)	$199,501

The accompanying notes are an integral part of this statement.

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.
(A Maryland Corporation in the Developmental Stage)

STATEMENT OF CASH FLOWS
For the Period from October 6, 2009 (date of inception) to December 31, 2009

Cash Flows from Operating Activities:
Net loss	$(499)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in assets and liabilities:
Accounts payable and accrued expenses, net of deferred offering costs	499
Net cash used in operating activities	—
Cash Flows from Financing Activities:
Payments of deferred offering costs	(199,702)
Proceeds from issuance of common stock	200,000
Net cash provided by financing activities	298
Net change in cash	298
Cash, beginning of period	—
Cash, end of period	$298

The accompanying notes are an integral part of this statement.

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.
(A Maryland Corporation in the Developmental Stage)

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2009

Note 1 — Organization and Proposed Business Operations

American Realty Capital New York Recovery REIT, Inc. (the “Company”), incorporated on October 6, 2009, is a newly formed Maryland corporation that intends to qualify as a real estate investment trust (“REIT”) for federal income tax purposes for the taxable year ending December 31, 2010. The Company intends to offer for sale a maximum of 150,000,000 shares of common stock (exclusive of 25,000,000 shares available pursuant to the Company’s dividend reinvestment plan) at a price of $10.00 per share, subject to certain volume and other discounts, on a “best efforts” basis pursuant to a registration statement on Form S-11 filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Offering”). The Company sold 20,000 shares to New York Recovery Special Limited Partnership, LLC, an entity wholly owned by American Realty Capital III, LLC (the “Sponsor”) on October 16, 2009, at $10.00 per share. In addition, the Company intends to sell up to 5,550,000 shares of convertible preferred stock with maximum gross proceeds of $49,950,000, which amount is subject to increase at the option of the Company to 11,100,000 shares, with maximum gross proceeds of $99,900,000, in a private placement to accredited investors who meet certain suitability requirements.

The Company was formed to acquire high quality, income-producing commercial real estate in the New York metropolitan area, and, in particular, properties located in New York City with a focus on office and retail properties. All such properties may be acquired and operated by the Company alone or jointly with another party. The Company may also originate or acquire first mortgage loans secured by real estate. New York Recovery Advisors, LLC (the “Advisor”), is the Company’s affiliated advisor. As of the date of these financial statements, the Company has neither purchased nor contracted to purchase any real estate investments.

Substantially all of the Company’s business will be conducted through New York Recovery Operating Partnership, L.P. (the “OP”), a Delaware limited partnership. The Company will be the sole general partner and holder of 99.01% of the units of the OP. Additionally, the Advisor expects to contribute $2,000 to the OP in exchange for 0.99% limited partner interest in the OP. The limited partner interests have the right to convert OP units for the cash value of a corresponding number of shares of common stock of the Company or, at the option of the OP, a corresponding number of common shares of the Company, as allowed by the limited partnership agreement. The remaining rights of the limited partner interests are limited, however, and do not include the ability to replace the general partner or to approve the sale, purchase or refinancing of the OP’s assets.

The Company is managed by the Advisor and New York Recovery Properties, LLC, an entity wholly owned by New York Recovery Special Limited Partnership, LLC, which serves as the Company’s property manager (the “Property Manager”). Realty Capital Securities, LLC (the “Dealer Manager”), an affiliate of the Sponsor, will serve as the dealer manager of the Company’s Offering. These related parties receive compensation and fees for services related to the Offering and for the investment and management of the Company’s assets. These entities receive fees during the offering, acquisition, operational and liquidation stages.

Note 2 — Summary of Significant Accounting Policies

Development Stage Company

The Company complies with the reporting requirements of development stage enterprises. The Company expects to incur organizational, accounting and offering costs in pursuit of its financing. The offering and other organization costs, which are primarily being advanced by the Advisor, are not expected to be paid before the commencement of the Offering and will be paid or reimbursed by the Company from proceeds of the Offering that are set aside for such purposes. It is the Company’s plan to complete the Offering; however, there can be no assurance that the Company’s plans to raise capital will be successful.

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.
(A Maryland Corporation in the Developmental Stage)

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2009

Note 2 — Summary of Significant Accounting Policies  – (continued)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management makes significant estimates regarding revenue recognition, investments in real estate, purchase price allocations, as applicable.

Real Estate Investments

Upon the acquisition of properties, the Company records acquired real estate at cost and makes assessments as to the useful lives of depreciable assets. The Company considers the period of future benefit of the asset to determine the appropriate useful lives. Depreciation is computed using the straight-line method over the estimated useful lives of forty years for buildings, five to ten years for building fixtures and improvements and the lesser of the useful life or remaining lease term for acquired intangible lease assets.

Impairment of Long Lived Assets

The Company establishes a single accounting model for the impairment or disposal of long-lived assets. Operations related to properties that have been sold or properties that are intended to be sold are presented as discontinued operations in the statement of operations for all periods presented, and properties intended to be sold are designated as “held for sale” on the balance sheet.

When circumstances indicate the carrying value of a property may not be recoverable, the Company reviews the asset for impairment. This review is based on an estimate of the future undiscounted cash flows, excluding interest charges, expected to result from the property’s use and eventual disposition. These estimates consider factors such as expected future operating income, market and other applicable trends and residual value, as well as the effects of leasing demand, competition and other factors. If impairment exists, due to the inability to recover the carrying value of a property, an impairment loss is recorded to the extent that the carrying value exceeds the estimated fair value of the property for properties to be held and used. For properties held for sale, the impairment loss is the adjustment to fair value less estimated cost to dispose of the asset. These assessments have a direct impact on net income because recording an impairment loss results in an immediate negative adjustment to net income.

Allocation of Purchase Price of Acquired Assets

Upon the acquisition of real properties, it is the Company’s policy to allocate the purchase price of properties to acquired tangible assets, consisting of land, building, fixtures and improvements, and identified intangible lease assets and liabilities, consisting of the value of above-market and below-market leases, as applicable, other value of in-place leases and value of tenant relationships, based in each case on their fair values. The Company utilizes independent appraisals and information management obtained on each property as a result of pre-acquisition due diligence, as well as subsequent marketing and leasing activities, as applicable, to determine the fair values of the tangible assets of an acquired property (which includes land and building), amongst other market data.

The fair values of above-market and below-market in-place lease values are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (a) the contractual amounts to be paid pursuant to the in-place leases and (b) an estimate of fair market lease rates for the corresponding in-place leases, which is generally obtained from independent appraisals, measured over a period equal to the remaining non-cancelable term of the lease. The capitalized below-market lease values are amortized as an increase to rental income over the initial term and any fixed

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.
(A Maryland Corporation in the Developmental Stage)

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2009

Note 2 — Summary of Significant Accounting Policies  – (continued)

rate renewal periods in the respective leases. In determining the amortization period for below-market lease intangibles, the Company initially considers, and periodically evaluates on a quarterly basis, the likelihood that a lease will execute the renewal option.

The fair values of in-place leases include direct costs associated with obtaining a new tenant, opportunity costs associated with lost rentals which are avoided by acquiring an in-place lease, and tenant relationships. Direct costs associated with obtaining a new tenant include commissions, tenant improvements, and other direct costs and are estimated based on independent appraisals and management’s consideration of current market costs to execute a similar lease. These direct costs are included in acquired intangible lease assets in the accompanying balance sheets and amortized to expense over the remaining terms of the respective leases. The value of opportunity costs is calculated using the contractual amounts to be paid pursuant to the in-place leases over a market absorption period for a similar lease. Customer relationships are valued based on expected renewal of a lease or the likelihood of obtaining a particular tenant for other locations. These intangibles will be included in intangible lease assets in the balance sheet and are amortized to expense over the remaining term of the respective leases.

The determination of the fair values of the assets and liabilities acquired requires the use of significant assumptions with regard to the current market rental rates, rental growth rates, discount rates and other variables. The use of inappropriate estimates would result in an incorrect assessment of the purchase price allocations, which could impact the amount of the Company’s reported net income. Initial purchase price allocations are subject to change until all information is finalized, which is generally within one year of the acquisition date.

Deferred Offering Costs

The Company has incurred certain expenses in connection with registering to sell common shares and convertible preferred shares as discussed in Note 1 — Organization and Proposed Business Operations. These costs principally relate to professional and filing fees. As of December 31, 2009, such costs totaled $953,617, and are included in deferred offering costs in the accompanying balance sheet. Simultaneous with selling common and convertible preferred shares, the deferred offering costs will be charged to stockholders’ equity upon the completion of the offerings or to expense if the offerings are not completed.

Derivative Instruments

The Company may use derivative financial instruments to hedge all or a portion of the interest rate risk associated with its borrowings. Certain of the techniques used to hedge exposure to interest rate fluctuations may also be used to protect against declines in the market value of assets that result from general trends in debt markets. The principal objective of such agreements is to minimize the risks and/or costs associated with the Company’s operating and financial structure as well as to hedge specific anticipated transactions.

The Company will record all derivatives on the balance sheet at fair value. The accounting for changes in the fair value of derivatives depends on the intended use of the derivative, whether the Company has elected to designate a derivative in a hedging relationship and apply hedge accounting and whether the hedging relationship has satisfied the criteria necessary to apply hedge accounting. Derivatives designated and qualifying as a hedge of the exposure to changes in the fair value of an asset, liability, or firm commitment attributable to a particular risk, such as interest rate risk, are considered fair value hedges. Derivatives designated and qualifying as a hedge of the exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges. Derivatives may also be designated as hedges of the foreign currency exposure of a net investment in a foreign operation. Hedge accounting generally provides for the matching of the timing of gain or loss recognition on the hedging instrument with the recognition of the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk in a fair value hedge or the earnings effect of the hedged forecasted transactions in a cash flow

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.
(A Maryland Corporation in the Developmental Stage)

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2009

Note 2 — Summary of Significant Accounting Policies  – (continued)

hedge. The Company may enter into derivative contracts that are intended to economically hedge certain of its risk, even though hedge accounting does not apply or the Company elects not to apply hedge accounting.

Revenue Recognition

Upon the acquisition of real estate, certain properties will have leases where minimum rent payments increase during the term of the lease. The Company will record rental revenue for the full term of each lease on a straight-line basis. When the Company acquires a property, the term of existing leases is considered to commence as of the acquisition date for the purposes of this calculation. Cost recoveries from tenants are included in tenant reimbursement income in the period the related costs are incurred, as applicable.

The Company’s revenues, which will be derived primarily from rental income, include rents that each tenant pays in accordance with the terms of each lease reported on a straight-line basis over the initial term of the lease. Since many leases provide for rental increases at specified intervals, straight-line basis accounting requires the Company to record a receivable, and include in revenues, unbilled rent receivables that the Company will only receive if the tenant makes all rent payments required through the expiration of the initial term of the lease. The Company defers the revenue related to lease payments received from tenants in advance of their due dates.

The Company will review receivables related to rent and unbilled rent receivables and determines collectability by taking into consideration the tenant’s payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located, as applicable. In the event that the collectability of a receivable is in doubt, the Company will record an increase in the allowance for uncollectible accounts or record a direct write-off of the receivable in the statement of operations.

Loan Loss Provisions

The Company may purchase or originate commercial mortgages and mezzanine loans to be held as long-term investments. The loans will be evaluated for possible impairment on at least a quarterly basis.

The asset specific reserve component of the loan loss provision relates to reserves for losses on loans considered to be impaired and measured in accordance with the accounting guidance for impaired loans. A loan is considered to be impaired when, based upon current information and events, management believes that it is probable that the Company will be unable to collect all amounts due under the contractual terms of the loan agreement. A reserved is established when the present value of payments expected to be received or observable market prices for the estimated fair value of the collateral, if applicable, of an impaired loans is lower than the carrying value of that loan.

The portfolio-based reserve component covers the pool of loans that do not have asset specific reserves. A portfolio-based reserve will be recorded when available information indicates that it is probable that the pool of loans will recognize losses and the amount of such losses can be reasonable estimated. Reserve balances for this pool of loans is derived using estimated default rates and estimated loss severities assuming a default occurs.

Upon determination of impairment, management will establish a reserve for loan losses and a corresponding charge to earnings through the provision for loan losses. Significant judgments are required in determining impairment, which include making assumptions regarding the value of the loan, the value of the real estate or partnership interests that secure the loan, and any other applicable provisions, including guarantees and cross-collateralization features, if any.

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.
(A Maryland Corporation in the Developmental Stage)

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2009

Note 2 — Summary of Significant Accounting Policies  – (continued)

Net Income Per Share

The Company calculates basic income per share by dividing net income for the period by weighted-average shares of its common stock outstanding for a respective period. Diluted income per share takes into account the effect of dilutive instruments, such as stock options and unvested restricted stock, but uses the average share price for the period in determining the number of incremental shares that are to be added to the weighted-average number of shares outstanding. For the period from October 6, 2009 (date of inception) to December 31, 2009, the calculation of net income per share is not presented because it is not a meaningful measure of the Company’s performance.

Income Taxes

The Company intends to elect and qualify to be taxed as a REIT, commencing with its taxable year ending December 31, 2010. Accordingly, the Company will generally not be subject to corporate U.S. federal or state income tax to the extent that qualifying distributions are paid to our stockholders, and provided the Company satisfies on a continuing basis, through actual investment and operating results, the REIT requirements including certain asset, income, distribution and stock ownership tests. If the Company fails to qualify as a REIT, and does not qualify for certain statutory relief provisions, the Company will be subject to U.S. federal, state and local income taxes and may be precluded from qualifying as a REIT for the subsequent four taxable years following the year in which the REIT qualification was lost. Accordingly, the failure to qualify as a REIT could have a material adverse impact on the Company’s results of operations and amounts available for distribution to its stockholders.

The dividends paid deduction of a REIT for qualifying dividends to its stockholders is computed using our taxable income as opposed to net income reported on the financial statements. Taxable income, generally, will differ from net income reported on the financial statements because the determination of taxable income is based on tax provisions and not financial accounting principles.

The Company may establish and elect to treat certain of its subsidiaries as taxable REIT subsidiaries (“TRS’s”). In general, a TRS may hold assets and engage in activities that the Company cannot hold or engage in directly and generally may engage in any real estate or non-real estate-related business. A TRS is subject to U.S. federal, state and local corporate income taxes.

Note 3 — Recent Accounting Pronouncements

In May 2009, the Financial Accounting Standards Board (“FASB”) issued guidance on subsequent events that establishes accounting standards for recognition and disclosure of events that occur after the balance sheet date but before financial statements are issued. These standards are essentially similar to current accounting principles with few exceptions that do not result in a change in general practice. This guidance was effective on a prospective basis for interim or annual financial periods ending after June 15, 2009. In February 2010, the FASB amended its prior guidance to eliminate the requirement for SEC filers to disclose the date through which subsequent events have been evaluated. The Company adopted this pronouncement effective June 30, 2009. The adoption of this guidance had no impact on the Company’s results of operations or financial position.

In June 2009, the FASB issued guidance that improves the financial reporting on transfers of financial assets and modified the guidance for the derecognizing of transferred financial assets. The guidance is effective for annual reporting periods beginning after November 15, 2009. The adoption of this standard is not expected to have a material impact on the Company’s financial statements.

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.
(A Maryland Corporation in the Developmental Stage)

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2009

Note 3 — Recent Accounting Pronouncements  – (continued)

In June 2009, the FASB issued guidance that changes how an entity determines when an entity that is insufficiently capitalized and is not controlled through voting (or similar rights) should be consolidated. The determination whether a company is required to consolidate an entity is based on, among other things, an entities purpose and design and a company’s ability to direct the activities of the entity that most significantly impacts the entity’s economic performance. The guidance will be applied prospectively and will be effective for interim and annual reporting periods ending after November 15, 2009. The adoption of this statement is not expected to have a material impact on the Company’s financial statements.

In June 2009, the FASB issued guidance requiring that the FASB Accounting Standards Codification become the source of authoritative U.S. GAAP recognized by the FASB to be applied to nongovernmental entities. This guidance was effective for financial statements issued for interim periods and annual periods ending after September 15, 2009. The adoption of this guidance had no material impact on the Company’s financial statements or disclosures.

In August 2009, the FASB issued guidance on measuring the fair value of liabilities. The new guidance clarifies that a valuation technique that uses a quoted price for a liability when traded as an asset or a similar liability when traded as an asset, without adjustment to that price, is a level one measurement. In the absence of a level one measurement, the company must use an alternative valuation technique such as the amount an entity would pay to transfer an identical liability or the amount an entity would receive to enter into an identical liability. The guidance is applied prospectively and was effective for interim and annual reporting periods beginning after August 28, 2009. The adoption of this guidance did not have a material impact on the Company’s financial statements.

Note 4 — Related Party Transactions and Arrangements

The Company’s advisor, New York Recovery Advisors, LLC and its affiliates will receive compensation and reimbursement for services relating to this offering and the investment and management of its assets. All of the Company’s outstanding common stock is owned by the Sponsor.

At December 31, 2009 the Company had a payable to affiliates of $33,120 which represented offering costs paid by affiliated entities of behalf of the Company.

Note 5 — Fair Value of Financial Instruments

For cash and payables, the carrying amounts approximate fair values because of the short-term maturity of these instruments.

Note 6 — Convertible Preferred Stock

In December 2009, the Company commenced a private offering to qualified investors under Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Preferred Offering”). The Preferred Offering is for 5,550,000 shares of convertible preferred stock (“Preferred Shares”). The purchase price per Preferred Share will be based upon the total investment made by each investor as follows: (i) $9.00 per share for investments less than or equal to $150,000; (ii) $8.75 per Share for investments greater than $150,000 but less than or equal to $200,000; and (iii) $8.50 per Share for investments greater than $200,000, with maximum gross proceeds of $49,950,000, which amount is subject to increase at the option of the Company to 11,100,000 Preferred Shares, with maximum gross proceeds of $99,900,000, to accredited investors who meet certain suitability requirements and other requirements. The Offering is contingent upon the Company’s receipt of commitments to purchase Preferred Shares which represent a minimum aggregate purchase price of at least $2,000,000. The Company reserves the right to waive the minimum amount at its discretion.

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.
(A Maryland Corporation in the Developmental Stage)

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2009

Note 6 — Convertible Preferred Stock  – (continued)

The Preferred Shares will have a liquidation preference of $9.00 per Preferred Share regardless of the purchase price paid. From the closing at which an investor is issued Preferred Shares, the Company will pay cumulative dividends on the Preferred Shares monthly in arrears at the rate of 8% per annum on the liquidation preference (resulting in a dividend rate of 8.23% of the purchase price if the purchase price is $8.75 and a dividend rate of 8.47% of the purchase price if the purchase price is $8.50).

The Preferred Shares will rank senior to all other shares of the Company’s capital stock, including its common stock, with respect to dividends and payments and distribution of assets upon liquidation. The holders of the Preferred Shares may elect to convert them, in whole or in part, into shares of common stock on a one-for-one basis at any time after the one year anniversary of the final closing date of the Preferred Offering (the “Final Closing”). The Preferred Shares will be redeemable and the holder may be required to convert the Preferred Shares into common stock under certain circumstances.

Conversion Rights.  The Preferred Shares will be convertible in whole or in part into shares of common stock at any time and from time to time after the first anniversary of the Final Closing, at the option of the holder, on a one-for-one basis (as adjusted for any stock split, stock combination, reverse stock split, reclassification or similar transaction).

Redemption or conversion at the option of the Company.  At the option of the Company, any time after the one year anniversary of the Final Closing, (i) the Preferred Shares are redeemable, in whole or in part, for cash at a redemption price equal to $9.00 plus accrued and unpaid dividends to and including the date of redemption, and/or (ii) the Company can require that the Preferred Shares be converted, in whole or in part, into common stock on a one-for-one basis (and will pay the holder an amount equal to any accrued and unpaid dividends to and including the date of conversion on the Preferred Shares converted).

If the Company calls the Preferred Shares for redemption for cash and the Company’s Registration Statement is effective, the holders will have the option to convert the Preferred Shares into common stock at any time prior to the redemption date.

Mandatory Redemption.  On the third anniversary of the date of the Final Closing, the Company, at its option, either shall redeem all the Preferred Shares for cash or convert all the Preferred Shares into shares of common stock at the redemption price or conversion price set forth in the paragraph above entitled “Redemption or conversion at the option of the Company.”

Because the terms of the convertible preferred stock allow the Company to either convert the shares to common stock at a fixed rate or redeem the shares for cash, also at a fixed amount and the holder of the preferred stock only has the right to convert the convertible preferred stock to common stock at a fixed redemption rate and does not, except in the case of death or disability of the holder, have the right to redeem the stock for cash, the preferred stock will be included as a separate component of equity in the Company’s balance sheet.

The Preferred Offering will terminate on the earlier to occur of (i) the date that the Company’s registration statement on Form S-11 filed with the U.S. Securities and Exchange Commission (the “SEC”) with respect to the initial public offering of shares of its common stock, par value $0.01 per share is declared effective by the SEC or (ii) the date on which the Company elects, in its sole discretion, to terminate the Offering.

Although the Company may receive subscriptions for all of Preferred Shares being offered in the Offering on or before the Termination Date, the Company reserves the right not to accept any subscriptions and to cancel the Preferred Offering on or before the Termination Date for any or no reason at all. If the Preferred Offering is terminated, funds will be returned to the investor, with accrued interest and without deduction.

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.
(A Maryland Corporation in the Developmental Stage)

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2009

Note 6 — Convertible Preferred Stock  – (continued)

Funds paid by subscribers will be held in an interest-bearing escrow until they are released to the Company.

As of December 31, 2009 there were no subscriptions of Preferred Shares outstanding.

As of March 31, 2010, the Company has issued 441,755 Preferred Shares. Total gross proceeds from these shares were $3.7 million.

Note 7 — Subsequent Events

The Company has evaluated subsequent events through March 31, 2010, the date which these financial statements were available to be issued and have determined that there have not been any events that have occurred that would require adjustments to our disclosures in the audited financial statements except for subscriptions for Preferred Shares as described in Note 6.

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

CONSOLIDATED BALANCE SHEETS

	September 30, 2010	December 31, 2009
	(Unaudited)
ASSETS
Real estate investments, at cost:
Land	$11,243,000	$—
Buildings, fixtures and improvements	20,674,829	—
Acquired intangible lease assets	1,426,310	—
Total real estate investments, at cost	33,344,138	—
Less accumulated depreciation and amortization	(284,187)	—
Total real estate investments, net	33,059,952	—
Cash and cash equivalents	531,027	298
Restricted cash	907,976	—
Prepaid expenses and other assets	376,149	—
Deferred offering costs	—	953,617
Total assets	$34,875,104	$953,915
LIABILITIES AND STOCKHOLDERS’ EQUITY
Short-term bridge equity	$5,933,334	$—
Mortgage notes payable	14,154,796	—
Below-market lease liabilities, net	554,366	—
Accounts payable and accrued expenses	3,031,198	721,294
Due to affiliates	141,001	33,120
Deferred rent and other liabilities	154,024	—
Distributions payable	112,437	—
Total liabilities	24,081,156	754,414
Preferred stock, $0.01 par value; 10,000,000 shares authorized, none issued and outstanding	—	—
Convertible preferred stock, $0.01 par value, 5,550,000 shares authorized, 1,966,376 and none outstanding at September 30, 2010 and December 31, 2009, respectively; liquidation preference $9.00	19,664	—
Common stock, $0.01 par value; 240,000,000 shares authorized, 29,000 and 20,000 shares issued and outstanding at September 30, 2010 and December 31, 2009, respectively	290	200
Additional paid-in capital	11,376,895	199,800
Accumulated deficit	(602,901)	(499)
Total stockholders’ equity	10,793,948	199,501
Total liabilities and stockholders’ equity	$34,875,104	$953,915

The accompanying notes are an integral part of these financial statements.

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30, 2010	Nine Months Ended September 30, 2010
Revenues:
Rental income	$885,492	$980,124
Operating expense reimbursement	145,219	146,785
Total revenues	1,030,711	1,126,909
Operating expenses:
Acquisition and transaction related	39,882	107,844
Third party property management fees	18,507	19,472
Asset management fee to affiliate	—	—
General and administrative	385,670	407,519
Depreciation and amortization	284,187	284,187
Total operating expenses	728,246	819,022
Operating income	302,465	307,887
Other income (expense):
Interest expense	(395,913)	(463,872)
Interest income	372	490
Total other expenses	(395,541)	(463,382)
Net loss	$(93,076)	$(155,495)

The accompanying notes are an integral part of these financial statements.

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

CONSOLIDATED STATEMENT OF EQUITY
NINE MONTHS ENDED SEPTEMBER 30, 2010
(Unaudited)

	Convertible Preferred Stock		Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Equity
	Number of Shares	Par Value	Number of Shares	Par Value
Balance December 31, 2009	—	$—	20,000	$200	$199,800	$(499)	$199,501
Common stock offering costs, commissions and dealer manager fees	—	—	—	—	(2,797,196)	—	(2,797,196)
Issuance of convertible preferred stock	1,966,376	19,664	—	—	16,934,145	—	16,953,809
Convertible preferred stock offering costs, commissions and dealer manager fees	—	—	—	—	(2,960,214)	—	(2,960,214)
Share based compensation	—	—	9,000	90	360	—	450
Distributions declared	—	—	—	—	—	(446,907)	(446,907)
Net loss	—	—	—	—	—	(155,495)	(155,495)
Balance September 30, 2010	1,966,376	$19,664	29,000	$290	$11,376,895	$(602,901)	$10,793,948

The accompanying notes are an integral part of these financial statements.

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

Nine Months Ended September 30, 2010
Cash flows from operating activities:
Net loss	$(155,495)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	222,385
Amortization of intangibles	61,802
Amortization of restricted share grants	450
Accretion of below-market lease liability	(33,816)
Changes in assets and liabilities:
Prepaid expenses and other assets	(376,149)
Accounts payable and accrued expenses, net of deferred offering costs	547,301
Deferred rent and other liabilities	154,024
Net cash provided by operating activities	420,502
Cash flows from investing activities:
Investment in real estate and other assets	(18,534,890)
Net cash used in investing activities	(18,534,890)
Cash flows from financing activities:
Proceeds on short-term bridge funds	8,900,000
Payments on short-term bridge funds	(2,966,666)
Payments of mortgage note payable	(66,270)
Proceeds from affiliate for acquisition	753,835
Payments to affiliates for acquisition	(736,604)
Proceeds from issuances of convertible preferred stock, net	14,569,444
Convertible preferred stock distributions paid	(334,469)
Common stock offering costs	(566,177)
Restricted cash	(907,976)
Net cash provided by financing activities	18,645,117
Net increase in cash	530,729
Cash, beginning of period	298
Cash, end of period	$531,027
Supplemental Disclosures of Investing and Financing Activities:
Mortgage note payable assumed	$14,221,066
Cash paid for interest	$419,372

The accompanying notes are an integral part of these financial statements.

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2010
(Unaudited)

Note 1 — Organization and Proposed Business Operations

American Realty Capital New York Recovery REIT, Inc. (the “Company”), incorporated on October 6, 2009, is a newly formed Maryland corporation that intends to qualify as a real estate investment trust (“REIT”) for federal income tax purposes for the taxable year ending December 31, 2010. On September 2, 2010, the Company commenced its initial public offering (the “IPO”) on a “best efforts” basis of up to 150,000,000 shares of common stock (exclusive of 25,000,000 shares available pursuant to the Company’s dividend reinvestment plan) at a price of $10.00 per share, subject to certain volume and other discounts, pursuant to a registration statement on Form S-11 (File No. 333-163069) (the “Registration Statement”) filed with the U.S.Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). The Company sold 20,000 shares to New York Recovery Special Limited Partnership, LLC, an entity wholly owned by American Realty Capital III, LLC (the “Sponsor”) on October 16, 2009, at $10.00 per share. In addition, the Company sold 1,966,376 shares of convertible preferred stock (the “Preferred Shares”) for gross proceeds of $16,953,809 in a private placement pursuant to Rule 506 of Regulation D of the Securities Act (the “Preferred Offering”).

The Company was formed to acquire high quality, income-producing commercial real estate in the New York metropolitan area, and, in particular, properties located in New York City with a focus on office and retail properties. All such properties may be acquired and operated by the Company alone or jointly with another party. The Company may also originate or acquire first mortgage loans secured by real estate. New York Recovery Advisors, LLC (the “Advisor”), is the Company’s affiliated advisor.

Substantially all of the Company’s business is conducted through New York Recovery Operating Partnership, L.P. (the “OP”), a Delaware limited partnership. The Company is the sole general partner and holder of 99.9% of the units of the OP. Our Advisor expects to make a capital contribution to the OP in the amount of $2,000 in exchange for 200 limited partner units of the OP. The 200 limited partner units that will be issued to the Advisor may be exchanged for the cash value of a corresponding number of shares of common stock or, at the Company’s option, a corresponding number of shares of common stock. The remaining rights of the limited partner interests are limited, however, and do not include the ability to replace the general partner or to approve the sale, purchase or refinancing of the OP’s assets.

The Company is managed by the Advisor and New York Recovery Properties, LLC, an entity wholly owned by the Sponsor, which serves as the Company’s property manager (the “Property Manager”) unless services are performed by a third party for specific properties. Realty Capital Securities, LLC (the “Dealer Manager”), an affiliate of the Sponsor, serves as the dealer manager of the Company’s IPO. These related parties receive compensation and fees for services related to the IPO and for the investment and management of the Company’s assets. These entities receive fees during the offering, acquisition, operational and liquidation stages (see Note 10 — Related Party Transactions and Arrangements).

Note 2 — Summary of Significant Accounting Policies

The Company’s significant accounting policies are described in Note 2 to the financial statements for the year ended December 31, 2009. There have been no significant changes to these policies during 2010.

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2010
(Unaudited)

Note 3 — Real Estate Investments

On June 22, 2010, the Company acquired an office building located at 306 East 61st Street in Manhattan. The building caters to tenants in the interior design industry, including art and antique galleries, as well as furniture and lighting stores, and is named the Interior Design Building.

This acquisition consists of a single fee-simple property. The purchase price for the property was $32,755,956. The building has 65,100 square feet on seven floors and is 100% leased to 18 tenants. Annual rental rates range from approximately $24 to $100 per square foot with a weighted average annual rental rate of $49.57 per square foot. No lease comprises more than 15.4% of the total leasable space. Lease maturities range from one year to seven years. Property management services for this property are provided by a third party.

The property acquisition was funded with (a) an existing mortgage note of $14,221,066, (b) net proceeds from the Preferred Offering of $8,200,000, (c) $8,900,000 in proceeds from two bridge loans made by two unaffiliated third party investors, and (d) $1,500,000 in proceeds from a short-term advance from the Sponsor. The borrowings from the Sponsor are interest-free and do not include fees typically charged for such short-term borrowings. The Company repaid the advance to the Sponsor in full subsequent to June 30, 2010.

The following table presents the allocation of the assets acquired during the three and nine months ended September 30, 2010. No acquisitions were completed in prior periods:

Three and Nine Months Ended September 30, 2010
Real estate investments, at cost:
Land	$11,243,000
Buildings, fixtures and improvements	20,674,828
31,917,828
Acquired intangibles:
In-place leases	1,426,310
Below-market lease liabilities	(588,182)
838,128
Total assets acquired	32,755,956
Mortgage note payable assumed	(14,221,066)
Cash paid for acquired real estate investments	$18,534,890
Number of properties purchased during the nine month period	1

On October 1, 2010, the Company entered into a purchase and sale agreement to acquire a portfolio of five retail condominiums (the “Portfolio”) located on Bleecker Street in the Greenwich Village neighborhood of Manhattan. The Portfolio is 100% leased to a roster of high-end fashion tenants, including Marc Jacobs, Michael Kors, Burberry, Mulberry and A.P.C. The five leases have maturities ranging from 2016 to 2022 and all have 3% annual rent escalations.

Report of Independent Registered Public Accounting Firm

To the Owner of 306 E. 61st Street New York, NY.

We have audited the accompanying statement of revenues and certain expenses (the “Statement”) of 306 E. 61st Street (the “Property”) for the year ended December 31, 2009. The Statement is the responsibility of the Property's management. Our responsibility is to express an opinion on the Statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement is free of material misstatement. An audit includes consideration of internal control as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the registration statement on Form S-11, as amended, of American Realty Capital New York Recovery REIT, Inc., as described in Note 1 to the Statement and is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Statement referred to above presents fairly, in all material respects, the revenues and certain expenses, as described in Note 1, of 306 E. 61st Street for the year ended December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

/s/ Marcum LLP
Marcum LLP

Boston, Massachusetts
July 23, 2010

306 E. 61st Street

STATEMENTS OF REVENUES AND CERTAIN EXPENSES

	For the Year Ended December 31, 2009	For the Period of January 1, 2010 to June 22, 2010 (acquisition date)
		(Unaudited)
Revenues:
Property rental	$3,257,571	$1,608,719
Tax reimbursement	407,572	218,871
Utilities and fuel reimbursement	5,889	5,654
Other income	1,250	4,857
Total revenues	3,672,282	1,838,101
Certain expenses:
Building repair and maintenance	95,837	80,436
Real estate taxes	721,537	369,100
General and administrative	93,469	51,716
Total expenses	910,843	501,252
Revenue in excess of certain expenses	$2,761,439	$1,336,849

See accompanying notes to Statement of Revenues and Certain Expenses.

306 E. 61st Street

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES

1. Background and Basis of Presentation:

The accompanying Statements of Revenues and Certain Expenses include the operations of 306 E. 61st Street, New York, NY (the “Property”) for the year ended December 31, 2009 and the period from January 1, 2010 to June 22, 2010 (unaudited). The Property was acquired by ARC New York Recovery REIT, Inc. the “Company”) from an unaffiliated third party on June 22, 2010, for approximately $33.4 million. The Property is a 63,200 square-foot building, which is currently leased to 18 tenants.

The accompanying Statements of Revenues and Certain Expenses (“financial statement”) has been prepared for the purpose of complying with the provisions of Rule 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires that certain information with respect to real estate operations be included with certain SEC filings. Accordingly, the financial statement excludes certain expenses because they may not be comparable to those expected to be incurred in the proposed future operations of the Property. Items excluded include interest expense and depreciation and amortization.

2. Summary of Significant Accounting Policies:

Revenue Recognition

Under the terms of the leases, the tenants pay monthly rent and certain leases provide for reimbursement to the Property's owner for certain expenses. Reimbursements from the tenant are recognized as revenue in the period the applicable expenses are incurred. Rental revenues include the effect of amortizing the aggregate minimum lease payments over the term of the lease, which amounted to an increase to rental income of approximately $51,000 over the rent payments received in cash for the year ended December 31, 2009 and approximately $26,000 over the rent payments received in cash for the period from January 1, 2010 to June 22, 2010.

Repairs and Maintenance

Expenses for repairs and maintenance are recognized in the period incurred.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions of the reported amounts of revenues and certain expenses during the reporting period. Actual results could differ from those estimates used in the preparation of the financial statements.

3. Future Minimum Lease Payments:

At June 30, 2010, the property was 100% leased to tenants under non-cancelable operating leases. Future minimum lease payments for the years ending December 31 are as follows:

June 23, 2010 to December 31, 2010	$1,716,031
2011	3,155,720
2012	2,076,661
2013	2,086,499
2014	1,827,135
Therafter	3,354,987
Total	$14,217,033

Report of Independent Registered Public Accounting Firm

Shareholders’ of American Realty Capital New York Recovery REIT, Inc.

We have audited the accompanying statement of revenues and certain expenses (the “Historical Summary”) of the Bleecker Street condominium properties (the “Properties”) for the year ended December 31, 2009. This Historical Summary is the responsibility of American Realty Capital New York Recovery REIT’s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Properties’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the U.S. Securities and Exchange Commission and for inclusion in a Form 8-K, of American Realty Capital New York Recovery REIT, Inc., as described in Note 1 to the Historical Summary and is not intended to be a complete presentation of the Properties’ revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the revenues and certain expenses as described in Note 1, to the Historical Summary of the Properties for the year ended December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

/S/ GRANT THORNTON LLP

Philadelphia, Pennsylvania

February 9, 2011

Bleecker Street Condominium Properties

STATEMENTS OF REVENUES AND CERTAIN EXPENSES

	For the Nine Months Ended September 30, 2010	For the Year Ended December 31, 2009
	(Unaudited)
Revenues:
Property rental	$837,869	$926,717
Tax reimbursement	33,068	44,791
Total revenues	870,937	971,508
Certain expenses:
Real estate taxes	47,847	54,995
Common area maintenance	22,989	26,417
Total expenses	70,836	81,412
Revenue in excess of certain expenses	$800,101	$890,096

The accompanying notes are an integral part of these Statements of Revenues and Certain Expenses.

Bleecker Street Condominium Properties

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES
(References to amounts for the nine months ended September 30, 2010 are unaudited)

1. Background and Basis of Presentation

The accompanying Statements of Revenues and Certain Expenses include the operations of five retail condominiums located on Bleecker Street, New York, NY (the “Properties”) for the year ended December 31, 2009 and the nine months ended September 31, 2010 (unaudited). The Properties were acquired by American Realty Capital New York Recovery REIT, Inc. (the “Company”) from an unaffiliated third party on December 1, 2010, for approximately $34.0 million. The Properties contains 5,103 ground level square feet and 9,724 total square feet (including basement and courtyard space) and are leased to one of the following five high-end fashion tenants: Marc Jacobs; Michael Kors; Burberry; Mulberry; and A.P.C. For the year ended December 31, 2009, one of the units was not leased. As of September 30, 2010 all of the units are 100% leased.

In accordance with the terms of the leases, the tenant is required to pay for maintenance, repairs, utilities and insurance and for their leased space. In addition the leases require that the tenants pay a share of the real estate taxes on the properties. The Company pays common area maintenance fees as well as real estate taxes.

The accompanying Statements of Revenues and Certain Expenses (“Historical Summary”) has been prepared for the purpose of complying with the provisions of Rule 3-14 of Regulation S-X promulgated by the U.S. Securities and Exchange Commission (the “SEC”), which requires that certain information with respect to real estate operations be included with certain SEC filings. An audited statement of revenues and certain operating expenses is being presented for the most recent fiscal year available instead of the three most recent years based on the following factors: (a) the Properties were acquired from an unaffiliated party and (b) based on due diligence of the Properties by the Company, management is not aware of any material factors relating to the Properties that would cause this financial information not to be indicative of future operating results.

2. Summary of Significant Accounting Policies

Revenue Recognition

Under the terms of the leases, the tenants pay monthly rent and certain leases provide for reimbursement to the Property’s owner for certain expenses. Reimbursements from the tenant are recognized as revenue in the period the applicable expenses are incurred. Rental revenues include the effect of amortizing the aggregate minimum lease payments over the term of the lease, which amounted to an increase to rental income of approximately $46,000 over the rent payments received in cash for the year ended December 31, 2009 and approximately $176,000 over the rent payments received in cash for the nine months ended September 30, 2010.

Use of Estimates

The preparation of the Historical Summary in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions of the reported amounts of revenues and certain expenses during the reporting period. Actual results could differ from those estimates used in the preparation of the Historical Summary.

Bleecker Street Condominium Properties

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES
(References to amounts for the nine months ended September 30, 2010 are unaudited)

3. Future Minimum Lease Payments

At September 30, 2010, the property was 100% leased to tenants under non-cancelable operating leases with remaining lease terms of 6 to 10 years. Future minimum lease payments are as follows:

October 1, 2010 to December 31, 2010	$333,744
2011	2,259,852
2012	2,327,648
2013	2,397,478
2014	2,466,943
2015 and thereafter	14,181,284
Total	$23,966,949

4. Subsequent Events

The Company has evaluated subsequent events through February 9, 2011, the date which these financial statements have been issued and have determined that there have not been any events that have occurred that would require adjustments to our disclosures in the audited financial statements.

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

PRO FORMA CONSOLIDATED BALANCE SHEET AS OF SEPTEMBER 30, 2010

The following unaudited pro forma Consolidated Balance Sheet is presented as if American Realty Capital New York Recovery REIT, Inc. (“the Company”) had acquired 306 East 61st Street, New York, NY and the Bleecker Street Condominium Properties as of September 30, 2010. This financial statement should be read in conjunction with the unaudited pro forma Consolidated Statement of Operations and the Company’s historical financial statements and notes thereto in the Company’s September 30, 2010 Form 10-Q. The pro forma Consolidated Balance Sheets are unaudited and are not necessarily indicative of what the actual financial position would have been had the Company acquired the properties as of September 30, 2010, nor does it purport to present the future financial position of the Company.

	American Realty Capital New York Recovery REIT, Inc.(1)	Bleecker Street Condominium Properties(2)(3)	Pro Forma American Realty Capital New York Recovery REIT, Inc.
Assets
Real estate investments, at cost:
Land	$11,243,000	$—	$11,243,000
Buildings, fixtures and improvements	20,674,829	31,166,739	51,841,568
Acquired intangible lease assets	1,426,310	3,610,286	5,036,596
Total real estate investments, at cost	33,344,139	34,777,025	68,121,164
Less: accumulated depreciation and amortization	(284,187)	—	(284,187)
Total real estate investments, net	33,059,952	34,777,025	67,836,977
Cash and cash equivalents	531,027	—	531,027
Restricted cash	907,976	12,770	920,746
Prepaid expenses and other assets	376,149	—	376,149
Deferred financing costs, net	—	1,048,557	1,048,557
Total assets	$34,875,104	$35,838,351	$70,713,455
Liabilities and Equity
Short-term bridge funds	$5,933,333	$—	$5,933,333
Mortgage notes payable	14,154,796	21,300,000	35,454,796
Below market lease liability	554,366	777,025	1,331,391
Due to affiliates	141,001	621,204	762,205
Accounts payable and accrued expenses	3,031,199	—	3,031,199
Deferred rent and other liabilities	154,024	300,122	454,146
Distributions payable	112,437	—	112,437
Total liabilities	24,081,156	22,998,351	47,079,507
Preferred stock	—	—	—
Convertible preferred stock	19,664	—	19,664
Common stock	290	—	290
Additional paid in capital	11,376,895	—	11,376,895
Accumulated deficit	(602,901)	—	(602,901)
Total American Realty Capital New York Recovery REIT, Inc. equity	10,793,948	—	10,793,948
Noncontrolling interests	—	12,840,000	12,840,000
Total equity	10,793,948	12,840,000	23,633,948
Total liabilities and equity	$34,875,104	$35,838,351	$70,713,455

NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEETS

Pro Forma Consolidated Balance Sheets as of September 30, 2010:

(1)	Reflects the Company’s historical Balance Sheet as of September 30, 2010 as previously filed.
(2)	Reflects the acquisition of The Bleecker Street Condominium Properties, New York, NY. The consideration was $34,000,000, which was funded through a combination of funds raised through the Common stock, a first mortgage note and proceeds from a joint venture arrangement.
(3)	Upon the acquisition of real properties, it is the Company’s policy to allocate the purchase price of properties to acquired tangible assets, consisting of land, building, fixtures and improvements, and identified intangible lease assets and liabilities, consisting of the value of above-market and below-market leases, as applicable, other value of in-place leases and value of tenant relationships, based in each case on their fair values. The Company utilizes independent appraisals and information management obtained on each property as a result of pre-acquisition due diligence, as well as subsequent marketing and leasing activities, as applicable, to determine the fair values of the tangible assets of an acquired property (which includes land and building), amongst other market data.

The fair values of above-market and below-market in-place lease values are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (a) the contractual amounts to be paid pursuant to the in-place leases and (b) an estimate of fair market lease rates for the corresponding in-place leases, which is generally obtained from independent appraisals, measured over a period equal to the remaining non-cancelable term of the lease. The capitalized above-market lease intangibles are amortized as a decrease to rental income over the remaining term of the lease. The capitalized below-market lease values are amortized as an increase to rental income over the remaining term and any fixed rate renewal periods in the respective leases. In determining the amortization period for below-market lease intangibles, the Company initially will consider, and periodically evaluate on a quarterly basis, the likelihood that a lessee will execute the renewal option.

The fair values of in-place leases include direct costs associated with obtaining a new tenant, opportunity costs associated with lost rentals which are avoided by acquiring an in-place lease, and tenant relationships. Direct costs associated with obtaining a new tenant include commissions, tenant improvements, and other direct costs and are estimated based on independent appraisals and management’s consideration of current market costs to execute a similar lease. The value of opportunity costs is calculated using the contractual amounts to be paid pursuant to the in-place leases over a market absorption period for a similar lease. Customer relationships are valued based on expected renewal of a lease or the likelihood of obtaining a particular tenant for other locations. These intangibles are included in intangible lease assets in the balance sheet and amortized to depreciation and amortization, a component of operating expense, over the remaining term of the lease.

The determination of the fair values of the assets and liabilities acquired requires the use of significant assumptions with regard to the current market rental rates, rental growth rates, discount rates and other variables. The use of inappropriate estimates would result in an incorrect assessment of the purchase price allocations, which could impact the amount of the Company’s reported net income. Initial purchase price allocations are subject to change until all information is finalized, which is generally within one year of the acquisition date.

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2009 AND
THE NINE MONTHS ENDED SEPTEMBER 30, 2010

The following unaudited pro forma Consolidated Statements of Operations for the year ended December 31, 2009 and the nine months ended September 30, 2010 are presented as if American Realty Capital New York Recovery REIT, Inc. (“the Company”) had acquired 306 East 61st Street, New York, NY and the Bleecker Street Condominium Properties as of the beginning of each period presented. This financial statement should be read in conjunction with the unaudited pro forma Consolidated Balance Sheet and the Company’s historical financial statements and notes thereto included in the Company’s September 30, 2010 Form 10-Q. The pro forma Consolidated Statements of Operations are unaudited and are not necessarily indicative of what the actual results of operations would have been had the Company acquired the property at the beginning of each period presented, nor does it purport to present the future results of operations of the Company.

Pro forma Consolidated Statements of Operations for the year ended December 31, 2009:

	American Realty Capital New York Recovery REIT, Inc.(1)	306 E. 61st Street(2)	Pro forma Adjustments 306 E. 61st Street		Bleecker Street Condominium Properties(8)	Pro Forma Adjustments Bleecker Street Condominium Properties		Pro Forma American Realty Capital New York Recovery REIT, Inc.
Total revenues	$—	$3,672,282	$135,084	(3)	$971,508	$1,696,568	(9)	$6,475,442
Operating expenses:
Property expenses	—	910,843	221,300	(4)(5)	81,412	—		1,213,555
Acquisition and transaction related	—	—			—	—		—
General and administrative	499	—	—		—	—		499
Depreciation and amortization	—	—	1,146,346	(6)	—	1,742,664	(6)	2,889,010
Total operating expenses	499	910,843	1,367,646		81,412	1,742,664		4,103,064
Operating income	(499)	2,761,439	(1,232,562)		890,096	(46,096)		2,372,378
Other income (expense)
Interest expense	—	—	(1,870,595	)(7)	—	(1,122,301	)(10)	(2,992,896)
Interest income	—	—	—		—	—		—
Total other income (expense)	—	—	(1,870,595)		—	(1,122,301)		(2,992,896)
Net loss	(499)	2,761,439	(3,103,157)		890,096	(1,168,397)		(620,518)
Net (income) loss attributable to noncontrolling interest holders	—	—	—		—	(202,082	)(11)	(202,082)
Net loss attributable to American Realty Capital Properties, Inc.	$(499)	$2,761,439	$(3,103,157)		$890,096	$(1,370,479)		$(822,600)

Pro forma Consolidated Statements of Operations for the nine months ended September 30, 2010:

	American Realty Capital New York Recovery REIT, Inc.(1)	306 E. 61st Street(2)	Pro forma Adjustments 306 E. 61st Street		Bleecker Street Condominium Properties(8)	Pro Forma Adjustments Bleecker Street Condominium Properties		Pro Forma American Realty Capital New York Recovery REIT, Inc.
Total revenues	$1,126,909	$1,838,101	$67,542	(3)	$870,937	$1,130,120	(9)	$5,033,609
Operating expenses:
Property expenses	19,472	501,252	110,650	(4)(5)	70,836	—		702,210
Acquisition and transaction related	107,844	—	—		—	—		107,844
General and administrative	407,519	—	—		—	—		407,519
Depreciation and amortization	284,187	—	573,173	(6)	—	1,306,998	(6)	2,164,358
Total operating expenses	819,022	501,252	683,823		70,836	1,306,998		3,381,931
Operating income	307,887	1,336,849	(616,281)		800,101	(176,878)		1,651,678
Other income (expense)
Interest expense	(463,872)	—	(867,338	)(7)	—	(841,726	)(10)	(2,172,936)
Interest income	490	—	—		—	—		490
Total other income (expense)	(463,382)	—	(867,338)		—	(841,726)		(2,172,446)
Net loss	(155,495)	1,336,849	(1,483,619)		800,101	(1,018,604)		(520,768)
Net (income) loss attributable to noncontrolling interest holders	—	—	—		—	(150,212	)(11)	(150,212)
Net loss attributable to American Realty Capital Properties, Inc.	$(155,495)	$1,336,849	$(1,483,619)		$800,101	$(1,168,816)		$(670,980)

NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2009 and the Nine Months Ended September 30, 2010.

(1)	Reflects the Company’s historical operations for the period indicated as previously filed.
(2)	Reflects the operations 306 East 61st Street, New York, NY for the period indicated.
(3)	Represents the amortization of below market lease liabilities which is recorded as accretion to rental income.
(4)	Represents incremental cost of management contract had the building been acquired at the beginning of the period
(5)	Represents cost of building maintenance contract.
(6)	Represents the estimated depreciation and amortization of real estate investments and intangible lease assets had the property been acquired at the beginning of the period.
(7)	Represents interest expense that would have been recorded on debt incurred in connection with the acquisition had the property been acquired at the beginning of the period. The Company assumed a first mortgage loan in the amount of $14,221,066 at an annual interest rate of 6.20% and entered into a short-term note agreement with a third party in the amount of $8,900,000 at an annual interest rate of 9.00%
(8)	Reflects the operations the Bleecker Street Condominium Properties, New York, NY for the period indicated.
(9)	Represents adjustment to straight-line rent for lease terms as of the acquisition date as well as amortization of above and below market lease liabilities which are an adjustment to rental income.
(10)	Represents interest expense that would have been recorded on debt incurred in connection with the acquisition had the property been acquired at the beginning of the period. The Company assumed a first mortgage loan in the amount of $21,300000 at an annual interest rate of 4.285%
(11)	Represents interest of the joint venture investors of a total of 13.8% of the net income of the property excluding depreciation and amortization.

Note:  Pro forma adjustments exclude one-time acquisition costs of $907,260 representing mainly acquisition fees to the advisor, legal fees and deed transfer fees for the acquisition of the Bleecker Street Condominium Properties.

Appendix A — Prior Performance Tables

The following language replaces the information under the heading “Appendix A — Prior Performance Tables” on pages A-1 to A-14 of the Prospectus.

The tables below provide summarized information concerning American Realty Capital New York Recovery REIT, Inc., an American Realty Capital-sponsored publicly registered REIT, the private note programs implemented by ARC Income Properties, LLC, ARC Income Properties II, LLC, ARC Income Properties III, LLC and ARC Growth Fund, LLC. The information contained herein is included solely to provide prospective investors with background to be used to evaluate the real estate experience of our sponsors and their affiliates. We do not believe that our affiliated programs currently in existence are in direct competition with our investment objectives. American Realty Capital Trust, Inc. and the private note programs implemented by ARC Income Properties, LLC, ARC Income Properties II, LLC and ARC Income Properties III, LLC are net lease programs focused on providing current income through the payment of cash distributions, while ARC Growth Fund, LLC was formed to acquire vacant bank branch properties and opportunistically sell such properties. The investment objectives of these affiliated programs differ from our investment objectives, which aim to acquire primarily medical office buildings and healthcare-related facilities and maximize total returns through a combination of realized appreciation and current income. For additional information see the section entitled “Prior Performance Summary.”

THE INFORMATION IN THIS SECTION AND THE TABLES REFERENCED HEREIN SHOULD NOT BE CONSIDERED AS INDICATIVE OF HOW WE WILL PERFORM. THIS DISCUSSION REFERS TO THE PERFORMANCE OF PRIOR PROGRAMS AND PROPERTIES SPONSORED BY OUR SPONSOR OR ITS AFFILIATES OVER THE PERIODS LISTED THEREIN. IN ADDITION, THE TABLES INCLUDED WITH THIS PROSPECTUS (WHICH REFLECT RESULTS OVER THE PERIODS SPECIFIED IN EACH TABLE) DO NOT MEAN THAT WE WILL MAKE INVESTMENTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES. IF YOU PURCHASE SHARES IN AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC., YOU WILL NOT HAVE ANY OWNERSHIP INTEREST IN ANY OF THE REAL ESTATE PROGRAMS DESCRIBED IN THE TABLES (UNLESS YOU ARE ALSO AN INVESTOR IN THOSE REAL ESTATE PROGRAMS).

YOU SHOULD NOT CONSTRUE INCLUSION OF THE FOLLOWING INFORMATION AS IMPLYING IN ANY MANNER THAT WE WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN THE INFORMATION BELOW BECAUSE THE YIELD AND CASH AVAILABLE AND OTHER FACTORS COULD BE SUBSTANTIALLY DIFFERENT IN OUR PROPERTIES.

The following tables are included herein:

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS FOR PUBLIC PROGRAM PROPERTIES

Table I provides a summary of the experience of American Realty Capital II, LLC and its affiliates as a sponsor in raising and investing funds for American Realty Capital Trust, Inc. as of and for the period from its inception on August 17, 2007 through December 31, 2009. Information is provided as to the manner in which the proceeds of the offerings have been applied and the timing and length of this offering. Proceeds raised by American Realty Capital Trust, Inc. have been invested over time as investment opportunities have arisen and no specific time period has been set for the investment of 90% of the funds. American Realty Capital Trust, Inc. is an ongoing offering through the earlier of July 24, 2011 or the date the SEC declares the registration statement for American Realty Capital Trust, Inc.’s follow-on offering effective, and proceeds are currently being raised through the offering period.

		Percentage of Total Dollar Amount Raised
	(dollars in thousands)
Dollar amount offered	$1,500,000
Dollar amount raised	144,418
Dollar amount raised from sponsor and affiliates from sale of special partnership units, and 20,000 shares of common stock(1)	200
Total dollar amount raised (100%)(2)	144,618	100.00%
Less offering expenses:
Selling commissions and discounts retained by affiliates	2,823	1.95%
Organizational expenses	5,617	3.88%
Other	—	0.00%
Reserves	—	0.00%
Available for investment	$136,178	94.16%
Acquisition costs:
Prepaid items related to purchase of property	$—	0.00%
Cash down payment	87,716	60.65%
Acquisition fees	5,599	3.87%
Other	—	0.00%
Total acquisition costs(3)	$93,315	64.53%
Percentage leverage (mortgage financing divided by total acquisition costs)	198.43%
Date offering began	3/18/2008
Number of offerings in the year	1
Length of offerings (in months)	33
Months to invest 90% of amount available for investment (measured from beginning of offering)(4)	NA

(1)	Represents the initial capitalization of American Realty Capital Trust, Inc. by the sponsor and was prior to the effectiveness of the registration statement for the initial public offering of American Realty Capital Trust Inc.’s common stock.
(2)	The offering is ongoing and American Realty Capital Trust, Inc. continues to raise funds.
(3)	The total acquisition costs of the properties exclude $185.2 million purchased with mortgage financing and $51.1 million purchased with short-term borrowings. Including borrowings, the total acquisition purchase price was $329.6 million and the leverage ratio on acquisitions was 56.2% at December 31, 2009.
(4)	As of December 31, 2009, American Realty Capital Trust, Inc. was in its investment period and had not invested 90% of the amount offered. Assets are acquired as equity becomes available.

In the year ended December 31, 2009, American Realty Capital Trust, Inc. sold non-controlling interests in certain properties in three separate arrangements. The total amount contributed to these arrangements for the non-controlling interests was $3.4 million. Due to the nature of these transactions, all of the related properties and associated financial data related to these arrangements are consolidated with the balances of American Realty Capital Trust, Inc.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS FOR NON-PUBLIC PROGRAM PROPERTIES

Table I provides a summary of the experience of the American Realty Capital II, LLC and its affiliates as a sponsor in raising and investing funds in ARC Income Properties LLC from its inception on June 5, 2008 to December 31, 2009, ARC Income Properties II, LLC from its inception on August 12, 2008 to December 31, 2009, ARC Income Properties III, LLC from its inception on September 29, 2009 to December 31, 2009, and ARC Growth Fund, LLC from its inception on July 24, 2008 to December 31, 2009. Information is provided as to the manner in which the proceeds of the offerings have been applied, the timing and length of this offering and the time period over which the proceeds have been invested.

	ARC Income Properties, LLC			ARC Income Properties II, LLC			ARC Income Properties, III, LLC			ARC Growth Fund, LLC
			Percentage of Total Dollar Amount Raised			Percentage of Total Dollar Amount Raised			Percentage of Total Dollar Amount Raised			Percentage of Total Dollar Amount Raised
	(dollars in thousands)
Dollar amount offered	$19,537			$13,000			$11,243			$7,850
Dollar amount raised	19,537			13,000			11,243			7,850
Dollar amount contributed from sponsor and affiliates(1)	1,975			—			—			—
Total dollar amount raised (100%)	$21,512		100.00%	$13,000		100.00%	$11,243		100.00%	$7,850		100.00%
Less offering expenses:
Selling commissions and discounts retained by affiliates	$1,196		5.56%	$323		2.48%	$666		5.92%	$—		0.00%
Organizational expenses	—		0.00%	—		0.00%	—		0.00%	—		0.00%
Other	—		0.00%	—		0.00%	—		0.00%	—		0.00%
Reserves	—		0.00%	—		0.00%	—		0.00%	—		0.00%
Available for investment	$20,316		94.44%	$12,677		97.52%	$10,577		94.08%	$7,850		100.00%
Acquisition costs:
Prepaid items and fees related to purchased property	$—		0.00%	$—		0.00%	$—		0.00%	$—		0.00%
Cash down payment	11,302		52.54%	9,086		69.89%	10,329		91.87%	41,307		526.20%
Acquisition fees	7,693		35.76%	2,328		17.91%	682		6.07%	2,410		30.70%
Other	—		0.00%	—		0.00%	—		0.00%	—		0.00%
Total acquisition costs	$18,995	(2)	88.30%	$11,414	(3)	87.80%	$11,011	(4)	97.94%	$43,717	(5)	556.90%
Percentage leverage (mortgage financing divided by total acquisition costs)	434.97%			292.61%			135.63%			45.47%
Date offering began	6/09/2008			9/17/2008			9/29/2009			38,557
Number of offerings in the year	1			1			1			1
Length of offerings (in months)	7			4			3			1
Months to invest 90% of amount available for investment (measured from beginning of offering)	7			4			3			1

(1)	Includes separate investment contributed by the sponsor and its affiliates for the purchase of the portfolio properties and related expenses.
(2)	The total acquisition costs of the properties exclude $82.6 million purchased with mortgage financing. Including borrowings, the total acquisition purchase price was $101.6 million and the leverage ratio on acquisitions was 81.3% at December 31, 2009.
(3)	The total acquisition costs of the properties exclude $33.4 million purchased with mortgage financing. Including borrowings, the total acquisition purchase price was $44.8 million and the leverage ratio on acquisitions was 74.5% at December 31, 2009.

(4)	The total acquisition costs of the properties exclude $14.9 million purchased with mortgage financing. Including borrowings, the total acquisition purchase price was $25.9 million and the leverage ratio on acquisitions was 57.6% at December 31, 2009.
(5)	The total acquisition costs of the properties exclude $20.0 million purchased with mortgage financing. Including borrowings, the total acquisition purchase price was $63.6 million and the leverage ratio on acquisitions was 31.3% at December 31, 2009.

TABLE II

COMPENSATION TO SPONSOR FROM PUBLIC PROGRAM PROPERTIES

Table II summarizes the amount and type of compensation paid to American Realty Capital II, LLC and its affiliates by American Realty Capital Trust, Inc. as of and for the period from its inception on August 17, 2007 through December 31, 2009.

(dollars in thousands)
Date offering commenced	March 18, 2008
Dollar amount raised(1)	$144,618
Amount paid to sponsor from proceeds of offering
Underwriting fees	$2,823
Acquisition fees:
Real estate commissions	$—
Advisory fees – acquisition fees	$3,197
Other – organizational and offering costs	$5,617
Other – financing coordination fees	$2,011
Dollar amount of cash generated from operations before deducting payments to sponsor	$1,487
Actual amount paid to sponsor from operations:
Property management fees	$4
Partnership management fees	—
Reimbursements	—
Leasing commissions	—
Other (asset management fees)	145
Total amount paid to sponsor from operations	$149
Dollar amount of property sales and refinancing before deducting payment to sponsor
Cash	—
Notes	—
Amount paid to sponsor from property sale and refinancing:
Real estate commissions	—
Incentive fees	—
Other	—

(1)	Includes $144.4 million raised from investors and $0.2 million raised from the sponsor and its affiliates.

In the year ended December 31, 2009, American Realty Capital Trust, Inc. sold non-controlling interests in certain properties in three separate arrangements. The total amount contributed to these arrangements for the non-controlling interests was $3.4 million. Due to the nature of these transactions, all of the related properties and associated financial data related to these arrangements are consolidated with the balances of American Realty Capital Trust, Inc.

TABLE II

COMPENSATION TO SPONSOR FROM NON-PUBLIC PROGRAM PROPERTIES

Table II summarizes the amount and type of compensation paid to American Realty Capital II, LLC and its affiliates for ARC Income Properties LLC from its inception on June 5, 2008 to December 31, 2009, ARC Income Properties II, LLC from its inception on August 12, 2008 to December 31, 2009, ARC Income Properties III, LLC from its inception on September 29, 2009 to December 31, 2009, and ARC Growth Fund, LLC from its inception on July 24, 2008 to December 31, 2009.

	ARC Income Properties, LLC		ARC Income Properties II, LLC		ARC Income Properties III, LLC		ARC Growth Fund, LLC
	(dollars in thousands)
Date offering commenced	June 9, 2008		Sept. 17, 2008		Sept. 29, 2009		July 24, 2008
Dollar amount raised	$21,512	(1)	$13,000	(2)	$11,243	(2)	$7,850	(3)
Amount paid to sponsor from proceeds of offering
Underwriting fees	$785		$323		666		—
Acquisition fees
Real estate commissions	$—		$—
Advisory fees – acquisition fees	$2,959		$423		662		1,316
Other – organizational and offering costs	$—		$—		—		—
Other – financing coordination fees	$939		$333		149		45
Dollar amount of cash generated from operations before deducting payments to sponsor	$(1,195)		$1,731		3,537		6,163
Actual amount paid to sponsor from operations:
Property management fees	$—		$—		$—		$—
Partnership management fees	—		—		—		—
Reimbursements	—		—		—		—
Leasing commissions	—		—		—		—
Other (explain)	—		—		—		—
Total amount paid to sponsor from operations	$—		$—		$—		$—
Dollar amount of property sales and refinancing before deducting payment to sponsor
Cash	—		—		—		11,880
Notes	—		—		—		18,281
Amount paid to sponsor from property sale and refinancing:
Real estate commissions	—		—		—		—
Incentive fees	—		—		—		—
Other (disposition fees)	—		—		—		1,169
Other (refinancing fees)							39

(1)	Includes $19.5 million raised from investors and $2.0 million raised from the sponsor and its affiliates.
(2)	Amount raised from investors.
(3)	Includes $5.3 million raised from investors and $2.6 million raised from the sponsor and its affiliates.

TABLE III

OPERATING RESULTS OF PUBLIC PROGRAM PROPERTIES

Table III summarizes the consolidated operating results of American Realty Capital Trust, Inc. as of the dates indicated.

	Year ended December 31, 2009	Year ended December 31, 2008	Period from August 17, 2007 (date of inception) to December 31, 2007
	(dollars in thousands)
Gross revenues	$15,511	$5,549	$—
Profit (loss) on sales of properties	—
Less:
Operating expenses	1,158	2,002	1
Interest expense	10,352	4,774	—
Depreciation	6,581	2,534	—
Amortization	1,735	522	—
Net income (loss) before noncontrolling interests – GAAP Basis	(4,315)	(4,283)	(1)
Net income (loss) attributable to noncontrolling interests – GAAP Basis	49	—	—
Net income (loss) attributable to American Realty Capital Trust, Inc.	$(4,266)	$(4,283)	$(1)
Taxable income (loss)
From operations	$(4,266)	$(4,283)	$(1)
From gain (loss) on sale	—
Cash generated from (used by) operations(1)	$(2,526)	$4,013	$(200)
Cash generated from sales	—	—	—
Cash generated from refinancing	—	—	—
Cash generated from operations, sales and refinancing	$(2,526)	$4,013	$(200)
Less: Cash distribution to investors
From operating cash flow	$1,818	$296	$—
From sales and refinancing	—	—	—
From other	70	—	—
Cash generated after cash distributions	$(4,414)	$3,717	$(200)
Less: Special items
Cash generated after cash distributions and special items	$(4,414)	$3,717	$(200)
Tax and distribution data per $1,000 invested
Federal income tax results:(2)(3)
Ordinary income (loss)
from operations	(22.75)	(0.33)	—
from recapture	—	—	—
Capital gain (loss)	—	—	—
Cash distributions to investors
Source (on GAAP Basis)
Investment income	—	—	—
Return of capital	13.06	1.22	—
Source (on GAAP basis)
Sales	—	—	—
Refinancing	—	—	—
Operations	12.57	1.22	—
Other	0.48	—	—

(1)	Includes cash paid for interest.

(2)	Based on amount raised at end of each period.
(3)	Federal income tax information for the year ended December 31, 2009 is not finalized as of the date of this filing.

ARC Income Properties II, LLC, is a private offering of debt securities. The structure of this program is such that it is required to be consolidated with the financial results of American Realty Capital Trust, Inc. in accordance with generally accepted accounting principals and therefore it is included in Table III, Operating Results for American Realty Capital Trust, Inc. Because ARC Income Properties II, LLC is also a stand-alone private program, we have included it separately in the information we disclose about our private programs.

In the year ended December 31, 2009, American Realty Capital Trust, Inc. sold non-controlling interests in certain properties in three separate arrangements. The total amount contributed to these arrangements for the non-controlling interests was $3.4 million. Due to the nature of these transactions, all of the related properties and associated financial data related to these arrangements are consolidated with the balances of American Realty Capital Trust, Inc.

TABLE III

OPERATING RESULTS OF NON-PUBLIC PROGRAM PROPERTIES

Table III summarizes the consolidated operating results of ARC Income Properties, LLC, ARC Income Properties II, LLC, ARC Income Properties III, LLC and ARC Growth Fund, LLC as of the dates indicated.

	ARC Income Properties, LLC		ARC Income Properties II, LLC		ARC Income Properties III, LLC	ARC Growth Fund, LLC
	Year ended December 31, 2009	Period from June 5, 2008 (Date of Inception) to December 31, 2008	Year ended December 31, 2009	Period from August 12, 2008 to December 31, 2008	Period from September 29, 2009 to December 31, 2009	Year ended December 31, 2009	Period from July 25, 2008 to December 31, 2008
	($ in thousands)
Gross revenues	$5,347	$1,341	$3,423	$337	$341	$113	$8
Profit (loss) on sales of properties						(5,714)	9,746
Less:
Operating expenses	2,847	5	7	—	33	560	2,004
Interest expense	4,993	688	2,161	162	186	1,323	597
Interest expense – Investors’ notes	1,583	38	1,024	11	201	—	—
Depreciation	2,676	909	1,758	200	127	539	344
Amortization	886	—	670	—	42	—	—
Net income – GAAP Basis	$(7,638)	$(1,182)	$(2,197)	$(36)	$(248)	$(8,023)	$6,809
Taxable income (loss)
From operations	$(7,638)	$(1,182)	$(2,197)	$(36)	$(248)	$(2,309)	$(2,937)
From gain (loss) on sale	$—	$—	$—	$—	$—	$(5,714)	$9,746
Cash generated from (used by) operations(1)	$(2,349)	$1,154	$(2,282)	$4,013	$3,537	$(1,769)	$(3,226)
Cash generated from sales	—	—	—	—	—	(447)	11,158
Cash generated from refinancing	—	—	—	—	—	—	—
Cash generated from operations, sales and refinancing(1)	(2,349)	1,154	(2,282)	4,013	3,537	(2,216)	7,932
Less: Cash interest payments made to investors
From operating cash flow	$—	$—	$—	$—	$—	$—	$—
From sales and refinancing	$—	$—	$—	$—	$—	$—	$—
From other	$—	$—	$—	$—	$—	$—	$—
Cash generated after cash distributions	$(2,349)	$1,154	$(2,282)	$4,013	$3,537	$(2,216)	$7,932
Less: Special items
Cash generated after cash distributions and special items	$(2,349)	$1,154	$(2,282)	$4,013	$3,537	$(2,216)	$7,932

(1)	Includes interest expense for payments to investors.

Non-public programs are combined with other entities for U.S. federal income tax reporting purposes; therefore, U.S. federal income tax results for these programs is not presented.

ARC Income Properties II LLC, is a private offering of debt securities. The structure of this program is such that it is required to be consolidated with the financial results of American Realty Capital Trust, Inc. in accordance with generally accepted accounting principles and therefore it is included in Table III, Operating Results for American Realty Capital Trust, Inc. Because ARC Income Properties II, LLC is also a stand-alone private program, we have included it separately in the information we disclose about our private programs.

TABLE IV

RESULTS OF COMPLETED PUBLIC PROGRAMS OF THE SPONSOR AND ITS AFFILIATES

NOT APPLICABLE.

TABLE IV

RESULTS OF COMPLETED NON-PUBLIC PROGRAMS OF THE SPONSOR AND ITS AFFILIATES

NOT APPLICABLE.

TABLE V

SALES OR DISPOSALS OF PUBLIC PROGRAM PROPERTIES

NOT APPLICABLE.

TABLE V

SALES OR DISPOSALS OF NON-PUBLIC PROGRAM PROPERTIES

Table V provides summary information on the results of sales or disposals of properties by non-public prior programs having similar investment objectives to ours. All figures below are through December 31, 2009.

ARC GROWTH FUND, LLC

			Selling Price Net of Closing Costs and GAAP Adjustments					Costs of Properties Including Closing Costs and Soft Costs
Property	Date Acquired	Date of Sale	Cash Received (Cash Deficit) Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back by Program(2)	Adjustments Resulting From Application of GAAP(3)	Total(4)	Original Mortgage Financing	Total Acquisition Costs, Capital Improvement Costs, Closing and Soft Costs(5)	Total	Excess (Deficit) of Property Operating Cash Receipts Over Cash Expenditures(6)
Bayonet Point, FL	July-08	July-08	$628	$—	$—	$—	$628	$—	$642	$642	$—
Boca Raton, FL	July-08	July-08	2,434	—	—	—	2,434	—	2,000	2,000	—
Bonita Springs, FL	July-08	May-09	(459)	1,207	—	—	748	1,207	543	1,750	(29)
Clearwater, FL	July-08	September-08	253	539	—	—	792	539	371	910	(3)
Clearwater, FL	July-08	October-08	(223)	582	—	—	359	582	400	982	(3)
Destin, FL	July-08	July-08	1,358	—	—	—	1,358	—	1,183	1,183	—
Englewood, FL	July-08	November-08	138	929	—	—	1,067	929	632	1,561	(13)
Fort Myers, FL	July-08	July-08	2,434	—	—	—	2,434	—	1,566	1,566	—
Naples, FL	July-08	July-08	2,727	—	—	—	2,727	—	1,566	1,566	—
Palm Coast, FL	July-08	September-08	891	1,770	—	—	2,661	1,770	-530	1,240	(8)
Pompano Beach, FL	July-08	October-08	1,206	2,162	—	—	3,368	2,162	-411	1,751	(8)
Port St. Lucie, FL	July-08	August-09	(60)	654	—	—	594	654	648	1,302	(40)
Punta Gorda, FL	July-08	July-08	2,337	—	—	—	2,337	—	2,143	2,143	—
Vero Beach, FL	July-08	February-09	87	830	—	—	917	830	565	1,395	(13)
Cherry Hill, NJ	July-08	July-08	1,946	—	—	—	1,946	—	2,225	2,225	—
Cranford, NJ	July-08	July-08	1,453	—	—	—	1,453	—	725	725	—
Warren, NJ	July-08	July-08	1,375	—	—	—	1,375	—	1,556	1,556	—
Westfield, NJ	July-08	July-08	2,539	—	—	—	2,539	—	2,230	2,230	—
Lehigh Acres, FL	July-08	August-09	(207)	758	—	—	551	758	752	1,510	(28)
Alpharetta, GA	July-08	December-08	98	914	—	—	1,012	914	617	1,531	(9)
Atlanta, GA	July-08	September-08	825	1,282	—	—	2,107	1,282	862	2,144	(27)
Columbus, GA	July-08	December-08	(43)	111	—	—	68	111	85	196	(3)
Duluth, GA	July-08	July-08	1,851	—	—	—	1,851	—	1,457	1,457	—
Oakwood, GA	July-08	September-08	49	898	—	—	947	898	607	1,505	(1)
Riverdale, GA	July-08	August-09	(104)	471	—	—	367	471	286	757	(12)
Laurinburg, NC	July-08	July-08	188	—	—	—	188	—	197	197	—
Haworth, NJ	July-08	July-08	1,781	—	—	—	1,781	—	1,834	1,834	—
Fredericksburg, VA	August-08	August-08	2,432	—	—	—	2,432	—	2,568	2,568	—
Dallas, PA	August-08	August-08	1,539	—	—	—	1,539	—	366	366	—
Virginia Beach, VA	August-08	August-08	1,210	—	—	—	1,210	—	930	930	—
Baytown, TX	August-08	August-08	3,205	—	—	—	3,205	—	1,355	1,355	—
Bradenton, FL	November-08	November-08	778	—	—	—	778	—	748	748	—
Sarasota, FL	November-08	November-08	1,688	—	—	—	1,688	—	867	867	—-
Tuscaloosa, AL	November-08	November-08	580	—	—	—	580	—	242	242	—
Palm Harbor, FL	November-08	November-08	1,064	—	—	—	1,064	—	790	790	—
Reading, PA	November-08	November-08	137	—	—	—	137	—	248	248	—
St. Augustine, FL	November-08	November-08	1,936	—	—	—	1,936	—	1,428	1,428	—
Cumming, GA	December-08	December-08	1,227	—	—	—	1,227	—	810	810	—
Suffolk, VA	December-08	February-09	115	172	—	—	287	172	129	301	(1)
Titusville, FL	December-08	December-08	321	—	—	—	321	—	260	260	—
West Caldwell, NJ(1)	December-08	September-09	333	898	—	—	1,231	357	358	715	15
Palm Coast, FL	December-08	December-08	507	—	—	—	507	—	599	599	—
Mableton, GA	December-08	December-08	676	—	—	—	676	—	696	696	—
Warner Robins, GA	January-09	January-09	149	—	—	—	149	—	257	257	—
Philadelphia, PA(1)	January-09	October-09	291	1,474	—	—	1,765	552	1,105	1,657	3
Stockholm, NJ	December-08	November-09	(29)	240	—	—	211	240	438	678	(46)
Sebastian, FL	July-08	December-09	(104)	654	—	—	550	654	1,302	1,956	(102)
Fort Myers, FL	July-08	December-09	(314)	795	—	—	481	795	1,582	2,377	(113)
			$43,243	$17,340	$—	$—	$60,583	$15,877	$41,829	$57,706	$(441)

(1)	Sale of property was to a related party.

(2)	No purchase money mortgages were taken back by any program.
(3)	Financial information for programs is prepared in accordance with GAAP, therefore, GAAP adjustments are not applicable.
(4)	All taxable gains were categorized as capital gains. None of these sales were reported on the installment basis.
(5)	Amounts shown do not include a pro rata share of the offering costs. There were no carried interests received in lieu of commissions in connection with the acquisition of property.
(6)	Amounts exclude the amounts included under “Selling Price Net of Closing Costs and GAAP Adjustments” or “Costs of Properties Including Closing Costs and Soft Costs” and exclude costs incurred in administration of the program not related to the operation of the property.

Appendix C-1 — Subscription Agreement

The following information replaces the Subscription Agreement under “Appendix C” of the Prospectus.

American Realty Capital
New York Recovery REIT

American Realty Capital New York Recovery REIT SUBSCRIPTION AGREEMENT

AN INVESTMENT IN THE OFFERINGS DESCRIBED HEREIN CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS. INVESTORS WILL RECEIVE A CONFIRMATION OF THEIR PURCHASE. IF YOU HAVE ANY QUESTIONS, PLEASE CALL YOUR REGISTERED REPRESENTATIVE OR REALTY CAPITAL SECURITIES, LLC AT 1-877-373-2522.

1

Please indicate which offering you wish to invest in and whether this purchase is an "initial investment" or an "additional investment."

☐ **Net of Commission Purchase ("NOCP"):** Check this box if you are eligible for a NOCP.

NOCPs are available to registered associates and other employees of soliciting broker/dealers, the above referenced REITs and their affiliates, participants in a wrap account of commission replacement account with approval for a discount by the broker/dealer, RIA, bank trust account, etc. Representative will not receive selling commission. Refer to prospectus for details.

Investment

☐ **American Realty Capital New York Recovery REIT, Inc. ("NYRR")**

▸ State in which sale was made: ______

☐ Initial Investment

☐ Additional Investment:

Acct# ________________

Investment Amount

$ ____________________

▸ *$2,500 minimum investment*

▸ *$100 increments for additional investments*

Payment Method: Please indicate the method of payment below.

☐ Check Enclosed

☐ Subscription amount wired

☐ Check/funding being sent by other third party

Payment Instructions: Please follow the instructions outlined below.

■ **For custodial held accounts, such as IRAs and other qualified plans:** Checks should be made payable to the custodian and sent, with a completed copy of the Subscription Agreement, directly to the custodian who will forward them to the applicable address.

■ **For all other investments:**

▸ **Make checks payable to:** American Realty Capital New York Recovery REIT, Inc.

Note: Investment subject to suitability standards, see the corresponding Prospectus for details.

2 OWNERSHIP

IMPORTANT: Please choose **one** option, either within the "Non-Custodial Ownership" column, or within the "Custodial Ownership" column.

2a. Non-Custodial Ownership (Non-Qualified)

☐ **Individual** – *One signature required & initial.*

☐ **Joint Tenants with Right of Survivorship** – *All parties must sign & initial.*

☐ **Tenants in Common** – *All parties must sign & initial.*

☐ **Company or Corporation or Partnership** – *Authorized signature required. Include Corporate Resolution or Partnership Agreement, as applicable.*

☐ **Uniform Gift/Transfer to Minors Act (UGMA/UTMA)** – *Owner and custodian signature required.*

State of ______ Custodian for ________________

☐ **Estate** – *Personal representative signature required.*

Name of Executor: ________________

Include a copy of the court appointment.

☐ **Qualified Pension or Profit Sharing Plan*** – *Trustee or custodian signature required. Include plan documents.*

Name of Trustee: ________________

☐ **Trust** – *Trustee(s) signature(s) and copy of trust document or trust certificate required.*

☐ **Transfer on Death**[(1)] – *Must complete separate Transfer on Death Registration Form.*

☐ **Other** (Specify) – ________________

Include title and signature pages.

2b. Custodial Ownership (Qualified)

☐ **Traditional IRA*** – *One signature required.*

☐ **Roll-Over IRA*** – *One signature required.*

☐ **Roth IRA*** – *One signature required.*

☐ **KEOGH Plan*** – *One signature required.*

☐ **Simplified Employee Pension/Trust (S.E.P.)***

☐ **Qualified Pension or Profit Sharing Plan*** – *Owner and custodian signature required.*

☐ **Other** (Specify) – ________________

* *Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the offeror disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/Administrator and plan participants/investors is required for investment through these types of accounts.*

(1) *Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor's death. TOD registration is available only for owner(s)/investor(s) who is (1) a natural or (2) two natural persons holding the account as Tenants by the Entirety or (3) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (4) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (i.e., entities such as corporation, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Registration Act.*

3

IMPORTANT: Send all paperwork directly to the custodian.

Note: This section is only for accounts specified in Section 2b and not for Custodial Accounts for Minors.

Custodial Ownership *(Must be completed by Custodian/Trustee for accounts identified in Section 2b)*

Name of Trust or Business Entity *(Does not apply to IRA accounts)*

Name of Custodian or Trustee

Mailing Address

City, State, Zip

Business Phone

Custodian/Trust/Business Entity Tax ID#

Account #

Name of Custodian or Other Administrator

4

IMPORTANT: Investor Information is required.

Note: Please provide all necessary corporate documents, partnership agreement, or trust powers (specified in section 2) to establish authority to act.

Investor Information

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Account Owner

Date of Birth

SSN or Tax Payer ID #

Citizenship: *Please indicate Citizenship Status* ***(Required)***

☐ **U.S. Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien*** | ☐ **Employee, Affiliate or Board Member**

* If non-resident alien, investor must submit the appropriate W-8 form (**W-8BEN, W-8ECI, W-8EXP or W-8IMY**) in order to make an investment. **(If a foreign national who is a U.S taxpayer, complete W-9 form.)**

Employer: | ☐ RETIRED

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Joint Account Owner or Minor

Entity Name

Date of Birth

SSN or Tax Payer ID#

If Non-U.S. Citizen, specify Country of Citizenship

Legal Address (No P.O. Boxes)

City, State, Zip

Mailing Address (if different)

City, State, Zip

Home Phone

Business Phone

Government ID: ***(Foreign Citizens only)*** *Identification documents must have a reference number and photo. Please attach a photocopy.*

Place of Birth: ______________________________

City State/Province Country

Immigration Status: ☐ Permanent resident ☐ Non-permanent resident ☐ Non-resident

Check which type of document you are providing:

☐ US Driver's License ☐ INS Permanent resident alien card ☐ Passport with U.S. Visa

☐ Employment Authorization Document ☐ Passport without U.S. Visa Bank Name (required):______________

Account No. (required):______________

☐ Foreign national identity documents Bank Name (required):______________

Phone No. (required):______________

Number for the document checked above and country of issuance: ______________

CALIFORNIA INVESTORS: ALL CERTIFICATES REPRESENTING SHARES WHICH ARE SOLD IN THE STATE OF CALIFORNIA WILL BEAR THE FOLLOWING LEGEND CONDITIONS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS FOR THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

Any subscriber seeking to purchase shares pursuant to a discount offered by us must submit such request in writing and set forth the basis for the request. Any such request will be subject to our verification.

5

Complete this section to enroll in the Distribution Reinvestment Plan or to elect how you wish to receive your dividend distributions.

Note: IRA accounts may not direct distributions without the custodian's approval. Please also note that all custodial account distributions not reinvested pursuant to the distribution reinvestment plan will be directed to the custodian.

Distributions

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

- *I hereby subscribe for Shares of American Realty Capital New York Recovery REIT, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan** *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*

☐ **Mail Check** to the address of record

☐ **Send to Custodial Account** listed in Section 3

☐ **Cash/Direct Deposit*** *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

☐ **Automatic Purchase Plan:** Check this box if you wish to participate in the Automatic Purchase Plan ("APP"). A separate form is required to be completed to participate in APP. Be advised that APP may not be available with all programs.

** I authorize American Realty Capital New York Recovery REIT, Inc. or its agent, DST Systems, Inc. (collectively referred to "Issuer") to deposit my distribution/dividend to my checking or savings account. This authority will remain in force until I notify the Issuer in writing to cancel it. If the Issuer deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below.*

5a

Please complete this section if you should wish to direct distributions (non-custodial accounts) to a party other than the registered owner.

Name of Third Party Financial Institution ______________________

Mailing Address ______________________

City, State, Zip ______________________

Account # ______________________

Bank's ABA/Routing # ______________________

☐ **Checking Account** *(must enclose voided check)* ☐ **Savings Account** *(subject to bank verification)*

ELECTRONIC DELIVERY ELECTION

Electronic Delivery of stockholder communication is available and if you would prefer to receive such communications and statements electronically, please affirmatively elect to do so by checking the offering for which you elect to receive the electronic delivery of stockholder communications and statement notifications:

☐ **American Realty Capital New York Recovery REIT, Inc.**

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize said offering(s) to either (i) e-mail stockholder communications to you directly or (ii) make them available on each offering's respective website and notify you by e-mail when such documents are available and how to access the documents.

You will not receive paper copies of these electronic materials unless specifically requested.

The stockholder communications we may offer electronically include annual reports, proxy materials, and any other documents that may be required to be delivered under federal or state securities laws as well as account-specific information such as quarterly account statements or tax information. Your consent will be effective until you revoke it. In addition, by consenting to electronic access, you will be responsible for your customary Internet Service Provider charges in connection with access to these materials.

Joint Accounts: If your Social Security number is the primary number on a joint account and you opt-in to electronic delivery, each consenting stockholder must have access to the e-mail account provided.

☐ **I would like to receive shareholder communications electronically.** ☐ **I would like to receive my statement online.**

My e-mail address is ______________________

Your e-mail address will be held in confidence and used only for matters relating to your investments.

6

IMPORTANT: Please carefully read and separately initial each of the representations. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Subscriber Acknowledgements & Signatures The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following: *(you must initial ALL appropriate representations below)*	**Owner**	**Co-Owner**
Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and estimate that (without regard to investment in the Company) I (we) have gross income due in the current year of at least $70,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000 or such higher suitability as may be required by certain states and set forth in the 'Investor Suitability Standards' section of the Prospectus; in the case of sales to fiduciary accounts, suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the Shares.		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in this offering not to exceed 10% of the Kentucky investor's liquid net worth.

6 CONTINUED

Note: We intend to assert the foregoing representation as a defense in any subsequent litigation where such assertion would be relevant. We have the right to accept or reject this subscription in whole or in part, so long as such partial acceptance or rejection does not result in an investment of less than the minimum amount specified in the prospectus. As used above, the singular includes the plural in all respects if shares are being acquired by more than one person. This subscription agreement and all rights thereunder shall be governed by, and interpreted in accordance with, the laws of the state of New York without giving effect to the principles of conflict of laws.

By executing this Subscription Agreement, the subscriber is not waiving any rights under federal or state law.

Subscriber Acknowledgements & Signatures	Owner	Co-Owner
Kansas residents only: In addition to the suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth in our shares and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth *(total assets minus total liabilities)* that is comprised of cash, cash equivalents and readily marketable securities.		
California residents only: In addition to the suitability requirements described above, investors' maximum investment in our shares will be limited to 10% of the investor's net worth *(exclusive of home, home furnishings and automobile)*.		
Missouri residents only: In addition to the suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor's liquid net worth shall be invested in the securities registered by us for this offering with the Securities Division.		
Alabama residents only: In addition to the suitability standards above, shares will only be sold to Alabama residents that represent that they have a liquid net worth of at least 10 times the amount of their investment in this real estate investment program and other similar programs.		
I/we have received the final prospectus of American Realty Capital New York Recovery REIT, Inc.		
I/We am/are purchasing shares for my/our own account.		
I/We acknowledge that shares are not liquid.		
If an affiliate of American Realty Capital New York Recovery REIT, Inc., I/We represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Tennessee residents only: In addition to the suitability requirements described above, investors' maximum investment in our shares and our affiliates shall not exceed 10% of the resident's net worth.		
Massachusetts, Michigan, Ohio, Iowa, Oregon, Pennsylvania and Washington residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in the issuer and its affiliates cannot exceed 10% of the Massachusetts, Michigan, Ohio, Iowa, Oregon, Pennsylvania or Washington resident's net worth.		
Nebraska residents only: Investors must have either (a) a net worth of $350,000 *(exclusive of home, auto and home furnishings)* or (b) a net worth of $100,000 *(exclusive of home, auto and home furnishings)* and an annual income of $70,000. The investors' maximum investment in the issuer should not exceed 10% of the investor's net worth *(exclusive of home, auto and home furnishings)*.		

6a **IMPORTANT:** Investors must go to Section 6b and complete the Substitute W-9 form in its entirety in order for the Subscription Agreement to be considered valid for review.

SIGNATURE OF OWNER AND CO-OWNER

If the investor signing below is acquiring the shares through an IRA or will otherwise beneficially hold the shares through a Custodian or Trustee, the investor authorizes the Investment Program(s) indicated in Section 1 to receive (on behalf of the investor) authorization for the investor to act as proxy for the Custodian or Trustee. This authorization coupled with the Custodian or Trustee authorization below is intended to permit the investor to vote his or her shares even though the investor is not the record holder of the shares.

Owner Signature ______________________ Date (mm/dd/yyyy) __________

Co-Owner Signature (if applicable) ______________________ Date (mm/dd/yyyy) __________

FOR AUTHORIZED REPRESENTATIVE OF CUSTODIAN USE ONLY

Signature of Custodian(s) or Trustee(s): By signing this Subscription Agreement, the Custodian authorizes the investor to vote the number of shares of common stock of the Investment Program(s) indicated in Section 1 that are beneficially owned by the investor as reflected on the records of each said offering as of the applicable record date at any meeting of the stockholders of each said offering. This authorization shall remain in place until revoked in writing by the Custodian. The Investment Program(s) indicated in Section 1 are hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

Authorized Signature (Custodian or Trustee) ______________________ Date (mm/dd/yyyy) __________

6b

SUBSTITUTE FORM W-9 (Form W-9 (Rev. 10-2007)

Certification

To prevent backup withholding on any payment made to a stockholder with respect to subscription proceeds held in escrow, the stockholder is generally required to provide current TIN (or the TIN of any other payee) and certain other information by completing the form below, certifying that the TIN provided on Substitute Form W-9 is correct (or that such investor is awaiting a TIN), that the investor is a U.S. person, and that the investor is not subject to backup withholding because (i) the investor is exempt from backup withholding, (ii) the investor has not been notified by the IRS that the investor is subject to backup withholding as a result of failure to report all interests or dividends or (iii) the IRS has notified the investor that the investor is no longer subject to backup withholding. If a TIN is not provided by the time any payment is made in connection with the proceeds held in escrow, 28% of all such payments will be withheld until a TIN is provided and if a TIN is not provided within 60 days, such withheld amounts will be paid over to the IRS.

Exempt TIN. Check here if investor is an exempt payee. ☐

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number, and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
3. I am a U.S. citizen or other U.S. person (including a U.S. resident alien).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

NOTICE IS HEREBY GIVEN TO EACH SUBSCRIBER THAT YOU DO NOT WAIVE ANY RIGHTS YOU MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS AGREEMENT.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

I declare that the information supplied above is true and correct and may be relied upon by the program(s) identified in Section 1 of this Subscription Agreement in connection with my/our investment. By signing below, I/we affirm that I/we meet the required suitability standards and understand that, if I/we participate in the Distribution Reinvestment Plan or the Automatic Purchase Plan, then I/we must notify the Company if that changes.

Signature of Investor	Print Name	Date
Signature of Joint Owner, if applicable	Print Name	Date

6b

Obtaining a Number

If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at *www.socialsecurity.gov/online/ss-5.pdf.* You also may get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at *www.irs.gov/businesses* and clicking on Employer ID Numbers under Related Topics. You can get Forms W-7 and SS-4 from the IRS by visiting *www.irs.gov* or by calling 1-800-TAX-FORM (1-800-829-3676).

Payees Exempt from Backup Withholding

Backup withholding is not required on any payments made to the following payees:

- An organization exempt from tax under Section 501(a), an individual retirement account ("IRA"), or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).
- The United States or any of its agencies or instrumentalities.
- A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.
- A foreign government or any of its political subdivisions, agencies or instrumentalities.
- An international organization or any of its agencies or instrumentalities.

Other payees that may be exempt from backup withholding include:

- A corporation.
- A foreign central bank of issue.
- A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.
- A futures commission merchant registered with the Commodity Futures Trading Commission.
- A real estate investment trust.
- An entity registered at all times during the tax year under the Investment Company Act of 1940.
- A common trust fund operated by a bank under Section 584(a).
- A financial institution.
- A middleman known in the investment community as a nominee or custodian.
- A trust exempt from tax under Section 664 or described in Section 4947.

Exempt payees should complete a Substitute Form W-9 to avoid possible erroneous backup withholding. *Check the "Exempt TIN" box in the attached Substitute Form W-9, sign and date the form and return it to the payer. Foreign payees who are not subject to backup withholding should complete an appropriate Form W-8 and return it to the payer.*

Privacy Act Notice

Section 6109 requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS also may provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia and U.S. possessions to carry out their tax laws. The IRS also may disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties also may apply.

Penalties

- *Failure to Furnish TIN.* If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
- *Civil Penalty for False Information With Respect to Withholding.* If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty.
- *Criminal Penalty for Falsifying Information.* Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
- *Misuse of TINs.* If the requester discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS.

7

☐ **RIA Submission:** Check this box to indicate whether submission is made through a Registered Investment Advisor (RIA) in its capacity as the RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the subscriber includes a fixed or "wrap" fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is a FINRA licensed Registered Representative affiliated with a broker-dealer, the transaction should be completed through that broker-dealer, not through the RIA.

Financial Advisor, Registered Investment Advisor & Registered Representative

The Financial Advisor, Registered Investment Advisor or the Authorized Representative (the "Advisor") must sign below to complete order. The Broker Dealer or Registered Investment Advisor Firm (the "Firm") warrants that it is a duly registered and/or licensed Firm and may lawfully offer Shares in the state designated as the investor's address or the state in which the sale was made, if different. The Firm or Advisor warrants that he/she has reasonable grounds to believe this investment is suitable for the subscriber as defined in Section 3(b) of the Rules of Fair Practice of the NASD Manual and that he/she has informed subscriber of all aspects of liquidity and marketability of this investment as required by Section 4 of such Rules of Fair Practice.

Broker/Dealer or RIA Firm Name (Required) ______

Broker/Dealer or RIA Firm Address or P.O. Box ______

Mailing Address ______

City, State, Zip ______

Business Phone # (Required) ______

Fax Phone # ______

E-mail Address ______

Registered Representative(s) or Advisor(s) [I.A.] Name(s) (Required) ______

Representative # ______

Registered Representative or Advisor [I.A.] Address or P.O. Box ______

City, State, Zip ______

Business Phone # (Required) ______

Fax Phone # ______

E-mail Address ______

If a Registered Associate of a FINRA member firm, I hereby certify that I hold a Series 7 or Series 62 FINRA license and I am registered in the following state in which this sale was completed. If a Registered Investment Advisor, I certify that I am properly licensed and I am registered in the following state in which this sale was completed.

State (Required) ______

Signature(s) of Registered Representative(s) or Advisor(s) (Required) ______

Date ______

Signature of Broker/Dealer or RIA (If Required by Broker/Dealer) ______

Date ______

8

For Non-Custodial Accounts: Please mail a completed original Subscription Agreement along with a check and the appropriate documents outlined in section 1 and 2 of this form, to the appropriate address as outlined to the right.

For Custodial Accounts: Please mail a completed original Subscription Agreement directly to the custodian, along with your check and the appropriate documents outlined in Sections 1 and 2 of this agreement.

For Regular Mail

American Realty Capital New York Recovery REIT, Inc.
c/o DST Systems, Inc
430 W. 7th Street
Kansas City, MO 64105-1407

For Overnight Deliveries

American Realty Capital New York Recovery REIT, Inc.
c/o DST Systems, Inc
430 W. 7th Street
Kansas City, MO 64105-1407

FOR COMPANY USE ONLY:

Amount ______

Date ______

Check/Wire# ______

Account # ______

Registered Representative # ______

Firm # ______

Custodian ID# ______

Transfer Agent Reviewer ______

Appendix C-2 — Multi Offering Subscription Agreement

The following information is inserted immediately following “Appendix C-1” of the Prospectus.

ARCT | NYRR | PE-ARC | UDFIV

# Multi-Offering SUBSCRIPTION AGREEMENT

**AN INVESTMENT IN THE OFFERINGS DESCRIBED HEREIN CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS FOR EACH OFFERING. INVESTORS WILL RECEIVE A CONFIRMATION OF THEIR PURCHASE.** IF YOU HAVE ANY QUESTIONS, PLEASE CALL YOUR REGISTERED REPRESENTATIVE OR REALTY CAPITAL SECURITIES, LLC AT 1-877-373-2522.

## 1

Please indicate which offering you wish to invest in and whether this purchase is an "initial investment" or an "additional investment."

**IMPORTANT:** For American Realty Capital Trust, Inc. ("ARCT") investors in Maine, Massachusetts, Minnesota, Missouri and Nebraska, please read the instruction page in Section 6c before filling out this form.

☐ **Net of Commission Purchase ("NOCP"):** Check this box if you are eligible for a NOCP.

*NOCPs are available to registered associates and other employees of soliciting broker/dealers, the above referenced REITs and their affiliates, participants in a wrap account or commission replacement account with approval for a discount by the broker/dealer, RIA, bank trust account, etc. Representative will not receive selling commission. Refer to prospectus for details.*

**Note:** Investment subject to suitability standards, see the corresponding Prospectus for details.

| Investment | | Investment Amount |
|---|---|---|
| ☐ **American Realty Capital Trust, Inc. ("ARCT")**<br>▸ State in which sale was made: ______ | ☐ Initial Investment<br>☐ Additional Investment:<br>Acct# ______ | $ ______<br>▸ *$1,000 minimum investment*<br>▸ *$100 increments for additional investments* |
| ☐ **American Realty Capital New York Recovery REIT, Inc. ("NYRR")**<br>▸ State in which sale was made: ______ | ☐ Initial Investment<br>☐ Additional Investment:<br>Acct# ______ | $ ______<br>▸ *$2,500 minimum investment*<br>▸ *$100 increments for additional investments* |
| ☐ **Phillips Edison – ARC Shopping Center REIT, Inc. ("PE–ARC")**<br>▸ State in which sale was made: ______ | ☐ Initial Investment<br>☐ Additional Investment:<br>Acct# ______ | $ ______<br>▸ *$2,500 minimum investment* |
| ☐ **United Development Funding IV ("UDFIV")***<br>▸ State in which sale was made: ______<br>* *Stated share price of $20 per share* | ☐ Initial Investment<br>☐ Additional Investment:<br>Acct# ______ | $ ______<br>▸ *$2,500 minimum investment*<br>▸ *$1,000 minimum investment if purchased through IRA or other qualified account*<br>▸ *$5,000 for investors in Tennessee*<br>▸ *$1,000 minimum for additional investments* |

**Payment Method:** Please indicate the method of payment below.

☐ Check Enclosed

☐ Subscription amount wired

☐ Check/funding being sent by other third party

**Payment Instructions:** Please follow the instructions outlined below.

- **For custodial held accounts, such as IRAs and other qualified plans:** Checks should be made payable to the custodian and sent, with a completed copy of the Subscription Agreement, directly to the custodian who will forward them to the applicable address.
- **For all other investments:**
  - **For ARCT, PE-ARC (*except PE-ARC investors in PA & TN*) and UDFIV, make checks payable to the respective offering:** American Realty Capital Trust, Inc. (or) Phillips Edison – ARC Shopping Center REIT, Inc. (or) United Development Funding IV.
  - **For NYRR, make checks payable to:** Wells Fargo Bank, NA, Escrow Agent for American Realty Capital New York Recovery REIT, Inc.
  - **For the PE-ARC investors in PA and TN, make checks payable to:** Wells Fargo, NA, Escrow Agent for Phillips Edison – ARC Shopping Center REIT, Inc.

## 2 OWNERSHIP

**IMPORTANT:** Please choose **one** option, either within the "Non-Custodial Ownership" column, or within the "Custodial Ownership" column.

(1) Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor's death. TOD registration is available only for owner(s)/investor(s) who is (1) a natural person or (2) two natural persons holding the account as Tenants by the Entirety or (3) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (4) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (i.e., entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Registration Act.

### 2a. Non-Custodial Ownership
*(Non-Qualified)*

☐ **Individual** – *One signature required & initial.*

☐ **Joint Tenants with Right of Survivorship** – *All parties must sign & initial.*

☐ **Tenants in Common** – *All parties must sign & initial.*

☐ **Company or Corporation or Partnership** – *Authorized signature required. Include Corporate Resolution or Partnership Agreement, as applicable.*

☐ **Uniform Gift/Transfer to Minors Act (UGMA/UTMA)** – *Owner and custodian signature required.*
State of ______ Custodian for ______

☐ **Estate** – *Personal representative signature required.*
Name of Executor: ______
*Include a copy of the court appointment.*

☐ **Qualified Pension or Profit Sharing Plan*** – *Trustee or custodian signature required. Include plan documents.*
Name of Trustee: ______

☐ **Trust** – *Trustee(s) signature(s) and copy of trust document or trust certificate required.*

☐ **Transfer on Death**[1] – *Must complete separate Transfer on Death Registration Form.*

☐ **Other** (Specify) – ______
*Include title and signature pages.*

### 2b. Custodial Ownership
*(Qualified)*

☐ **Traditional IRA*** – *One signature required.*

☐ **Roll-Over IRA*** – *One signature required.*

☐ **Roth IRA*** – *One signature required.*

☐ **KEOGH Plan*** – *One signature required.*

☐ **Simplified Employee Pension/Trust (S.E.P.)***

☐ **Qualified Pension or Profit Sharing Plan*** – *Owner and custodian signature required.*

☐ **Other** (Specify) – ______

* Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such Investment through such accounts. No representations are made, and the offeror disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such Investment, the suitability or eligibility of such Investment under the respective plan, or that such Investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan Investments and rights thereunder. A separate private Investment form or similar documentation from the Plan Custodian/Administrator and plan participants/Investors is required for Investment through these types of accounts.

**3**

**IMPORTANT:** Send all paperwork directly to the custodian.

**Note:** This section is only for accounts specified in Section 2b and not for Custodial Accounts for Minors.

## Custodial Ownership *(Must be completed by Custodian/Trustee for accounts identified in Section 2b)*

Name of Trust or Business Entity *(Does not apply to IRA accounts)*

Name of Custodian or Trustee

Mailing Address

City, State, Zip

Business Phone

Custodian/Trust/Business Entity Tax ID#

Account #

Name of Custodian or Other Administrator

**4**

**IMPORTANT:** Investor Information is required.

**Note:** Please provide all necessary corporate documents, partnership agreement, or trust powers (specified in Section 2) to establish authority to act.

## Investor Information

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Account Owner

Date of Birth

SSN or Taxpayer ID #

**Citizenship:** *Please indicate Citizenship Status* ***(Required)***

☐ **U.S. Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien*** | ☐ **Employee, Affiliate or Board Member**

* If non-resident alien, investor must submit the appropriate W-8 form (**W-8BEN, W-8ECI, W-8EXP or W-8IMY**) in order to make an investment. **(If a foreign national who is a U.S taxpayer, complete W-9 form.)**

Employer: ______________________ | ☐ RETIRED

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Joint Account Owner or Minor

Entity Name

Date of Birth

SSN or Taxpayer ID#

If Non-U.S. Citizen, specify Country of Citizenship

Legal Address (No P.O. Boxes)

City, State, Zip

Mailing Address (if different)

City, State, Zip

Home Phone

Business Phone

**Government ID:** ***(Foreign Citizens only)*** *Identification documents must have a reference number and photo. Please attach a photocopy.*

Place of Birth: ______________________________

City — State/Province — Country

Immigration Status: ☐ Permanent resident ☐ Non-permanent resident ☐ Non-resident

Check which type of document you are providing:

☐ US Driver's License ☐ INS Permanent resident alien card ☐ Passport with U.S. Visa

☐ Employment Authorization Document ☐ Passport without U.S. Visa Bank Name (required): ______________

Account No. (required): ______________

☐ Foreign national identity documents Bank Name (required): ______________

Phone No. (required): ______________

Number for the document checked above and country of issuance: ______________

**CALIFORNIA INVESTORS:** ALL CERTIFICATES REPRESENTING SHARES WHICH ARE SOLD IN THE STATE OF CALIFORNIA WILL BEAR THE FOLLOWING LEGEND CONDITIONS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS FOR THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.
*Any subscriber seeking to purchase shares pursuant to a discount offered by us must submit such request in writing and set forth the basis for the request. Any such request will be subject to our verification.*

**6** ***Continued.***

| **Subscriber Acknowledgements & Signatures *(Continued)*** *(you must initial ALL appropriate representations below)* | **Owner** | **Co-Owner** |
|---|---|---|
| **For American Realty Capital Trust, Inc. ("ARCT") Investors Only:** | | |
| Acknowledges receipt, not less than five (5) business days prior to the signing of this Subscription Agreement, of the final Prospectus of ARCT relating to the Shares wherein the terms and conditions of the offering of the Shares are described, including among other things, the restriction on ownership and transfer of Shares, which require, under certain circumstances, that a holder of Shares shall give written notice and provide certain information to ARCT (Minnesota and Massachusetts residents do not initial). | | |
| Represents that the investor is purchasing the Shares for his or her own account and if I am (we are) purchasing Shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s) I (we) have due authority to execute the Subscription Agreement Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s). | | |
| Acknowledges that the Shares are not liquid; (Massachusetts residents do not initial). | | |
| If an affiliate of ARCT, represents that the Shares are being purchased for investment purposes only and not with a view toward immediate resale. | | |
| ***Massachusetts, Ohio, Iowa, Pennsylvania and Oregon residents only:*** Investors must have either (a) a minimum net worth of at least \$250,000 or (b) an annual gross income of at least \$70,000 and a net worth of at least \$70,000. The investor's maximum investment in the issuer and its affiliates cannot exceed 10% of the Massachusetts, Ohio, Pennsylvania or Oregon resident's net worth. | | |
| ***Michigan residents only:*** Investors must have either (a) a minimum net worth of at least \$250,000 or (b) an annual gross income of at least \$70,000 and a net worth of at least \$70,000. The investor's maximum investment in the issuer cannot exceed 10% of the Michigan resident's net worth. | | |
| ***Tennessee residents only:*** In addition to the suitability requirements described above, investors' maximum investment in our shares and our affiliates shall not exceed 10% of the resident's net worth. | | |
| **For American Realty Capital New York Recovery REIT, Inc. ("NYRR") Investors Only:** | | |
| I/We acknowledge receipt of the final Prospectus of American Realty Capital New York Recovery REIT, Inc., not less than five (5) business days prior to the signing of this Subscription Agreement. | | |
| I/We am/are purchasing shares for my/our own account. | | |
| I/We acknowledge that shares are not liquid. | | |
| If an affiliate of American Realty Capital New York Recovery REIT, Inc., I/We represent that the shares are being purchased for investment purposes only and not for immediate resale. | | |
| ***Tennessee residents only:*** In addition to the suitability requirements described above, investors' maximum investment in our shares and our affiliates shall not exceed 10% of the resident's net worth. | | |
| ***Massachusetts, Michigan, Ohio, Iowa, Oregon, Pennsylvania and Washington residents only:*** Investors must have either (a) a minimum net worth of at least \$250,000 or (b) an annual gross income of at least \$70,000 and a net worth of at least \$70,000. The investor's maximum investment in the issuer and its affiliates cannot exceed 10% of the Massachusetts, Michigan, Ohio, Iowa, Oregon, Pennsylvania or Washington resident's net worth. | | |
| ***Nebraska residents only:*** Investors must have either (a) a net worth of \$350,000 *(exclusive of home, auto and home furnishings)* or (b) a net worth of \$100,000 *(exclusive of home, auto and home furnishings)* and an annual income of \$70,000. The investors' maximum investment in the issuer should not exceed 10% of the investor's net worth *(exclusive of home, auto and home furnishings)*. | | |

**6 Continued.**

| **Subscriber Acknowledgements & Signatures *(Continued)*** *(you must initial ALL appropriate representations below)* | **Owner** | **Co-Owner** |
|---|---|---|
| **For Phillips Edison – ARC Shopping Center REIT, Inc. ("PE–ARC") Investors Only:** | | |
| Acknowledges receipt, not less than five (5) business days prior to the signing of this Subscription Agreement, of the final Prospectus of Phillips Edison – ARC Shopping Center REIT, Inc. | | |
| I/We am/are purchasing shares for my/our own account. | | |
| I/We acknowledge that shares are not liquid. | | |
| AFFILIATES OF PHILLIPS EDISON – ARC SHOPPING CENTER REIT, INC.: I/We represent that the shares are being purchased for investment purposes only and not for immediate resale. | | |
| ***Nebraska residents only:*** Investors must have either (a) a net worth of $350,000 *(exclusive of home, auto and home furnishings)* or (b) a net worth of $100,000 *(exclusive of home, auto and home furnishings)* and an annual income of $70,000. The investors' maximum investment in the issuer should not exceed 10% of the investor's net worth *(exclusive of home, auto and home furnishings)*. | | |
| ***Maine, Massachusetts, Michigan, Ohio, Iowa, Oregon, Pennsylvania and Washington residents only:*** Investors must have either (a) a minimum net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in the issuer and its affiliates cannot exceed 10% of the Maine, Massachusetts, Michigan, Ohio, Iowa, Oregon, Pennsylvania or Washington resident's net worth. | | |
| ***Tennessee residents only:*** Investors must have either (a) a minimum net worth of $500,000 *(exclusive of home, home furnishings and automobiles)* or (b) a gross annual income of at least $100,000 and a net worth of at least $100,000 *(exclusive of home, home furnishings and automobiles)*. The investors' maximum investment in our shares and our affiliates shall not exceed 10% of the resident's net worth. | | |
| **For United Development Funding IV ("UDFIV") Investors Only:** | | |
| I/We have received the final prospectus of United Development Funding IV, not less than five (5) business days prior to the signing of this Subscription Agreement, and I/we accept the terms and conditions of the declaration of trust and bylaws of the issuer. | | |
| I/We am/are purchasing shares for my/our own account and I/We acknowledge that the shares are not liquid and there is no public market for this investment. | | |
| I/We am/are not an Unacceptable Investor, as such term is defined in the prospectus under "Suitability Standards - Restrictions Imposed by the USA PATRIOT Act and Related Acts." | | |
| ***California residents only:*** I/We have, excluding the value of my/our home, furnishings and automobiles, (a) a gross annual income of at least $70,000 and a net worth of at least $100,000, or (b) a net worth of at least $250,000. | | |
| ***Iowa residents only:*** This investment, when added to my/our investments in similar programs, does not exceed 10% of my/our liquid net worth. | | |
| ***Massachusetts residents only:*** I/We have, excluding the value of my/our home, furnishings, and automobiles, a gross annual income of at least $85,000 and a net worth of at least $330,000. I/We acknowledge the recommendation of the Massachusetts Securities Division that I/we should limit my/our aggregate investment in the issuer and other similar investments to no more than 10% of my/our liquid net worth. | | |
| ***Michigan residents only:*** This investment, when added to my/our investments in affiliates of the issuer, does not exceed 10% of my/our liquid net worth. | | |
| ***Oregon and Pennslyvania residents only:*** This investment does not exceed 10% of my/our liquid net worth. | | |
| ***Tennessee residents only:*** I/We have, excluding the value of my/our home, furnishings and automobiles, (a) a gross annual income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $500,000. | | |

WE INTEND TO ASSERT THE FOREGOING REPRESENTATION AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES ARE BEING ACQUIRED BY MORE THAN ONE PERSON. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS THEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS. BY EXECUTING THIS SUBSCRIPTION AGREEMENT, THE SUBSCRIBER HEREBY DECLARES THE INFORMATION SUPPLIED ABOVE IS TRUE AND CORRECT AND MAY BE RELIED UPON BY THE ISSUER IN CONNECTION WITH THE SUBSCRIBER'S INVESTMENT IN THE ISSUER.

THE SUBSCRIBER DOES NOT WAIVE ANY RIGHTS IT MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS SUBSCRIPTION AGREEMENT. A SALE OF SHARES MAY NOT BE COMPLETED UNTIL THE SUBSCRIBER HAS BEEN IN RECEIPT OF THE FINAL PROSPECTUS (AT LEAST FIVE BUSINESS DAYS).

THE SUBSCRIBER WILL NOT BE ADMITTED AS A SHAREHOLDER OF THE ISSUER UNTIL THIS SUBSCRIPTION AGREEMENT HAS BEEN ACCEPTED BY THE ISSUER. THE ISSUER MAY REJECT ANY SUBSCRIPTION, IN WHOLE OR IN PART, IN ITS SOLE DISCRETION, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. SUBSCRIPTIONS WILL BE ACCEPTED OR REJECTED WITHIN 30 DAYS OF THEIR RECEIPT. THE ISSUER WILL ACCEPT GROUPS OF SUBSCRIPTIONS ON AN ORDERLY BASIS NO LESS FREQUENTLY THAN MONTHLY, SUBJECT TO THE TERMS OF THE CURRENT PROSPECTUS. IF THE ISSUER REJECTS THE SUBSCRIBER'S SUBSCRIPTION, THE PURCHASE PRICE WILL BE RETURNED TO THE SUBSCRIBER WITHIN 10 BUSINESS DAYS AFTER THE REJECTION OF THE SUBSCRIPTION. IF THE SUBSCRIBER'S SUBSCRIPTION IS ACCEPTED, THE SUBSCRIBER WILL BE SENT A CONFIRMATION OF ITS PURCHASE AFTER THE SUBSCRIBER HAS BEEN ADMITTED AS A SHAREHOLDER.

## 6a

**IMPORTANT:** Investor should read the special notices in Section 6b and Section 6c of this subscription agreement relating to California, Maine, Massachusetts, Minnesota, Missouri and Nebraska Residents. Furthermore, the Investor must go to Section 6d and complete the Substitute W-9 form in its entirety in order for the Subscription Agreement to be considered valid for review.

**SIGNATURE OF OWNER AND CO-OWNER**

If the investor signing below is acquiring the shares through an IRA or will otherwise beneficially hold the shares through a Custodian or Trustee, the investor authorizes the Investment Program(s) indicated in Section 1 to receive (on behalf of the investor) authorization for the investor to act as proxy for the Custodian or Trustee. This authorization coupled with the Custodian or Trustee authorization below is intended to permit the investor to vote his or her shares even though the investor is not the record holder of the shares.

Owner Signature ______________________ Date (mm/dd/yyyy) __________

Co-Owner Signature (if applicable) ______________________ Date (mm/dd/yyyy) __________

**FOR AUTHORIZED REPRESENTATIVE OF CUSTODIAN USE ONLY**

**Signature of Custodian(s) or Trustee(s):** By signing this Subscription Agreement, the Custodian authorizes the investor to vote the number of shares of the Investment Program(s) indicated in Section 1 that are beneficially owned by the investor as reflected on the records of each said offering as of the applicable record date at any meeting of the shareholders of each said offering. This authorization shall remain in place until revoked in writing by the Custodian. The Investment Program(s) indicated in Section 1 are hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

Authorized Signature (Custodian or Trustee) ______________________ Date (mm/dd/yyyy) __________

## 6b

**SPECIAL NOTICE FOR CALIFORNIA RESIDENTS ONLY**
**CONDITIONS RESTRICTING TRANSFER OF SHARES**

**260.141.11 Restrictions on Transfer.**

(a) The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6, 260.141.10 or 260.534 of the Rules (the "Rules") adopted under the California Corporate Securities Law (the "Code") shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.

(b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of the Rules), except:

(1) to the issuer;
(2) pursuant to the order or process of any court;
(3) to any person described in subdivision (i) of Section 25102 of the Code or Section 260.105.14 of the Rules;
(4) to the transferor's ancestor, descendants or spouse, or any custodian or trustee for the account of the transferor or the transferor's ancestors, descendants or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee's ancestors, descendants or spouse;
(5) to holders of securities of the same class of the same issuer;
(6) by way of gift or donation *inter vivos* or on death;
(7) by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities laws of the foreign state, territory or country concerned;
(8) to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group;
(9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner's written consent is obtained or under this rule not required;
(10) by way of a sale qualified under Sections 25111, 25112, 25113 or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;
(11) by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;
(12) by way of an exchange qualified under Section 25111, 25112 or 25113 of the Code provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;
(13) between residents of foreign states, territories or countries who are neither domiciled or actually present in this state;
(14) to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state;
(15) by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (a) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (b) delivers to each purchaser a copy of this rule, and (c) advised the commissioner of the name of each purchaser;

(16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities;

(17) by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of Section 25110 of the Code but exempt from that qualification requirement by subdivision (f) of Section 25102; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

(c) The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10- point size, reading as follows:

IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFORE, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

## 6c FOR AMERICAN REALTY CAPITAL TRUST, INC. INVESTORS ONLY

## SPECIAL NOTICE FOR MAINE, MASSACHUSETTS, MINNESOTA, MISSOURI AND NEBRASKA RESIDENTS ONLY

In no event may a subscription for Shares be accepted until at least five business days after the date the subscriber receives the Prospectus. Residents of the States of Maine, Massachusetts, Minnesota, Missouri and Nebraska who first received the Prospectus only at the time of subscription may receive a refund of the subscription amount upon request to the company within five days of the date of subscription.

## INSTRUCTIONS TO SUBSCRIPTION AGREEMENT SIGNATURE PAGE TO AMERICAN REALTY CAPITAL TRUST, INC. SUBSCRIPTION AGREEMENT

**INVESTOR INSTRUCTIONS** Please follow these instructions carefully. Failure to do so may result in the rejection of your subscription. All information on the Subscription Agreement Signature Page should be completed as follows:

**SECTION 1:** ***Investment*** Please mark if this is an initial investment or additional investment. After the initial investment, all additional investments must be in increments of at least $100. Additional investments by residents of Maine must be for at least the $1,000 minimum amount, and residents of Maine must execute a new Subscription Agreement Signature Page to make additional investments in the company. If additional investments in the company are made, the investor agrees to notify the company and the broker-dealer named on the Subscription Agreement Signature Page in writing if at any time he or she fails to meet the applicable suitability standards or is unable to make any other representations or warranties set forth in the Prospectus or the Subscription Agreement. A minimum investment of $1,000 (100 shares) is required, except for certain states which require a higher minimum investment. Certain States may vary. See Prospectus. If the purchase is eligible for a Net Commission Purchase, please check the appropriate box. Representative will not receive selling commission. Make A CHECK FOR THE FULL PURCHASE PRICE OF THE SHARES SUBSCRIBED FOR PAYABLE TO THE ORDER OF "American Realty Capital Trust, Inc." Shares may be purchased only by persons meeting the standards set forth under the "Investor Suitability Standards" section of the Prospectus. Please indicate the state in which the sale was made. WE WILL NOT ACCEPT CASH, MONEY ORDERS OR TRAVELERS CHECKS FOR INITIAL INVESTMENTS.

**SECTION 2:** ***Ownership*** Please check the appropriate box to indicate the type of entity or type of individuals subscribing.

**SECTION 4:** ***Registration Names and Contact Information*** Please enter the exact name in which the Shares are to be held. For joint tenants with right of survivorship or tenants in common, include the names of both investors. In the case of partnerships or corporations, include the name of an individual to whom correspondence will be addressed. Trusts should include the name of the trustee along with the title, signature and successor trustee pages. All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 6 of the Subscription Agreement Signature Page, the investor is certifying that this number is correct. Enter the mailing address and telephone numbers of the registered owner of this investment. In the case of a Qualified Plan or trust, this will be the address of the trustee. Indicate the birthdate and occupation of the registered owner unless the registered owner is a partnership, corporation or trust.

**SECTION 5:** ***Distribution Options*** An investor may choose to have their dividend distribution applied in up to three different ways. Dividend distribution(s) must be made in whole percentages equaling 100%. (a) **DISTRIBUTION REINVESTMENT PLAN:** An investor can elect to select a percentage (in whole percentages) of their dividend to participate in the Distribution Reinvestment Plan payable to such investor in Shares of the company. The investor agrees to notify the company and the broker-dealer named on the Subscription Agreement Signature Page in writing if at any time he or she fails to meet the applicable suitability standards or is unable to make any other representations or warranties as set forth in the prospectus or Subscription Agreement. (b) **CHECK TO ADDRESS OF RECORD:** An investor can elect to receive a percentage (in whole percentages) of their distribution mailed to their address of record provided in Section 5. (c) **DISTRIBUTION ADDRESS:** An investor can elect to have a percentage (in whole percentages) of cash distribution sent to an address other than that provided in Section 5 (e.g., a bank, brokerage firm or savings and loan, etc.). Please provide the name, account number and address.

**SECTION 6:** ***Subscriber Signatures*** Each investor must initial each representation in this Section insofar as it applies to the specific offering being subscribed to and the investor's state. Then, please sign and date this Section. By initialing and signing, each investor is agreeing that the representations in this Section are true. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representations on his or her behalf. If title is to be held jointly, all parties must initial and sign. If the registered owner is a partnership, corporation or trust, a general partner, officer or trustee of the entity must initial and sign. PLEASE NOTE THAT THESE SIGNATURES DO NOT HAVE TO BE NOTARIZED.

**SECTION 7:** ***Broker-Dealer*** This Section is to be completed by the Registered Representative. Please complete all BROKER-DEALER information contained in Section 7 including suitability certification. **SIGNATURE PAGE MUST BE SIGNED BY AN AUTHORIZED REPRESENTATIVE.**

The Subscription Agreement Signature Page, which has been delivered with the Prospectus, together with a check for the full purchase price, should be delivered or mailed to American Realty Capital Trust, Inc., c/o DST Systems, Inc., 430 W. 7th St., Kansas City, MO 64105-1407. Only original, completed copies of Subscription Agreement Signature Pages can be accepted. Photocopies or otherwise duplicate Subscription Agreement Signature Pages cannot be accepted by the company.

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THE SUBSCRIPTION AGREEMENT SIGNATURE PAGE, PLEASE CALL 877-373-2522.

# 7

☐ **RIA Submission:** Check this box to indicate whether submission is made through a Registered Investment Advisor (RIA) in its capacity as the RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the subscriber includes a fixed or "wrap" fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is a FINRA licensed Registered Representative affiliated with a broker-dealer, the transaction should be completed through that broker-dealer, not through the RIA.

## Financial Advisor, Registered Investment Advisor & Registered Representative

The Financial Advisor, Registered Investment Advisor or the Authorized Representative (the "Advisor") must sign below to complete order. The undersigned broker-dealer or Advisor warrants that it is a duly licensed broker-dealer (or non-commission based financial advisor) and may lawfully offer the Shares in the state designated as the investor's address or the state in which the sale is to be made, if different. The broker-dealer or Advisor warrants that he or she has (a) reasonable grounds to believe this investment is suitable for the investor as defined by Rule 2310 of the FINRA Conduct Rules, (b) informed the investor of all aspects of liquidity and marketability of this investment as required by Rule 2810 of the FINRA Conduct Rules, (c) delivered the Prospectus to the investor the requisite number of days prior to the date that the investor will deliver this Subscription Agreement to the issuer as specified under the laws of the investor's state of residence, (d) verified the identity of the investor through appropriate methods and will retain proof of such verification process as required by applicable law, and (e) verified that the investor and the registered owner do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions.

Broker/Dealer or RIA Firm Address or P.O. Box

Mailing Address

City, State, Zip

Business Phone # (Required)

Fax Phone #

E-mail Address

Registered Representative(s) or Advisor(s) [I.A.] Name(s) (Required)

Representative #

Registered Representative or Advisor [I.A.] Address or P.O. Box

City, State, Zip

Business Phone # (Required)

Fax Phone #

E-mail Address

If a Registered Associate of a FINRA member firm, I hereby certify that I hold a Series 7 or Series 62 FINRA license and I am registered in the following state in which this sale was completed. If a Registered Investment Advisor, I certify that I am properly licensed and I am registered in the following state in which this sale was completed.

State (Required)

Signature(s) of Registered Representative(s) or Advisor(s) (Required)

Date

Signature of Broker/Dealer or RIA (If Required by Broker/Dealer)

Date

# 8

**For Non-Custodial Accounts:** Please mail a completed original Subscription Agreement along with a check and the appropriate documents outlined in Sections 1 and 2 of this agreement, to the appropriate address as outlined to the right.

**For Custodial Accounts:** Please mail a completed original Subscription Agreement directly to the custodian, along with your check and the appropriate documents outlined in Sections 1 and 2 of this agreement.

| For Regular Mail | For Overnight Deliveries |
| --- | --- |
| **American Realty Capital Trust, Inc.**<br>c/o DST Systems, Inc<br>P.O. Box 219865, Kansas City, MO 64121-9865 | **American Realty Capital Trust, Inc.**<br>c/o DST Systems, Inc<br>430 W. 7th Street, Kansas City, MO 64105-1407 |
| **American Realty Capital New York Recovery REIT, Inc.**<br>c/o DST Systems, Inc<br>430 W. 7th Street, Kansas City, MO 64105-1407 | **American Realty Capital New York Recovery REIT, Inc.**<br>c/o DST Systems, Inc<br>430 W. 7th Street, Kansas City, MO 64105-1407 |
| **Phillips Edison–ARC Shopping Center REIT, Inc.**<br>c/o DST Systems, Inc<br>P.O. Box 219108, Kansas City, MO 64121-9108 | **Phillips Edison–ARC Shopping Center REIT, Inc.**<br>c/o DST Systems, Inc<br>430 W. 7th Street, Kansas City, MO 64105-1407 |
| **United Development Funding IV**<br>c/o DST Systems, Inc<br>P.O. Box 219096, Kansas City, MO 64121-9096 | **United Development Funding IV**<br>c/o DST Systems, Inc<br>430 W. 7th Street, Kansas City, MO 64105-1407 |

**FOR COMPANY USE ONLY:**

Amount

Date

Check/Wire#

Account #

Registered Representative #

Firm #

Custodian ID#

Transfer Agent Reviewer